     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 14, 1998

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-1
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                       PROTECTIVE LIFE INSURANCE COMPANY

             (Exact name of registrant as specified in its charter)

             TENNESSEE                             63-0169720                                6355
  (State or other jurisdiction of               (I.R.S. Employer                 (Primary Standard Industrial
  incorporation or organization)             Identification Number)                  Classification Code)

                             2801 Highway 280 South
                           Birmingham, Alabama 35223
                                 (205) 879-9230

    (Address, including zip code, and telephone number, including area code, of principal executive office)
                            ------------------------

                                  Carolyn King
              Senior Vice President, Investment Products Division

                       Protective Life Insurance Company
                                 P. O. Box 2606
                           Birmingham, Alabama 35202
                                 (205) 879-9230

           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------

                                   COPIES TO:

         Stephen E. Roth, Esq.                   Steve M. Callaway, Esq.
    Sutherland, Asbill & Brennan LLP        Protective Life Insurance Company
     1275 Pennsylvania Avenue, N.W.                   P. O. Box 2606
      Washington, D.C. 20004-2404               Birmingham, Alabama 35202

                            ------------------------

    If any of the securities that have been registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. /X/

    Pursuant to Rule 429 under the Securities Act of 1933, the prospectus contained herein also relates to Registration Statement Nos. 33-31940, 33-39345, 33-57052 and 333-02249.
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                             PROPOSED MAXIMUM    PROPOSED MAXIMUM
     TITLE OF EACH OF SECURITIES           AMOUNT TO BE     OFFERING PRICE PER  AGGREGATE OFFERING      AMOUNT OF
           TO BE REGISTERED                 REGISTERED             UNIT               PRICE          REGISTRATION FEE
Modified Guaranteed Annuity Contracts
  and Participating Interests
  Therein.............................          *                   *              $250,000,000          $73,750

  * The maximum aggregate offering price is estimated solely for the purpose of determining the registration fee. The amount to be registered and the proposed maximum offering price per unit are not applicable since these securities are not issued in predetermined amounts or units.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       PROTECTIVE LIFE INSURANCE COMPANY
                       Cross Reference Sheet Pursuant to
                          Regulation S-K, Item 501(b)

             FORM S-1 ITEM NUMBER AND CAPTION HEADING IN PROSPECTUS

       1.  Forepart of the Registration Statement and
           Outside Front Cover Page of Prospectus......  Outside Front Cover Page

       2.  Inside Front and Outside Back Cover Pages of
           Prospectus..................................  Capsule Summary of the Contract; Table of
                                                         Contents

       3.  Summary Information, Risk Factors and Ratio
           of Earnings to Fixed Charges................  Outside Front Cover Page; Capsule Summary
                                                         of the Contract; Glossary of Special
                                                         Terms

       4.  Use of Proceeds.............................  Investments by Protective

       5.  Determination of Offering Price.............  Not Applicable

       6.  Dilution....................................  Not Applicable

       7.  Selling Security Holders....................  Not Applicable

       8.  Plan of Distribution........................  Distribution of Contracts

       9.  Description of Securities to be
           Registered..................................  Capsule Summary of the Contract;
                                                         Description of Contracts, Appendix B;
                                                         Appendix C

      10.  Interests of Named Experts and Counsel......  Not Applicable

      11.  Information with Respect to the
           Registrant..................................  Protective Life Insurance Company;
                                                         Executive Officers and Directors;
                                                         Executive Compensation; Financial
                                                         Statements; Legal Proceedings

      12.  Disclosure of Commission Position on
           Indemnification for Securities Act
           Liabilities.................................  Undertakings

P R O S P E C T U S

                     MODIFIED GUARANTEED ANNUITY CONTRACTS

                                   Issued by
                       Protective Life Insurance Company
                                 P.O. Box 2606
                           Birmingham, Alabama 35202
                                 (205) 879-9230

                            ------------------------

    This Prospectus describes interests in a Group Modified Guaranteed Annuity Contract and an Individual Modified Guaranteed Annuity Contract. Both are designed and offered to provide annuity payments in connection with retirement programs that may or may not qualify for special income tax treatment under the Internal Revenue Code. With respect to the Group Contract, eligible individuals include persons who have established accounts with certain broker-dealers which have entered into distribution agreements to offer interests in the Group Modified Guaranteed Annuity Contract, and members of other eligible groups. (See "Distribution of Contracts"). An Individual Modified Guaranteed Annuity Contract is offered in certain states.

    Participation in a Group Contract will be separately accounted for by the issuance of a Certificate evidencing your interest under the Group Contract. Participation in an Individual Contract is evidenced by the issuance of an Individual Modified Guaranteed Annuity Contract. The Group Contract, Certificate and Individual Modified Guaranteed Annuity Contract are hereafter referred to collectively as the "Contract".

    An Annuity Deposit of at least $10,000 is required in order to purchase a Contract. Additional Annuity Deposit(s) can be made to the Contract. Regardless of the number of Annuity Deposit(s) made, only one Contract will be issued. Protective Life Insurance Company reserves the right not to accept any deposit and to limit the total amount of your Annuity Deposit(s).

    Each Annuity Deposit (less Premium Taxes, if applicable) will be allocated at your direction to one or more Sub-Accounts which correspond to the Guaranteed Periods chosen by you and will accumulate at the Guaranteed Interest Rate or Rates applicable to such Guaranteed Periods. Several Guaranteed Periods are currently offered by the Company. PARTIAL AND FULL SURRENDERS MADE PRIOR TO THE END OF A GUARANTEED PERIOD MAY BE SUBJECT TO A SURRENDER CHARGE, AND WILL BE SUBJECT TO A MARKET VALUE ADJUSTMENT, WHICH COULD EITHER INCREASE OR DECREASE YOUR ACCOUNT VALUE.

    PLEASE READ THIS PROSPECTUS CAREFULLY. INVESTORS SHOULD KEEP A COPY FOR FUTURE REFERENCE.

AN INVESTMENT IN THE CONTRACT IS NOT A DEPOSIT OR OBLIGATION OF, OR GUARANTEED OR ENDORSED BY, ANY BANK, NOR IS THE CONTRACT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. AN INVESTMENT IN THE CONTRACT INVOLVES CERTAIN RISKS, INCLUDING THE LOSS OF ANNUITY DEPOSITS (PRINCIPAL).
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   The date of this Prospectus is May 1, 1998

                        CAPSULE SUMMARY OF THE CONTRACT

    This Prospectus describes Group and Individual Modified Guaranteed Annuity Contracts issued by Protective Life Insurance Company. These Contracts may be issued to any eligible employer, entity or other organized group acceptable to us or to an individual in certain states.

    The Contract may be issued pursuant to nonqualified retirement plans or plans qualifying for special tax treatment such as Individual Retirement Annuities or Accounts, H.R. 10 plans, and Tax-Sheltered Annuities.

    You must submit a properly completed application along with an Annuity Deposit to receive a Contract. Your initial Annuity Deposit must be at least $10,000 unless approved by the Company. Additional Annuity Deposits may be accepted. Regardless of the number of Annuity Deposits made, only one Contract will be issued. We reserve the right not to accept any Annuity Deposit and to limit the total amount of your Annuity Deposit(s). Each Annuity Deposit will be allocated to one or more Sub-Accounts which correspond to the Guaranteed Periods that you specify. The minimum allocation to a Sub-Account is $10,000. You select Initial Guaranteed Period(s) from among those offered by Protective at the time an Annuity Deposit is made. A Guaranteed Period is the period of years for which a rate of interest is guaranteed. During an Initial Guaranteed Period, the portion of your Annuity Deposit allocated to a Sub-Account and any initial interest credited thereon will earn interest at the applicable Initial Guaranteed Interest Rate as established by Protective.

    At the end of any Guaranteed Period, a Subsequent Guaranteed Period will automatically begin. Unless you elect a different duration from among those then offered by us within twenty days prior to or ten days after the end of a Guaranteed Period, the corresponding Sub-Account Value will be automatically transferred to a Subsequent Guaranteed Period of either (i) the same duration as the Initial Guaranteed Period if then offered by us; or (ii) the shortest duration then offered by us which is closest to the same duration as the Initial Guaranteed Period. The Sub-Account Value will earn interest at the Subsequent Guaranteed Interest Rate. PROTECTIVE'S MANAGEMENT WILL MAKE THE FINAL DETERMINATION AS TO GUARANTEED RATES TO BE DECLARED. WE CANNOT PREDICT NOR DO WE GUARANTEE FUTURE GUARANTEED RATES. (See "Establishment of Guaranteed Interest Rates").

    We make no charges to your Annuity Deposit when it is received by us (except deduction for premium taxes, where applicable). Full and partial surrenders from each Sub-Account are permitted subject to certain restrictions. A full or partial surrender made prior to the end of a Guaranteed Period will be subject to a Market Value Adjustment and may be subject to a Surrender Charge, which could result in the receipt of less than your Annuity Deposit(s). A Surrender Charge will apply during each Guaranteed Period. For each Guaranteed Period with durations longer than seven years, a Surrender Charge will only apply during the first seven years. The Surrender Charge is equal to a specified Surrender Charge Percentage (maximum 6%) applied to the amount of each full or partial surrender requested less any amount available as an Interest Withdrawal. (See "Interest Withdrawals" and "Surrender Charges").

    You may withdraw all or a portion of the interest that has been credited during the prior Contract Year at any time during the current Contract Year if you so request in writing. We reserve the right to limit such withdrawals to once during a Contract Year. No Surrender Charge or Market Value Adjustment will be imposed on such Interest Withdrawals. Any such withdrawal may, however, be subject to tax, including the 10% penalty tax under the Internal Revenue Code. (See "Federal Tax Matters.")

    A Market Value Adjustment is applied when you make a full or partial surrender from a Sub-Account prior to the end of the Sub-Account's Guaranteed Period. The Market Value Adjustment reflects the relationship between (i) the Treasury Rate currently established for the same term as the Guaranteed Period from which the full or partial surrender is being made, and (ii) the Treasury Rate initially established for the Guaranteed Period from which the full or partial surrender is being made. The Treasury Rate is the annual effective interest rate credited to United States Treasury instruments, as published by a nationally recognized service. It is possible that Treasury Rates may be higher at the time of surrender than at the time a Sub-Account is established; therefore the amount you would receive upon a full or partial surrender of your Contract may be less than the portion of your Annuity Deposit allocated to each Sub-Account plus any interest credited thereon. If such Treasury Rates are lower at the time of surrender than at the time a Sub-Account is established, the amount you would receive upon a full or partial surrender may be more than the portion of your Annuity Deposit allocated to each Sub-Account plus any interest credited thereon. (See "Market Value Adjustment").

    Partial or full surrenders are generally taxable, and may also may be subject to a 10% penalty tax under the Internal Revenue Code (See "Federal Tax Matters."). We may defer payment of any full or partial surrender for a period not exceeding 6 months from the date of our receipt of your notice of surrender or the period permitted by state insurance law, if less.

    On the Annuity Commencement Date, Protective will make a lump-sum payment or start to pay a series of payments based on the Annuity Option selected by you. Any applicable Surrender Charges and Market Value Adjustment will be deducted upon the application of your Net Account Value to purchase an Annuity on the Annuity Commencement Date. To elect an Annuity Option you must notify us of the Annuity Option you are electing, 30 days prior to the Annuity Commencement Date. (See "Annuity Benefits").

    This Contract provides for a Death Benefit. If any Participant dies before the Annuity Commencement Date a Death Benefit will be payable to the Beneficiary. If no Beneficiary designation is in effect or if there is no designated Beneficiary living, the Death Benefit will be paid to the estate of the deceased Participant. If any Participant is not an individual, the death or change of Annuitant will be treated as the death of a Participant.

    The Death Benefit will generally equal the greater of: (1) the Account Value, less applicable Premium Taxes; or (2) the Net Account Value. The Death Benefit is calculated as of the date due proof of death is received by the Company. If a claim is received twelve (12) months or more after the date of death, however, the Death Benefit will equal the Net Account Value. If any Participant is not a natural person, upon the change of the Annuitant, the Death Benefit will equal the Net Account Value. Only one Death Benefit is payable under this Contract. (See "Death Benefit".)

    Under any Contract subject to Premium Tax, the Premium Tax will be deducted, as provided under applicable law, from the Annuity Deposit when received, upon full or partial surrender, from the amount applied to an Annuity Option, or from the Death Benefit.

    We will furnish you with a report annually showing your Account Value, Sub-Account Values and interest credited. The report will not include our financial statements.

    You may cancel your Contract within twenty days after receipt by returning or mailing it to us or the person who sold you the Contract. We will refund your Annuity Deposit, and the Contract will be as though it had never been issued.

    CONTRACTS PURCHASED PRIOR TO MAY 1, 1996, PROVIDE RIGHTS AND BENEFITS, AND MAY IMPOSE SURRENDER CHARGES AND A MARKET VALUE ADJUSTMENT, THAT DIFFER IN CERTAIN IMPORTANT RESPECTS FROM THE RIGHTS, BENEFITS, CHARGES, AND MARKET VALUE ADJUSTMENT DESCRIBED BELOW. A PARTICIPANT SHOULD CONSULT HIS OR HER CONTRACT. IN ADDITION, IF YOU PURCHASED YOUR CONTRACT PRIOR TO MAY 1, 1996 BUT ON OR AFTER SEPTEMBER 10, 1991, YOU SHOULD CONSULT APPENDIX B TO THIS PROSPECTUS. IF YOU PURCHASED YOUR CONTRACT PRIOR TO SEPTEMBER 10, 1991, YOU SHOULD CONSULT APPENDIX C TO THIS PROSPECTUS. IF YOU HAVE QUESTIONS REGARDING YOUR CONTRACT, CONTACT OUR ADMINISTRATIVE OFFICE.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ---
GLOSSARY OF SPECIAL TERMS.....................................................................................    1
DESCRIPTION OF CONTRACTS......................................................................................    3
A.        General.............................................................................................    3
B.        Application Information, Annuity Deposit............................................................    3
C.        Initial and Subsequent Guaranteed Periods...........................................................    4
D.        Determination of Guaranteed Interest Rates..........................................................    6
E.        Surrenders..........................................................................................    7
      1.   Surrender Charges..................................................................................    7
      2.   Market Value Adjustment............................................................................    8
      3.   Interest Withdrawals...............................................................................    9
F.        Premium Taxes.......................................................................................    9
G.        Death Benefit.......................................................................................    9
H.        Annuity Benefits....................................................................................   10
      1.   Electing the Annuity Commencement Date and Form of Annuity.........................................   10
      2.   Change of Annuity Commencement Date, Annuity Option, or Annuitant..................................   10
      3.   Annuity Options....................................................................................   11
      4.   Annuity Payment....................................................................................   11
      5.   Death of Annuitant or Participant After Annuity Commencement Date..................................   11
INVESTMENTS BY PROTECTIVE.....................................................................................   12
OTHER PROVISIONS..............................................................................................   13
          Contract Transactions...............................................................................   13
          Amendment of Contracts..............................................................................   13
          Assignment of Contracts.............................................................................   13
DISTRIBUTION OF CONTRACTS.....................................................................................   13
FEDERAL TAX MATTERS...........................................................................................   13
          Introduction........................................................................................   13
          The Company's Tax Status............................................................................   14
          Taxation of Annuities in General --.................................................................   14
           Tax Deferral During Accumulation Period............................................................   14
           Taxation of Partial and Full Withdrawals...........................................................   14
           Taxation of Annuity Payments.......................................................................   15
           Taxation of Death Benefit Proceeds.................................................................   15
           Penalty Tax on Premature Distributions.............................................................   16
           Aggregation of Contracts...........................................................................   16
           Loss of Interest Where Contracts Are Held by or for
           the Benefit of Certain Non-natural Persons.........................................................   16
     Qualified Retirement Plans...............................................................................   16
           In General.........................................................................................   16
               Individual Retirement Annuities................................................................   18
               Roth IRAs......................................................................................   18
               Corporate and Self-Employed ("H.R. 10" and "Keogh") Pension and Profit-Sharing Plans...........   18
               Tax-Sheltered Annuities........................................................................   18
           Direct Rollover Rules..............................................................................   19
     Federal Income Tax Withholding...........................................................................   19
PROTECTIVE LIFE INSURANCE COMPANY.............................................................................   20
A.        Business............................................................................................   20
B.        Selected Financial Data.............................................................................   23
C.        Management's Discussion and Analysis of Financial Condition and Results of Operations...............   24
           Results of Operations..............................................................................   24
               Premiums and Policy Fees.......................................................................   24
               Net Investment Income..........................................................................   25

                                                                                                                PAGE
                                                                                                                ---
               Realized Investment Gains (Losses).............................................................   25
               Other Income...................................................................................   26
               Income Before Income Tax.......................................................................   27
               Income Tax Expense.............................................................................   29
               Net Income.....................................................................................   29
               Known Trends and Uncertainties.................................................................   29
           Recently Issued Accounting Standards...............................................................   31
           Liquidity and Capital Resources....................................................................   32
           Impact of Inflation................................................................................   34
D.        Insurance in Force..................................................................................   35
E.        Underwriting........................................................................................   36
F.        Investments.........................................................................................   37
G.        Indemnity Reinsurance...............................................................................   40
H.        Policy Liabilities and Accruals.....................................................................   40
I.        Federal Income Tax Consequences.....................................................................   40
J.        Competition.........................................................................................   41
K.        Regulation..........................................................................................   41
L.        Recent Developments.................................................................................   43
M.        Employees...........................................................................................   43
N.        Properties..........................................................................................   43
DIRECTORS AND EXECUTIVE OFFICERS..............................................................................   44
EXECUTIVE COMPENSATION........................................................................................   45
CERTAIN TRANSACTIONS..........................................................................................   52
LEGAL PROCEEDINGS.............................................................................................   52
EXPERTS.......................................................................................................   52
LEGAL MATTERS.................................................................................................   52
REGISTRATION STATEMENT........................................................................................   52
APPENDIX A....................................................................................................  A-1
APPENDIX B....................................................................................................  B-1
APPENDIX C....................................................................................................  C-1
FINANCIAL STATEMENTS..........................................................................................  F-1

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THAT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF, OR SOLICITATION OF AN OFFER TO ACQUIRE, ANY CONTRACTS OFFERED BY THIS PROSPECTUS IN ANY JURISDICTION TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION.

                           GLOSSARY OF SPECIAL TERMS

    "We", "us", "our", "Protective", and "Company" refer to Protective Life Insurance Company. With respect to a Group Modified Guaranteed Annuity Contract, "you", "your", and "Participant" refer to a person/persons who has/have been issued a Certificate. With respect to an Individual Modified Guaranteed Annuity Contract, "you", "your", and "Participant" refer to a person who has been issued a Contract. The Group Modified Guaranteed Annuity Contract, Certificate, and Individual Modified Guaranteed Annuity Contract are hereinafter referred to collectively as "Contract".

DEFINITIONS

    ACCOUNT VALUE -- The sum of all Sub-Account Values.

    ADMINISTRATIVE OFFICE -- 2801 Highway 280 South, Birmingham, Alabama 35223. Correspondence by U.S. Mail should be sent to P.O. Box 10648, Birmingham, Alabama 35202-0648.

    ANNUITANT -- Annuity payments may depend upon the continuation of the life of a person. That person is called an Annuitant. If an Annuitant is not a Participant and dies prior to the Annuity Commencement Date, the Participant first named on the application will become the Annuitant, unless the Participant designates otherwise. The Annuitant is the "Payee" for the purposes of the Annuity Table.

    ANNUITY -- A series of predetermined periodic payments.

    ANNUITY COMMENCEMENT DATE -- The date on which annuity payments begin.

    ANNUITY DEPOSIT(S) -- Annuity Deposits (less Premium Taxes, if applicable) made and allocated to the Guaranteed Period(s) you select under the Contract. Each Annuity Deposit and each allocation to a Guaranteed Period must be at least $10,000. We reserve the right not to accept any Annuity Deposit and to limit the amount of your Annuity Deposits. Only one Contract will be issued regardless of the number of Annuity Deposits you make.

    BENEFICIARY -- The person entitled to receive the benefits under the Contract, if any, upon the death of any Participant.

      PRIMARY -- The person named to receive the death benefits upon any Participant's death. Upon the death of any Participant, the surviving Participant, if any, will become the Primary Beneficiary.

      CONTINGENT -- The person named to receive the death benefits if the Primary Beneficiary is not living at the time of a Participant's death. If no Beneficiary designation is in effect or if no Beneficiary is living at the time of a Participant's death, the estate of the deceased Participant will be the Beneficiary.

      IRREVOCABLE -- An irrevocable Beneficiary is one whose consent is needed to change the Beneficiary designation, or to exercise certain other rights under the Contract.

    CERTIFICATE -- The individual Certificate issued by the Company to a Participant or to the Contract Holder for delivery to the Participant together with any endorsements attached, and the application information. The Certificate summarizes the provisions of the Contract and evidences that an Annuity Deposit has been made by or on behalf of a Participant under the Contract.

    COMPANY -- Protective Life Insurance Company.

    CONTRACT -- The Certificate evidencing an interest in the Group Modified Guaranteed Annuity Contract as set forth in this Prospectus together with any endorsements attached, and the application information. Also, any reference in this Prospectus to Contract includes the underlying Group Modified Guaranteed Annuity Contract and the Individual Modified Guaranteed Annuity Contract issued in certain states.

    EFFECTIVE DATE -- The date on which we begin crediting interest on your initial Annuity Deposit. The Effective Date is the date shown on the schedule page of your Certificate or your Contract. "Certificate Years" or "Contract Years" are measured from the Effective Date.

    GUARANTEED INTEREST RATE -- The effective rate of interest, calculated after daily compounding of interest has been taken into account, which is established by the Company for a Guaranteed Period. Guaranteed Interest Rates are designated as either "Initial" or "Subsequent".

    GUARANTEED PERIOD -- The period for which a Guaranteed Interest Rate will be credited to a Sub-Account. Guaranteed Periods are designated as being either "Initial" or "Subsequent".

    MARKET VALUE ADJUSTMENT -- The adjustment made to a Sub-Account Value when a full or partial surrender is requested prior to the end of a Guaranteed Period.

    NET ACCOUNT VALUE -- The sum of all Net Sub-Account Values.

    NET SUB-ACCOUNT VALUE -- The Sub-Account Value after application of the Market Value Adjustment and deductions for any Surrender Charges and applicable Premium Taxes.

    PARTICIPANT -- The person(s) eligible to participate pursuant to the eligibility requirements set forth in the Contract and for whom the Company has received an Annuity Deposit. A participant's age plus the duration of a selected Guaranteed Period can never exceed 95.

    QUALIFIED CONTRACTS -- Contracts issued in connection with retirement plans that receive favorable tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code, as amended.

    QUALIFIED PLAN -- Retirement plans which receive favorable tax treatment under sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

    SUB-ACCOUNT -- Annuity Deposits are allocated to one or more Sub-Accounts. Each Sub-Account will correspond to a specified Guaranteed Period and Guaranteed Interest Rate.

    SUB-ACCOUNT VALUE -- The amount equal to that part of each Annuity Deposit allocated to a Sub-Account, or any amount transferred to a Sub-Account at the end of a Guaranteed Period increased by all interest credited and decreased by amounts due to previous full or partial surrenders (including Surrender Charges, Market Value Adjustments, and Premium Taxes thereon) and previous interest withdrawals. The Sub-Account Value of each Sub-Account under this Certificate must be at least $10,000 at all times.

    SURRENDER CHARGE -- A charge imposed when a partial or full surrender is made prior to the end of a Guaranteed Period.

    SURRENDER DATE -- The date Protective receives in Writing at our Administrative Office a request for a surrender.

    SURRENDER VALUE -- The amount available for a full or partial surrender.

    WRITING -- A written form satisfactory to the Company and filed at the Administrative Office of the Company in Birmingham, Alabama. All correspondence should be sent to P. O. Box 10648, Birmingham, Alabama 35202-0648.

                            DESCRIPTION OF CONTRACTS

A.  GENERAL

    The Contract is a group allocated contract pursuant to which specific accounts are maintained for each Participant. The Contract may be issued to any employer, entity or other organized group acceptable to Protective. The Contract may be issued in connection with either Qualified or non-Qualified Plans. Qualified Plans include "H.R. 10" plans, Individual Retirement Annuities or Accounts, corporate pension and profit sharing plans, and Tax-Sheltered Annuities. An Individual Modified Guaranteed Annuity Contract is offered in certain states.

    An eligible member of a group to which a Contract has been issued may become a Participant by completing application information and forwarding payment of an Annuity Deposit to us. Protective reserves the right to accept or decline a request to issue a Contract. The rights and benefits of a Participant under a Contract are summarized in a Certificate issued to the Participant. Provisions of the Contract are controlling. All such rights and benefits may be exercised without the consent of the Contract Holder. However, provisions of any plan in connection with which the Contract has been issued may restrict a person's eligibility to participate under the Contract, the minimum or maximum amount of the Annuity Deposit, and the Participant's ability to exercise the rights and/or receive the benefits provided under the Contract.

    Contracts will be issued to Protective Financial Insurance Trust (AmSouth Bank, Birmingham, Alabama, Trustee) as Contract Holder for a group comprised of account holders of broker-dealers, employers, or other entities and organized groups. Participation under these groups is not permissible in some states. Only a group contract is offered for sale in the State of California. An Individual Modified Guaranteed Annuity Contract may be available in certain states where participation under this group is not permitted.

    Each Annuity Deposit(s) (less Premium Taxes, if applicable) will be allocated at your direction to one or more Sub-Accounts corresponding to the Guaranteed Periods chosen by you. Each Annuity Deposit will accumulate at a specified Guaranteed Interest Rate. Your Account Value is the sum of all of your Sub-Account Values. Each Sub-Account Value is equal to the amount you allocated to the Sub-Account (either as an Annuity Deposit or as part of a transfer of a Sub-Account Value at the end of the previous Guaranteed Period), plus the interest credited thereto at the Guaranteed Interest Rate, as adjusted for any full or partial surrenders (including Market Value Adjustments, Surrender Charges, Premium Taxes thereon and previous interest withdrawals). We quote a Guaranteed Interest Rate for each Guaranteed Period currently being offered by the Company.

    CONTRACTS PURCHASED PRIOR TO MAY 1, 1996, PROVIDE CERTAIN RIGHTS AND BENEFITS, AND MAY IMPOSE SURRENDER CHARGES AND A MARKET VALUE ADJUSTMENT, THAT DIFFER IN CERTAIN IMPORTANT RESPECTS FROM THE RIGHTS, BENEFITS, CHARGES, AND MARKET VALUE ADJUSTMENT DESCRIBED BELOW. A PARTICIPANT SHOULD CONSULT HIS OR HER CONTRACT. IN ADDITION, IF YOU PURCHASED YOUR CONTRACT PRIOR TO MAY 1, 1996 BUT ON OR AFTER SEPTEMBER 10, 1991, YOU SHOULD CONSULT APPENDIX B TO THIS PROSPECTUS. IF YOU PURCHASED YOUR CONTRACT PRIOR TO SEPTEMBER 10, 1991, YOU SHOULD CONSULT APPENDIX C TO THIS PROSPECTUS. IF YOU HAVE QUESTIONS REGARDING YOUR CONTRACT, CONTACT OUR ADMINISTRATIVE OFFICE.

B.  APPLICATION INFORMATION, ANNUITY DEPOSIT

    To apply for a Contract, an Annuity Deposit must accompany properly completed application information. The minimum Annuity Deposit is $10,000. Protective retains the right not to accept any Annuity Deposit and to limit the total amount of Annuity Deposit(s) that can be made, without Administrative Office approval. This amount currently is $1,000,000.

    Each Annuity Deposit (less premium taxes, if applicable) will be allocated at your direction to one or more Sub-Accounts corresponding to the Guaranteed Periods you choose. Each Annuity Deposit will accumulate at specified Guaranteed Interest Rate(s). Your Account Value is the sum of all of your Sub-

Account Values. Each Sub-Account Value is equal to the amount you allocated to the Sub-Account (either as an Annuity Deposit or as an allocation of Sub-Account Value at the end of a Guaranteed Period), plus the interest credited thereto at the Guaranteed Interest Rate, as adjusted for any prior full or partial surrenders (including Market Value Adjustments, Surrender Charges, premium taxes thereon and previous interest withdrawals).

    You will start earning interest on the day your Contract is issued, which is also called the Effective Date. Additional Annuity Deposit(s) may be made to the Contract, subject to our acceptance. Regardless of the number of Annuity Deposit(s) made, only one Contract will be issued.

C.  INITIAL AND SUBSEQUENT GUARANTEED PERIODS

    You may select the duration of the Guaranteed Periods for each Annuity Deposit from among those durations offered by us at the time the Annuity Deposit is made, provided that no Guaranteed Period may extend beyond the Annuity Commencement Date. Not all Guaranteed Periods are available in all states. You may contact our Administrative Office for the Guaranteed Periods currently being offered. The Guaranteed Period(s) you select for each of your Annuity Deposit(s) will determine the Initial Guaranteed Interest Rate applicable to each Annuity Deposit. We will establish a Sub-Account corresponding to each specified Guaranteed Interest Rate and Guaranteed Period. The minimum allocation to a Sub-Account is $10,000. The Sub-Account will earn interest at this Initial Guaranteed Interest Rate which will be an effective rate per year during the entire Initial Guaranteed Period after taking into account daily compounding of interest. Initial Annuity Deposits of $100,000 or more are currently credited with an interest rate in excess of that credited to smaller Initial Annuity Deposits. In addition, if your account value exceeds $100,000 all subsequent Annuity Deposits and renewals will be credited with the increased interest rate. Protective Life reserves the right to change or discontinue crediting the increased interest rate for future Annuity Deposits at its discretion.

    Set forth below is an illustration of how interest will be credited to your Account Value during each Guaranteed Period. For the purpose of this example, we have made the assumptions as indicated.

NOTE: THE FOLLOWING EXAMPLE ASSUMES NO SURRENDERS OR WITHDRAWALS OF ANY AMOUNT AND NO PREMIUM TAX DUE ON ISSUANCE. A MARKET VALUE ADJUSTMENT AND SURRENDER CHARGE MAY APPLY TO ANY SUCH PARTIAL OR FULL SURRENDER MADE PRIOR TO THE END OF A GUARANTEED PERIOD (SEE "SURRENDERS"). THE HYPOTHETICAL INTEREST RATES ARE ILLUSTRATIVE ONLY AND ARE NOT INTENDED TO PREDICT FUTURE INTEREST RATES TO BE DECLARED UNDER THE CONTRACT. ACTUAL INTEREST RATES DECLARED FOR ANY GIVEN GUARANTEED PERIOD MAY BE MORE OR LESS THAN THOSE SHOWN.

             EXAMPLE OF COMPOUNDING AT THE GUARANTEED INTEREST RATE

Deposit:                                         $100,000.00
Guaranteed Period:                                  5 years
Guaranteed Interest Rate:                              5.0%

                                                   YEAR 1         YEAR 2         YEAR 3         YEAR 4         YEAR 5
                                                -------------  -------------  -------------  -------------  -------------
Beginning of Year 1 Account Value:              $  100,000.00
  X (1 + Guaranteed Interest Rate):                      1.05
  = End of Year 1 Account Value:                $  105,000.00
Beginning of Year 2 Account Value:                             $   105,00.00
  X (1 + Guaranteed Interest Rate):                                     1.05
  = End of Year 2 Account Value:                               $  110,250.00
Beginning of Year 3 Account Value:                                            $  110,250.00
  X (1 + Guaranteed Interest Rate):                                                    1.05
  = End of Year 3 Account Value:                                              $  115,762.50
Beginning of Year 4 Account Value:                                                           $  115,762.50
  X (1 + Guaranteed Interest Rate):                                                                   1.05
  = End of Year 4 Account Value:                                                             $  121,550.62
Beginning of Year 5 Account Value:                                                                          $  121,550.62
  X (1 + Guaranteed Interest Rate):                                                                                  1.05
  = End of Year 5 Account Value:                                                                            $  127,628.16

    Total Interest Credited in Guaranteed Period:    $127,628.16 - $100,000.00 =
    $27,628.16

    Account Value at End of Guaranteed Period:    $100,000.00 + $27,628.16 =
    $127,628.16

    At the end of any Guaranteed Period, a Subsequent Guaranteed Period will automatically begin. Upon notice to us in Writing, Sub-Account Values can be transferred from one Sub-Account to a new Sub-Account at the end of a Guaranteed Period. You may not transfer a Sub-Account Value to any other Sub-Account(s) prior to the end of the existing Sub-Account's Guaranteed Period. The amount remaining in the Sub-Account after transfer must be at least $10,000. Unless you elect a different duration from among those then offered by us within twenty days prior to or ten days after the end of the Guaranteed Period, your Sub-Account Values will be automatically transferred to a Subsequent Guaranteed Period of either (i) the same duration as your previous Guaranteed Period if then offered by us; or (ii) the shortest duration then offered by us which is closest to the same duration as your previous Guaranteed Period. If you elect a different duration, a minimum of $10,000 must be transferred to the Sub-Account with the different duration, and the amount remaining in the Sub-Account with the same duration must be at least $10,000, or $0.

    In no event may Guaranteed Periods extend beyond the Annuity Commencement Date then in effect, which cannot extend beyond the Annuitant's 85th birthday (or a date agreed upon by us). Any request for extension of the maximum Annuity Commencement Date must be approved by the Administrative Office. For example, if you are age 62 upon the expiration of an Initial Guaranteed Period for a Sub-Account, and you have chosen age 65 as the Annuity Commencement Date, we will automatically provide a three year Subsequent Guaranteed Period for that Sub-Account to equal the number of years remaining before your Annuity Commencement Date (unless a shorter Subsequent Guaranteed Period is requested or is determined in accordance with the guidelines above). Your Sub-Account Value will then earn interest at the Subsequent Guaranteed Interest Rate which we have declared for that duration. The Subsequent Guaranteed Interest Rate for the Subsequent Guaranteed Period automatically applied in these circumstances may be higher or lower than the Initial Guaranteed Rate for longer durations.

    The Sub-Account Value at the beginning of any Subsequent Guaranteed Period will be equal to the Sub-Account Value at the end of the previous Guaranteed Period. This Sub-Account Value will earn interest at the Subsequent Guaranteed Interest Rate. The minimum reinvestment of any one Sub-Account is $10,000.

    At your request within 20 days prior to or ten days after the end of a Guaranteed Period, we will provide you with the then effective Subsequent Guaranteed Interest Rate for specified Subsequent Guaranteed Periods. THE ACTUAL SUBSEQUENT GUARANTEED INTEREST RATE WILL BE DETERMINED AT THE BEGINNING OF THE SUBSEQUENT GUARANTEED PERIOD THAT YOU SELECT OR THAT IS DETERMINED IN ACCORDANCE WITH THE GUIDELINES ABOVE.

D.  DETERMINATION OF GUARANTEED INTEREST RATES

    From time to time, Protective Life Insurance Company, in its sole discretion, determines the Guaranteed Interest Rate for each Initial and Subsequent Guaranteed Period. The determination will be reflective of interest rates available on the types of instruments in which the Company intends to invest the proceeds attributable to the Contracts. (See "Investments by Protective"). In addition, we may also consider various other factors in determining Guaranteed Interest Rates, including regulatory and tax requirements; sales commissions and administrative expenses incurred by the Company; general economic trends; and, competitive factors.

    Sub-Account Premium of $100,000 or more is currently credited with an interest rate in excess of that credited to Sub-Account Premium of less than $100,000. In addition, if your account value exceeds $100,000 all subsequent Annuity Deposits and renewals will be credited with the increased interest rate. We reserve the right to change or discontinue offering the increased interest rate at our discretion. A Guaranteed Interest Rate credited to a Sub-Account will never be changed prior to the end of the Guaranteed Period. PROTECTIVE LIFE INSURANCE COMPANY WILL MAKE THE FINAL DETERMINATION AS TO GUARANTEED INTEREST RATES TO BE DECLARED. WE CANNOT PREDICT NOR DO WE GUARANTEE FUTURE INTEREST RATES TO BE DECLARED.

E.  SURRENDERS

    Full surrenders from the Sub-Accounts may be made at any time. Partial surrenders may only be made if each Sub-Account Value after the partial surrender is at least $10,000. You must specify the Sub-Accounts from which the partial surrender is to be made. If a Sub-Account has the same Guaranteed Period as any other Sub-Account, the partial surrender must come first from the Sub-Account with the shortest time remaining in the Guaranteed Period.

    In the case of certain Qualified Plans, Federal tax law imposes restrictions on the form and manner in which benefits may be paid. For example, spousal consent may be needed in certain instances before a distribution may be made.

    1.  SURRENDER CHARGES

    A Surrender Charge, if applicable, will be applied to a full or partial surrender from a Sub-Account requested prior to the end of a Guaranteed Period. A Surrender Charge will apply during the first seven years of each Initial and each Subsequent Guaranteed Period. The Surrender Charge is equal to a specified Surrender Charge Percentage (set forth below) applied to the amount of each full or partial surrender requested less any amount available as an Interest Withdrawal. The Surrender Charge will be deducted from the remaining Sub-Account Value from which the full or partial surrender is made.

   NUMBER OF COMPLETED YEARS       SURRENDER CHARGE
    IN A GUARANTEED PERIOD            PERCENTAGE
-------------------------------  ---------------------
                   0                          6%
                   1                          6%
                   2                          5%
                   3                          4%
                   4                          3%
                   5                          2%
                   6                          1%
                   7+                         0%

    There is no Surrender Charge after the first seven years of each Initial or Subsequent Guaranteed Periods with a duration greater than seven years. In addition, for purposes of determining amounts subject to the Surrender Charge, we will consider surrendered amounts first to be interest withdrawals, to the extent interest credited to your Sub-Accounts during the prior Contract Year has not yet been withdrawn. No Surrender Charge (or Market Value Adjustment) is imposed on these interest withdrawal amounts. (See "Interest Withdrawals").

    Surrender Charges and Market Value Adjustments will not apply to full or partial surrenders made from Sub-Accounts at the end of a Guaranteed Period. The Surrender Value will equal the Sub-Account Value on this date. A request for a surrender at the end of a Guaranteed Period must be received by us at our Administrative Office in Writing within twenty days prior to or ten days after the end of such Guaranteed Period.

    If the date we receive your request for a full or partial surrender is prior to the end of a Guaranteed Period, the Surrender Value will be calculated as of the Surrender Date by the Company using the following formula:

                   SURRENDER VALUE = (A - S - M - P), WHERE:

  A      =    the amount of the full or partial surrender;
  S      =    the amount of Surrender Charge;
  M      =    the amount of the Market Value Adjustment; and
  P      =    the amount of applicable Premium Taxes;

    Protective will, upon the date of receipt of your request, inform you of the amounts available for full or partial surrenders.

    Any full or partial surrender may be subject to Federal and state income tax, including a 10% penalty tax (see "Federal Tax Matters"), and in some cases, Premium Tax (See "Premium Taxes"). Under certain Qualified Plans, the consent of your spouse may be required. Under Tax-Sheltered Annuities, withdrawals attributable to contributions made pursuant to a salary reduction agreement may be made only in limited circumstances. (See "Federal Tax Matters.")

    We may defer payment of any full or partial surrender for a period not exceeding 6 months from the date of our receipt of your notice of surrender or the period permitted by state insurance law, if less.

    2.  MARKET VALUE ADJUSTMENT

    The amount payable on a full or partial surrender made prior to the end of any Guaranteed Period will be adjusted up or down by the application of the Market Value Adjustment formula. Such a Market Value Adjustment is applied to the Sub-Account Value. For purposes of determining amounts subject to the Market Value Adjustment, we will consider surrendered amounts first to be interest withdrawals, to the extent interest credited to your Sub-Accounts during the prior Contract Year has not yet been withdrawn. No Market Value Adjustment (or Surrender Charge) is imposed on these interest withdrawal amounts. (See "Interest Withdrawals").

    In the case of either a full or partial surrender from a Sub-Account, the Market Value Adjustment reflects the relationship between (i) the Treasury Rate currently established (at the time of full or partial surrender) for the same term as the Guaranteed Period from which you request the surrender, and (ii) the Treasury Rate initially established (at the time the Guaranteed Period was established) for the Guaranteed Period from which you make a full or partial surrender. The Treasury Rate is the annual effective interest rate credited to United States Treasury instruments, as published by a nationally recognized service. On the fifteenth day and the last day of each month, the Company will identify a Treasury Rate for each Guaranteed Period. The method used by the Company to determine the Treasury Rates under this Contract shall be consistent and is binding upon any Participant, Annuitant and Beneficiary.

    The Market Value Adjustment formula includes a set percentage factor (.25%) designed to compensate Protective Life for certain expenses and losses that might be incurred as a direct or indirect result or consequence of surrenders.

    THE EFFECT OF THE MARKET VALUE ADJUSTMENT WILL BE RELATED TO THE LEVEL OF TREASURY RATES ESTABLISHED FOR THE GUARANTEED PERIODS. IT IS POSSIBLE, THEREFORE, THAT, SHOULD TREASURY RATES BE HIGHER (OR UP TO .25% LOWER) WHEN THE MARKET VALUE ADJUSTMENT IS APPLIED THAN FROM THE TIME YOU ALLOCATED AMOUNTS TO THE AFFECTED SUB-ACCOUNT, THE EFFECT OF THE MARKET VALUE ADJUSTMENT, COUPLED WITH THE APPLICATION OF THE SURRENDER CHARGE AND/OR PREMIUM TAXES, COULD RESULT IN THE AMOUNT YOU RECEIVE BEING LESS THAN THE AMOUNT ALLOCATED. IF TREASURY RATES ARE MORE THAN .25% LOWER WHEN THE MARKET VALUE ADJUSTMENT IS APPLIED THAN AT THE TIME YOU ALLOCATED AMOUNTS TO THE AFFECTED SUB-ACCOUNT, THE EFFECT OF THE MARKET VALUE ADJUSTMENT, COUPLED WITH THE APPLICATION OF THE SURRENDER CHARGE AND/OR PREMIUM TAXES, COULD RESULT IN THE AMOUNT YOU RECEIVE BEING MORE THAN THE AMOUNT ALLOCATED. HOWEVER, IN ORDER FOR THERE TO BE A POSITIVE MARKET VALUE ADJUSTMENT, THE TREASURY RATE MUST HAVE DECREASED SUFFICIENTLY TO OFFSET THE PERCENTAGE FACTOR (.25%) DESCRIBED ABOVE.

    The formula for calculating the Market Value Adjustment is as follows:

      MARKET VALUE ADJUSTMENT PERCENTAGE = (C - I + 0.25%) X (N/12) WHERE:

    C = the Treasury Rate currently established for the same term as the Guaranteed Period from which the surrender is being made;

    I = the Treasury Rate initially established for the Guaranteed Period from which the surrender is being made;

    N = The number of months remaining in the Guaranteed Period from which the surrender is being made.

    Please refer to Appendix A to this Prospectus, which contains an example of the application of the Market Value Adjustment Percentage as it is applied to the amount of each full or partial surrender requested.

    3.  INTEREST WITHDRAWALS

    Once each Contract Year, we will send you all or a portion of the interest that has been credited to your Sub-Accounts during the prior Contract Year (to the extent not previously withdrawn or considered part of a surrender) if you so request in Writing. For most Guaranteed Periods, you may elect to receive automatic interest withdrawals monthly, quarterly, semi-annually or annually. Options other than annual may total less than annual withdrawals because of the interruption of compounding. Upon notice to you we reserve the right to limit such withdrawals to once per contract year. No Surrender Charge or Market Value Adjustment will be imposed on withdrawals of such interest. Any such withdrawal may, however, be subject to tax, including the 10% penalty tax under the Internal Revenue Code. Withdrawals are permitted from Contracts issued as Tax-Sheltered Annuities only under limited circumstances. (See "Federal Tax Matters.")

F.  PREMIUM TAXES

    Premium Taxes (including related retaliatory taxes, if any) will be deducted, if applicable. On any Contract subject to Premium Taxes, the tax will be deducted, as provided under applicable law, either from Annuity Deposit(s) when received, upon full or partial surrenders, from the amount applied to an Annuity Option, or from the Death Benefit. Where applicable, the rate of these taxes currently ranges up to 3.50%.

G.  DEATH BENEFIT

    If an Annuitant is not a Participant and dies prior to the Annuity Commencement Date, the Participant first named on the Application will become the new Annuitant unless the Participant designates otherwise. If any Participant is not a natural person, the death or change of the Annuitant will be treated as the death of a Participant.

    If any Participant dies while this Contract is in force prior to the Annuity Commencement Date, a Death Benefit will be payable to the Beneficiary. With regard to joint Participants, at the first death of a joint Participant prior to the Annuity Commencement Date, the Beneficiary will be the surviving Participant, if any. If there is no surviving Participant, the Death Benefit will be paid to the Beneficiary named by the Participant. If no Beneficiary designation is in effect or if there is no designated Beneficiary living, the Death Benefit will be paid to the estate of the deceased Participant. In the case of certain Contracts issued in connection with Qualified Plans, regulations promulgated by the Treasury Department prescribe certain limitations on the designation of a Beneficiary.

    The Death Benefit will be determined as of the date due proof of death is received by the Company. If a claim for the Death Benefit is received at our Administrative Office before twelve (12) months after the date of death, the Death Benefit will equal the greater of: (1) the Account Value, less applicable Premium Taxes; or (2) the Net Account Value. If a claim is received twelve (12) months or more after the date of death, the Death Benefit will equal the Net Account Value. If any Participant is not a natural person, upon the change of the Annuitant, the Death Benefit will equal the Net Account Value. Only one Death Benefit is payable under this Contract, even though the Contract may continue beyond a Participant's death.

    The Death Benefit may be taken in one sum immediately. In this event, the Contract will terminate. If the Death Benefit is not taken in one sum immediately, then the entire interest in the Contract must be distributed under one of the following options:

    (1) the entire interest must be distributed over the life of the Beneficiary, or over a period not extending beyond the life expectancy of the Beneficiary, with distributions beginning within one year of the Owner's death, or

    (2) the entire interest must be distributed within 5 years of the Participant's death.

If the Beneficiary is the deceased Participant's spouse, then the surviving spouse may elect, in lieu of receiving the Death Benefit, to continue the Contract and become the new Participant. The surviving spouse may select a new Beneficiary. Upon this spouse's death, the Death Benefit will become payable to the new Beneficiary and must then be distributed to the new Beneficiary in one sum immediately or according to either paragraph (1) or (2) above.

    If there is more than one Beneficiary, the foregoing provisions will apply to each Beneficiary individually.

    You may change the Beneficiary at any time, but any such change must be in Writing. We must also receive any Irrevocable Beneficiary's written consent to make a change. The request will be effective on the date the request is signed, but we will not be liable for any payment we make before we receive and acknowledge the request at our Administrative Office.

H.  ANNUITY BENEFITS

    1.  ELECTING THE ANNUITY COMMENCEMENT DATE AND FORM OF ANNUITY

    Upon purchasing a Contract, you may select an Annuity Commencement Date. The Annuity Commencement Date you select cannot be earlier than the end of any Guaranteed Period nor later than the Annuitant's 85th Birthday. Any request for extension of the maximum Annuity Commencement Date must be approved by our Administrative Office. If no Annuity Commencement Date is selected, the Annuity Commencement Date will be the end of the Contract Year immediately prior to the Annuitant's 85th birthday. Annuity Commencement Dates which occur at advanced ages, E.G., past age 85, may in some circumstances have adverse income tax consequences. (See "Federal Tax Matters".) Distributions from Qualified Contracts may be required before the Annuity Commencement Date.

    You may elect to have all, or a portion or your Net Account Value applied to an Annuity option on the Annuity Commencement Date. In the absence of such election, the Net Account Value will be applied on the Annuity Commencement Date under Option 2 -- Life Income Payments for a 10 Year Guaranteed Period.

    2.  CHANGE OF ANNUITY COMMENCEMENT DATE, ANNUITY OPTION OR ANNUITANT

    You may change the Annuity Commencement Date, the Annuity Option, or both, from time to time. Any such change must be made in Writing and we must receive it at least 30 days prior to the scheduled Annuity Commencement Date. The Annuity Commencement Date you select cannot be earlier than the end of any existing Guaranteed Period nor later than the Annuitant's 85th Birthday. You may also change the Annuitant prior to the Annuity Commencement Date provided the change is made in Writing. If any Participant is not a natural person and the Annuitant is changed, the change will be treated as the death of a Participant and the death benefit will be paid to the Beneficiary, as described above. If any Participant is not an individual, the Annuitant may not be changed. The new Annuitant's 85th birthday may not be before the end of any existing Guaranteed Period. Once the request is received and acknowledged at our

Administrative Office, any change will relate back to and take effect on the date the request was signed. If an Annuitant is not an Participant and dies prior to the Annuity Commencement Date, the Participant first named on the application will become the Annuitant, unless otherwise designated. The Annuitant is the "Payee" for purposes of the annuity rates utilized by the Company.

    3.  ANNUITY OPTIONS

    Any one of the following Annuity Options may be elected. For Qualified Certificates, certain additional annuity options will be offered and certain restrictions apply.

    OPTION 1 -- PAYMENT FOR A FIXED PERIOD. Equal monthly payments will be made for any period of not less than 5 nor more than 30 years. The amount of each payment depends on the total amount applied, the period selected and the monthly payment rates we are using when the first payment is due.

    OPTION 2 -- LIFE INCOME WITH PAYMENTS FOR A GUARANTEED PERIOD. Equal monthly payments are based on the life of the named Annuitant. Payments will continue for the lifetime of that person with payments guaranteed for 10 or 20 years. Payments stop at the end of the selected guaranteed period or when the named person dies, whichever is later.

    OPTION 3 -- PAYMENTS OF A FIXED AMOUNT. Equal monthly payments will be for an agreed fixed amount. The amount of each payment may not be less than $10 for each $1,000 applied. Interest will be credited each month on the unpaid balance and added to it. This interest will be at a rate set by us, but not less than an effective interest rate of 4% per year. Payments continue until the amount we hold runs out. The last payment will be for the balance only.

    MINIMUM AMOUNTS -- We reserve the right to pay the Net Account Value of this Contract in one lump sum, if less than $5,000. If monthly payments are less than $100, we may make payments quarterly, semi-annually, or annually, at our option.

    The dollar amount of monthly payments under each available Annuity Option for each $1,000 applied is calculated in accordance with annuity tables set forth in the Contract. These tables are based on the 1983 Individual Annuity Mortality Table A projected 4 years with interest at 4% per annum. One year will be deducted from the attained age of the Annuitant for every completed three years beyond the year 1987. If we have available, at the time an Annuity Option is elected, options or rates on a more favorable basis than those guaranteed, the higher benefits shall apply.

    4.  ANNUITY PAYMENT

    The first payment under any Annuity Option will be made one month following the Annuity Commencement Date. Subsequent payments will be made in accordance with the manner of payment selected.

    The Annuity Option elected must result in a payment of an amount at least equal to the minimum payment amount according to Protective's rules then in effect. If at any time payments are less than the minimum payment amount, we have the right to change the frequency to an interval resulting in a payment at least equal to the minimum. If any amount due is less than the minimum per year, we may make other arrangements that are equitable to the Annuitant.

    This Contract may not be surrendered after the commencement of Annuity Payments.

    5.  DEATH OF ANNUITANT OR PARTICIPANT AFTER ANNUITY COMMENCEMENT DATE

    If any Participant or Annuitant dies on or after the Annuity Commencement Date and before all the benefits under the Annuity Option selected have been paid, any remaining payments will be distributed at least as rapidly as under the Annuity Option being used as of the date of death.

                           INVESTMENTS BY PROTECTIVE

    Protective's investment philosophy is to maintain a portfolio that is matched to its liabilities with respect to yield, risk, and cash flow characteristics. The types of assets in which Protective may invest are governed by state laws which prescribe qualified investment assets. Within the parameters of these laws, Protective invests its assets giving consideration to such factors as liquidity needs, investment quality, investment return, matching of assets and liabilities, and the composition of the investment portfolio by asset type and credit exposure. Because liquidity is important, Protective continually balances maturity against yield and quality considerations in selecting new investments.

    In establishing Guaranteed Interest Rates, Protective intends to take into account the yields available on the instruments in which it intends to invest the proceeds from the Contracts. (See "Establishment of Guaranteed Interest Rates" on page 6.) Protective's investment strategy with respect to the proceeds attributable to the Contracts will be to primarily invest in investment-grade debt instruments having durations tending to match the applicable Guaranteed Periods. It is anticipated that some portion of the portfolio will be invested in mortgages. Protective may also invest in lower than investment-grade issues, depending upon relative spreads in the capital markets.

    Investment-grade debt instruments in which Protective intends to invest the proceeds from the Contracts include:

        Securities issued by the United States Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the United States Government.

        Mortgaged-backed and corporate debt securities which have an investment grade, at the time of purchase, within the four highest-grades assigned by Moody's Investors Service, Inc. (Aaa, Aa, A, Baa), Standard & Poor's Corporation ("S&P") (AAA, AA, A, or BBB) or any other nationally recognized rating service. Protective considers bonds rated Baa or higher by Moody's or BBB or higher by S&P to be investment grade. At December 31, 1997, 96.9% of bonds in which Protective invests were considered investment grade; 32.6% of these bonds were rated Baa or BBB.

    Mortgaged-backed securities are based upon residential mortgages which have been pooled into securities. Mortgage-backed securities may have greater cash flow volatility as a result of the pass-through of prepayments of principal on the underlying loans. Prepayments of principal on the underlying residential loans can be expected to accelerate with decreases in interest rates and diminish with increases in interest rates.

    Debt obligations which have a Moody's or Standard & Poor's rating below investment-grade may comprise a portion of the portfolio. Risks associated with investments in less than investment-grade debt obligations may be significantly higher than risks associated with investments in debt securities rated investment-grade. Risk of loss upon default by the borrower is significantly greater with respect to such debt obligations than with other debt securities because these obligations may be unsecured or subordinated to other creditors. Additionally, there is often a thinly traded market for such securities and current market quotations are frequently not available for some of these securities. Issuers of less than investment-grade debt obligations usually have higher levels of indebtedness and are more sensitive to adverse economic conditions, such as recession or increasing interest rates, than investment-grade issuers. Protective carefully selects, and closely monitors, such investments. Fixed maturity securities rated BBB may have speculative characteristics and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity of the issuer to make principal and interest payments than is the case with higher rated fixed maturity securities.

    Protective's primary mortgage lending emphasis for the past twenty years has been on strip shopping centers located in smaller towns and anchored by one or more strong regional or national retail stores. The anchor tenants enter into long-term noncancelable leases with Protective's borrowers. The centers provide the basic necessities of life such as food, pharmaceuticals, and clothing, and are relatively insensitive to changes in economic conditions. Protective also makes loans on credit-oriented commercial properties. In the twenty years that Protective has implemented its mortgage loan strategy, it has had no significant loss of principal on mortgages it has originated. Protective carefully selects, and closely monitors, such investments.

    The federal government or its instrumentalities does not guarantee the Contracts. Protective backs the guarantees associated with the Contracts.

    While the foregoing generally describes our investment strategy with respect to the proceeds attributable to the Contracts, we are not obligated to invest the proceeds attributable to the Contracts according to any particular strategy, except as may be required by the insurance laws of Tennessee and other states.

                                OTHER PROVISIONS

CONTRACT TRANSACTIONS

    Currently, each request for a change or transaction under your Contract (such as making an additional Annuity Deposit, requesting a surrender or interest withdrawal, selecting certain Guaranteed Periods, changing the Annuity Commencement Date, Annuity Option, or Annuitant, or making a death benefit claim) must be made in Writing on a form acceptable to Protective. The request must provide all information that is necessary for Protective to make the change or effect the transaction. For additional information on how to make a change or effect a transaction, contact Protective at its Administrative Office.

AMENDMENT OF CONTRACTS

    We reserve the right to amend the Contract to meet the requirements of applicable Federal or state laws, regulations or rulings. We will notify you of any such amendments.

ASSIGNMENT OF CONTRACTS

    Your rights, as evidenced by a Contract, may be assigned as permitted by applicable law. An assignment will not be binding upon us until we receive notice from you in Writing. We assume no responsibility for the validity or effect of any assignment. An assignment will have tax consequences. (See "Federal Tax Matters.") Generally, Qualified Contracts cannot be assigned.

                           DISTRIBUTION OF CONTRACTS

    Investment Distributors, Inc. ("IDI") serves as principal underwriter for the Contracts. IDI has agreed to use its best efforts to sell the Contracts. IDI is a wholly-owned subsidiary of Protective Life Corporation ("PLC") and is registered with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. ("NASD").

    IDI has entered into Distribution Agreements with certain broker-dealers registered under the Securities Exchange Act of 1934. Under the Distribution Agreements such broker-dealers may offer Contracts to persons who have established an account with the broker-dealer. In addition, IDI may offer Contracts to members of certain other eligible groups or certain individuals. The maximum commission Protective will pay for the sale of a Contract is 7% of each Annuity Deposit, or of transferred Sub-Account Value at the start of each Subsequent Guaranteed Period.

                              FEDERAL TAX MATTERS

INTRODUCTION

    The following discussion of the federal income tax treatment of the Contracts is not exhaustive, does not purport to cover all situations, and is not intended as tax advice. The federal income tax treatment of the Contracts is unclear in certain circumstances, and a qualified tax adviser should always be consulted with regard to the application of law to individual circumstances. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, and interpretations existing on the date of this Prospectus. These authorities, however, are subject to change by Congress, the Treasury Department, and judicial decisions.

    This discussion does not address state or local tax consequences associated with the purchase of the Contracts. In addition, THE COMPANY MAKES NO GUARANTEE REGARDING ANY TAX TREATMENT -- FEDERAL, STATE OR LOCAL -- OF ANY CONTRACT OR OF ANY TRANSACTION INVOLVING A CONTRACT.

THE COMPANY'S TAX STATUS

    The Company is taxed as a life insurance company under Subchapter L of the Code. The assets underlying the Contracts will be owned by the Company, and the income derived from such assets will be includible in the Company's income for federal income tax purposes.

TAXATION OF ANNUITIES IN GENERAL

TAX DEFERRAL DURING ACCUMULATION PERIOD

    Under existing provisions of the Code (and except as described below), the Contracts should be treated as annuities and any increase in a Participant's Account Value is generally not taxable to the Participant or Annuitant until received, either in the form of Annuity payments as contemplated by the Contracts, or in some other form of distribution.

    As a general rule, Contracts held by "non-natural persons" such as a corporation, trust or other similar entity, as opposed to a natural person, are not treated as annuities for federal tax purposes. The income on such Contracts (as defined in the tax law) is taxed as ordinary income that is received or accrued by the Participant during the taxable year. There are several exceptions to this general rule for Contracts held by non-natural persons. First, Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the Contract as an agent for a natural person. Thus, if a group Contract is held by a trust or other entity as an agent for Certificate owners who are individuals, those individuals should be treated as owning an annuity for federal income tax purposes. However, this special exception will not apply in the case of any employer who is the nominal owner of a Contract under a non-qualified deferred compensation arrangement for its employees.

    In addition, exceptions to the general rule for non-natural Contract owners will apply with respect to (1) Contracts acquired by an estate of a decedent by reason of the death of the decedent, (2) Contracts issued in connection with certain Qualified Plans, (3) Contracts purchased by employers upon the termination of certain Qualified Plans, (4) certain Contracts used in connection with structured settlement agreements, and (5) Contracts purchased with a single premium when the annuity starting date is no later than a year from purchase of the Contract and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

    If the Contract's Annuity Commencement Date occurs (or is scheduled to occur) at a time when the Annuitant has reached an advanced age, E.G., past age 85, it is possible that the Contract would not be treated as an annuity for federal income tax purposes. In that event, the Participant would be taxable currently on the annual increase in the Account Value.

    The remainder of this discussion assumes that the Contract will constitute an annuity for federal tax purposes.

TAXATION OF PARTIAL AND FULL WITHDRAWALS

    In the case of a partial withdrawal, amounts received generally are includible in income to the extent the Participant's Account Value before the withdrawal exceeds his or her "investment in the contract." In the case of a full withdrawal, amounts received are includible in income to the extent they exceed the

"investment in the contract." For these purposes the investment in the contract at any time equals the premiums paid under the Contract (to the extent such premium payments were neither deductible when made nor excludable from income as, for example, in the case of certain employer contributions to Qualified Plans) less any amounts previously received from the Contract which were not included in income.

    Other than in the case of Contracts issued in connection with certain Qualified Plans (which generally cannot be assigned or pledged), any assignment or pledge (or agreement to assign or pledge) any portion of the Account Value is treated as a withdrawal of such amount or portion. The investment in the contract is increased by the amount includible as income with respect to such assignment or pledge, though it is not affected by any other aspect of the assignment or pledge (including its release). If a Participant transfers a Contract without adequate consideration to a person other than the Participant's spouse (or to a former spouse incident to divorce), the Participant will be taxed on the difference between his or her Account Value and the investment in the contract at the time of transfer. In such case, the transferee's investment in the contract will be increased to reflect the increase in the transferor's income.

    There is some uncertainty regarding the treatment of the Market Value Adjustment for purposes of determining the amount includible in income as a result of any partial withdrawal or transfer without adequate consideration. Congress has given the Internal Revenue Service ("IRS") regulatory authority to address this uncertainty. However, as of the date of this Prospectus, the IRS has not issued any regulations addressing these determinations.

TAXATION OF ANNUITY PAYMENTS

    Normally, the portion of each Annuity payment taxable as ordinary income is equal to the excess of the payment over the exclusion amount. The exclusion amount is the amount determined by multiplying (1) the payment by (2) the ratio of the investment in the contract, adjusted for any period certain or refund feature, to the total expected value of Annuity payments for the term of the Contract (determined under Treasury Department regulations).

    Once the total amount of the investment in the contract is excluded using this ratio, Annuity payments will be fully taxable. If Annuity payments cease because of the death of the Annuitant and before the total amount of the investment in the contract is recovered, the unrecovered amount generally will be allowed as a deduction to the Annuitant in his last taxable year.

    There may be special income tax issues present in situations where the Participant and the Annuitant are not the same person and are not married to one another. A tax advisor should be consulted in these situations.

TAXATION OF DEATH BENEFIT PROCEEDS

    Prior to the Annuity Commencement Date, amounts may be distributed from a Contract because of the death of a Participant or, in certain circumstances, the death of the Annuitant. Such Death Benefit proceeds are includible in income as follows: (1) if distributed in a lump sum, they are taxed in the same manner as a full withdrawal, as described above, or (2) if distributed under an Annuity option, they are taxed in the same manner as Annuity payments, as described above. After the Annuity Commencement Date, where a guaranteed period exists under an Annuity option and the Annuitant dies before the end of that period, payments made to the Beneficiary for the remainder of that period are includible in income as follows: (1) if received in a lump sum, they are includible in income to the extent that they exceed the unrecovered investment in the Contract at that time, or (2) if distributed in accordance with the existing Annuity option selected, they are fully excludable from income until the remaining investment in the Contract is deemed to be recovered, and all Annuity payments thereafter are fully includible in income.

    Proceeds payable on death may be subject to federal income tax withholding requirements. (See "Federal Income Tax Withholding".) In addition, in the case of such proceeds from certain Qualified

Plans, mandatory withholding requirements may apply, unless a "direct rollover" of such proceeds is made. (See "Direct Rollover Rules".)

PENALTY TAX ON PREMATURE DISTRIBUTIONS

    Where a Contract has not been issued in connection with a Qualified Plan, there generally is a 10% penalty tax on the taxable amount of any payment from the Contract unless the payment is: (a) received on or after the Participant reaches age 59 1/2; (b) attributable to the Participant becoming disabled (as defined in the tax law); (c) made on or after the death of the Participant or, if a Participant is not an individual, on or after the death of the primary annuitant (as defined in the tax law); (d) made as a series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the Annuitant or the joint lives (or joint life expectancies) of the Annuitant and a designated beneficiary (as defined in the tax law); or (e) made under a Contract purchased with a single premium when the Annuity Commencement Date is no later than a year from purchase of the Contract and substantially equal periodic payments are made, not less frequently than annually, during the Annuity period. (Similar rules, described below, generally apply in the case of Contracts issued in connection with certain Qualified Plans.)

AGGREGATION OF CONTRACTS

    In certain circumstances, the IRS may determine the amount of an Annuity payment or a withdrawal from a Contract that is includible in income by combining some or all of the annuity contracts owned by an individual which are not issued in connection with a Qualified Plan. For example, if a person purchases a Contract offered by this Prospectus and also purchases at approximately the same time an immediate annuity, the IRS may treat the two contracts as one contract. In addition, if a person purchases two or more deferred annuity contracts from the same insurance company (or its affiliates) during any calendar year, all such contracts will be treated as one contract for purposes of determining whether any payment not received as an annuity (including withdrawals prior to the Annuity Commencement Date) is includible in income. The effects of such aggregation are not clear; however, it could affect the time when income is taxable and the amount which might be subject to the 10% penalty tax described above.

LOSS OF INTEREST DEDUCTION WHERE CONTRACTS ARE HELD BY OR FOR THE BENEFIT OF
  CERTAIN NON-NATURAL PERSONS

    In the case of Contracts issued after June 8, 1997 to a non-natural taxpayer (such as a corporation or a trust), or held for the benefit of such an entity, otherwise deductible interest may no longer be deductible by the entity, regardless of whether the interest relates to debt used to purchase or carry the Contract. However, this interest deduction disallowance does not affect Contracts where the income on such Contracts is treated as ordinary income that is received or accrued by the Participant during the taxable year. Entities that are considering purchasing the Contract, or entities that will be beneficiaries under a Contract, should consult a tax advisor.

QUALIFIED RETIREMENT PLANS

IN GENERAL

    The Contracts are also designed for use in connection with certain types of retirement plans which receive favorable treatment under the Code. Those who are considering the purchase of a Contract for use in connection with a Qualified Plan should consider, in evaluating the suitability of the Contract, that the Contract requires an Annuity Deposit of at least $10,000. Numerous special tax rules apply to participants in Qualified Plans and to Contracts used in connection with Qualified Plans. Therefore, no attempt is made in this prospectus to provide more than general information about the use of the Contracts with the various types of Qualified Plans.

    The tax rules applicable to Qualified Plans vary according to the type of plan and the terms and conditions of the plan itself. For example, both the amount of the contribution that may be made, and the tax deduction or exclusion that the Participant may claim for such contribution, are limited under Qualified Plans and vary with the type of plan. Also, for full withdrawals, partial withdrawals, and Annuity payments under Qualified Contracts, there may be no "investment in the contract" and the total amount received may be taxable.

    In addition, special rules apply to the time at which distributions must commence and the form in which the distributions must be paid. For example, the length of any Guarantee Period may be limited in some circumstances to satisfy certain minimum distribution requirements under the Code. Furthermore, failure to comply with minimum distribution requirements applicable to Qualified Plans will result in the imposition of an excise tax. This excise tax generally equals 50% of the amount by which a minimum required distribution exceeds the actual distribution from the Qualified Plan. In the case of Individual Retirement Accounts or Annuities ("IRAs"), distributions of minimum amounts (as specified in the tax law) must generally commence by April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2. In the case of certain other Qualified Plans, distributions of such minimum amounts generally must commence by the later of this date or April 1 of the calendar year following the calendar year in which the employee retires.

    There is also a 10% penalty tax on the taxable amount of any payment from certain Qualified Contracts. There are exceptions to this penalty tax which vary depending on the type of Qualified Plan. In the case of an IRA, exceptions provide that the penalty tax does not apply to a payment (a) received on or after the Participant reaches age 59 1/2, (b) received on or after the Participant's death or because of the Participant's disability (as defined in the tax law), or (c) made as a series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the Participant or for the joint lives (or joint life expectancies) of the Participant and the Participant's designated Beneficiary (as defined in the tax law). These exceptions, as well as certain others not described herein, generally apply to taxable distributions from other Qualified Plans (although, in the case of plans qualified under sections 401 and 403, exception "c" above for substantially equal periodic payments applies only if the Participant has separated from service). In addition, the penalty tax does not apply to certain distributions from IRAs taken after December 31, 1997 which are used for qualified first time home purchases or for higher education expenses. Special conditions must be met for these two exceptions to the penalty tax. Those wishing to take a distribution from an IRA for these purposes should consult their tax advisor.

    When issued in connection with a Qualified Plan, a Contract will be amended as generally necessary to conform to the requirements of the plan. However, Participants, Annuitants, and Beneficiaries are cautioned that the rights of any person to any benefits under Qualified Plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract. In addition, the Company shall not be bound by terms and conditions of Qualified Plans to the extent such terms and conditions contradict the Contract, unless the Company consents.

    Following are brief descriptions of various types of Qualified Plans in connection with which Protective will generally issue a Contract.

    INDIVIDUAL RETIREMENT ANNUITIES. Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an "Individual Retirement Annuity" or "IRA." IRAs are subject to limits on the amounts that may be contributed, the persons who may be eligible and on the time when distributions may commence. Also, subject to the direct rollover and mandatory withholding requirements (discussed below), distributions from certain Qualified Plans may be "rolled over" on a tax-deferred basis into an IRA. The Contract may not, however, be used in connection with an "Education IRA" under
Section 530 of the Code, a "Simplified Employee Pension" under Section 408(k) of the Code, or as a "SIMPLE IRA" under Section 408(p) of the Code.

    ROTH IRAS. Recently enacted Section 408A of the Code permits eligible individuals to contribute to a type of IRA known as a "Roth IRA." Roth IRAs differ from other IRAs in several respects. Among the differences is that, although contributions to a Roth IRA are not deductible, "qualified distributions" from a Roth IRA will be excludable from income. The eligibility and mandatory distribution requirements for Roth IRAs also differ from non-Roth IRAs. Furthermore, a rollover may be made to a Roth IRA only if it is a "qualified rollover contribution." A "qualified rollover contribution" is a rollover contribution to a Roth IRA from another Roth IRA or from a non-Roth IRA, but only if such rollover contribution meets the rollover requirements for IRAs under section 408(d)(3) of the Code. In the case of a qualified rollover contribution or a transfer from a non-Roth IRA to a Roth IRA, any portion of the amount rolled over which would be includible in gross income were it not part of a qualified rollover contribution or a nontaxable transfer will be includible in gross income. However, the 10 percent penalty tax on premature distributions generally will not apply to such amounts.

    All or part of amounts in a non-Roth IRA may be converted into a Roth IRA. Such a conversion can be made without taking an actual distribution from the IRA. For example, an individual may make a conversion by notifying the IRA issuer or trustee, whichever is applicable. The conversion of an IRA to a Roth IRA is a special type of qualified rollover distribution. Hence, the IRA participant must be eligible to make a qualified rollover distribution in order to convert an IRA to a Roth IRA. A conversion typically will result in the inclusion of some or all of the IRA value in gross income, as described above. Persons with adjusted gross incomes in excess of $100,000 or who are married and file a separate return are not eligible to make a qualified rollover contribution or a transfer in a taxable year from a non-Roth IRA to a Roth IRA.

    Any "qualified distribution" from a Roth IRA is excludible from gross income. A "qualified distribution" is a payment or distribution which satisfies two requirements. First, the payment or distribution must be (a) made after the Participant attains age 59 1/2, (b) made after the Participant's death, (c) attributable to the Participant being disabled, or (d) a qualified first-time homebuyer distribution within the meaning of section 72(t)(2)(F) of the Code. Second, the payment or distribution must be made in a taxable year that is at least five years after (a) the first taxable year for which a contribution was made to any Roth IRA established for the Participant, or (b) in the case of a payment or distribution properly allocable to a qualified rollover contribution from a non-Roth IRA (or income allocable thereto), the taxable year in which the rollover contribution was made. A distribution from a Roth IRA which is not a qualified distribution is generally taxed in the same manner as a distribution from non-Roth IRAs. Distributions from a Roth IRA need not commence at age
70 1/2.

    CORPORATE AND SELF-EMPLOYED ("H.R. 10" AND "KEOGH") PENSION AND PROFIT-SHARING PLANS. Sections 401(a) and 403(a) of the Code permit corporate employers to establish various types of tax-favored retirement plans for employees. The Self-Employed Individuals' Tax Retirement Act of 1962, as amended, commonly referred to as "H.R. 10" or "Keogh," permits self-employed individuals also to establish such tax-favored retirement plans for themselves and their employees. Such retirement plans may permit the purchase of the Contract in order to provide benefits under the plans. Employers intending to use the Contract in connection with such plans should seek competent advice.

    TAX-SHELTERED ANNUITIES. Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the

Code to have their employers purchase annuity contracts for them and, subject to certain limitations, to exclude the amount of purchase payments from gross income for tax purposes. These annuity contracts are commonly referred to as "tax-sheltered annuities." Purchasers of the Contracts for such purposes should seek competent advice as to eligibility, limitations on permissible amounts of purchase payments and other tax consequences associated with the Contracts.
Section 403(b) Policies contain restrictions on withdrawals of (i) contributions made pursuant to a salary reduction agreement in years beginning after December 31, 1988, (ii) earnings on those contributions, and (iii) earnings after December 31, 1988 on amounts attributable to salary reduction contributions held as of December 31, 1988. These amounts can be paid only if the employee has reached age 59 1/2, separated from service, died, become disabled, or in the case of hardship. Amounts permitted to be distributed in the event of hardship shall be limited to actual contributions; earnings thereon shall not be distributed on account of hardship. (These limitations on withdrawals do not apply to the extent the Company is directed to transfer some or all of the Amount Value to the issuer of another tax-sheltered annuity or into a Section 403(b)(7) custodial account.)

DIRECT ROLLOVER RULES

    In the case of Contracts used in connection with a pension, profit-sharing, or annuity plan qualified under Sections 401(a) or 403(a) of the Code, or in the case of a Section 403(b) Tax-Sheltered annuity, any "eligible rollover distribution" from the Contract will be subject to direct rollover and mandatory withholding requirements. An eligible rollover distribution generally is any taxable distribution from a qualified pension plan under Section 401(a) of the Code, qualified annuity plan under Section 403(a) of the Code, or Section 403(b) Tax-Sheltered annuity or custodial account, excluding certain amounts (such as minimum distributions required under Section 401(a)(9) of the Code and distributions which are part of a "series of substantially equal periodic payments" made for life or a specified period of 10 years or more).

    Under these requirements, withholding at a rate of 20 percent will be imposed on any eligible rollover distribution. In addition, the participant in these qualified retirement plans cannot elect out of withholding with respect to an eligible rollover distribution. However, this 20 percent withholding will not apply if, instead of receiving the eligible rollover distribution, the participant elects to have amounts directly transferred to certain Qualified Plans (such as to an Individual Retirement Annuity). Prior to receiving an eligible rollover distribution, you will receive a notice (from the plan administrator or the Company) explaining generally the direct rollover and mandatory withholding requirements and how to avoid the 20% withholding by electing a direct transfer.

FEDERAL INCOME TAX WITHHOLDING

    The Company will withhold and remit to the U.S. government a part of the taxable portion of each distribution made under a Contract unless the distributee notifies the Company at or before the time of the distribution that he or she elects not to have any amounts withheld. In certain circumstances, Protective may be required to withhold tax. The withholding rates applicable to the taxable portion of periodic Annuity payments (other than the eligible rollover distributions) are the same as the withholding rates generally applicable to payments of wages. The withholding rate applicable to the taxable portion of non-periodic payments (including withdrawals prior to the Annuity Commencement Date and conversions of, or rollovers from, non-Roth IRAs to Roth
IRAs) is 10%. Regardless of whether you elect not to have federal income tax withheld, you are still liable for payment of federal income tax on the taxable portion of the payment. As described above, the withholding rate applicable to eligible rollover distributions is 20%.

                       PROTECTIVE LIFE INSURANCE COMPANY

A.  BUSINESS

    Protective Life Insurance Company, a stock life insurance company, was founded in 1907. Protective is a wholly-owned and the principal operating subsidiary of Protective Life Corporation ("PLC"), an insurance holding company whose common stock is traded on the New York Stock Exchange under the symbol "PL". Protective provides financial services through the production, distribution, and administration of a diverse array of insurance and investment products. Protective operates through seven divisions whose principal strategic focuses can be grouped into three general categories: life insurance, specialty insurance products, and retirement savings and investment products. Protective also has an additional business segment which is described herein as Corporate and Other. Unless the context otherwise requires, "Protective" refers to the consolidated group of Protective Life Insurance Company and its subsidiaries.

    Protective offers a competitive selection of individual life insurance, dental insurance and managed care products, credit life and disability insurance, guaranteed investment contracts, guaranteed funding agreements, and fixed and variable annuities. Protective distributes these products through many channels, primarily independent agents, insurance brokers, stockbrokers, financial institutions, company sales representatives, and automobile dealerships. Protective also seeks to acquire blocks of insurance policies from other insurers.

LIFE INSURANCE

    A strategic focus of Protective is to expand its life insurance operations through internal growth and acquisitions. The Acquisitions, Individual Life, and West Coast Divisions support this strategy.

ACQUISITIONS DIVISION

    PLC is an active participant in the consolidation of the life and health insurance industry. The Acquisitions Division focuses on acquiring, converting, and servicing business acquired from other companies. These acquisitions may be accomplished through acquisitions of companies or through the assumption or reinsurance of life insurance and related policies. Thirty-nine transactions have been closed by the Division since 1970, including 12 since 1989. Many of these acquisitions included Protective. Blocks of policies acquired through the Division are usually administered as "closed" blocks; i.e., no new policies are sold. Therefore, the amount of insurance in force for a particular acquisition is expected to decline with time due to lapses and deaths of the insureds. However, in the case of the most recent acquisition closed by the Division, West Coast Life Insurance Company ("West Coast") which is discussed below, Protective has elected to continue the marketing of new policies.

    PLC expects acquisition opportunities to continue to be available as the life and health industry continues to consolidate; however, management believes that PLC may face increased competition for future acquisitions.

    Total revenues and income before income tax from the Acquisitions Division are expected to decline with time unless new acquisitions are made. Therefore, the Division's revenues and earnings may fluctuate from year to year depending upon the level of acquisition activity.

    In the second quarter of 1995, the Division coinsured a block of 28,000 policies. In January 1996, the Division coinsured a block of 38,000 policies. In December 1996, the Division acquired Community National Assurance Company with 16,000 policies and coinsured a related block of 22,000 policies. In June 1997, Protective acquired West Coast which is discussed below.

    From time to time, other Protective Divisions have acquired companies and blocks of policies which are included in their respective results.

INDIVIDUAL LIFE DIVISION

    The Individual Life Division markets universal life, variable universal life and other life insurance products on a national basis through a network of independent insurance agents. In addition, the Division has grown sales by developing niche marketing strategies. The strategies include marketing specialty products through insurance brokerage channels and traditional life insurance products through regional stockbrokers and banks. The Division also offers its products on a "private label" basis to other insurance companies and their distribution systems. The Division has experienced increased sales even though the life insurance industry is a mature industry.

    The Division primarily utilizes a distribution system based on experienced independent personal producing general agents who are recruited by regional sales managers. At December 31, 1997, there were 37 regional sales managers located throughout the United States. Approximately 51% of the Division's 1997 sales came from this distribution system. In addition, the Division distributes insurance products in the life insurance brokerage market through a wholly-owned subsidiary, Empire General Life Assurance Corporation, representing approximately 39% of sales. The remaining 10% of 1997 sales came from stockbrokers, banks, and private label arrangements.

WEST COAST DIVISION

    On June 3, 1997, Protective acquired West Coast Life Insurance Company. Headquartered in San Francisco, West Coast sells universal and traditional ordinary life products in the life insurance brokerage market and in the "bank owned life insurance" market.

    Most acquisitions closed by the Acquisitions Division do not include the acquisition of an active sales force. In transactions where some marketing capacity was included, Protective either ceased future marketing efforts or combined those efforts with another Division. In the West Coast case, the Company elected to continue the marketing of new policies, operating the company as a separate Division.

    The West Coast Division primarily utilizes a distribution system comprised of brokerage general agencies ("BGAs") with a network of independent life agents. The BGAs provide varying levels of service to the independent agents based on the size and structure of the individual BGA organizations. At December 31, 1997, the Division had 42 BGAs located throughout the United States.

SPECIALTY INSURANCE PRODUCTS

    A second strategic focus of Protective is to participate in specialized segments of the insurance industry that offer attractive growth opportunities. The Dental and Consumer Benefits and Financial Institutions Divisions support this strategy.

DENTAL AND CONSUMER BENEFITS DIVISION

    The Division (formerly known as the Group Division) recently exited from the traditional group major medical business, fulfilling the Division's strategy to focus primarily on dental and related products. Accordingly, the Division was renamed the Dental and Consumer Benefits ("Dental") Division.

    The Dental Division's primary strategic emphasis is on indemnity and managed-care dental products. At December 31, 1997, the Division had approximately 630,000 members in its dental programs.

    The Division was a pioneer in developing indemnity dental products for the voluntary payroll deduction market. The Division has also developed an innovative system for prospecting and selling dental insurance products by telephone.

    The Division recently launched Dental Network Plans, which offers discounted fee-for-service dental programs to individual consumers and groups where enrolled consumers have access to a contracted network of dental providers who have agreed to a discounted fee schedule.

    The Division also markets group life and disability coverages, and administers an essentially closed block of individual cancer insurance policies.

FINANCIAL INSTITUTIONS DIVISION

    The Financial Institutions Division specializes in marketing credit life and disability insurance products through banks, consumer finance companies and automobile dealers. The majority of these policies cover consumer loans made by financial institutions located primarily in the southeastern United States and automobile dealers throughout the United States. Therefore, the demand for credit life and credit health insurance is related to the general level of loan demand. The Division markets through employee field representatives, independent brokers and wholly-owned subsidiaries. Protective believes it has been a beneficiary of a "flight to quality," as financial institutions and automobile dealers increasingly prefer to do business with insurers having quality products, strong balance sheets and high-quality training and service capabilities.

    On September 30, 1997, the Division acquired the Western Diversified Group. The Western Diversified Group markets credit insurance and related products through automobile dealers primarily in the midwestern United States. The Western Diversified Group includes a small property casualty insurer that sells automobile extended warranty coverages, which the Division plans to market nationally through its other distribution channels. In addition, on October 1, 1997, the Division acquired an unrelated closed block of credit policies.

RETIREMENT SAVINGS AND INVESTMENT PRODUCTS

    A third strategic focus of Protective is to offer products that respond to the shift in consumer preference to savings products brought about by demographic trends as "baby-boomers" move into the saving stage of their life cycle. The two Divisions that support this strategy are the Guaranteed Investment Contracts and Investment Products Divisions.

GUARANTEED INVESTMENT CONTRACTS DIVISION

    Protective entered the Guaranteed Investment Contracts ("GIC") business in 1989. The GIC Division markets GICs to 401(k) and other qualified retirement savings plans. GICs are generally contracts which specify a return on deposits for a specified period and often provide flexibility for withdrawals, in keeping with the benefits provided by the plan. The Division also offers related products, including guaranteed funding agreements offered to the trustees of municipal bond proceeds, floating rate contracts offered to bank trust departments, and long-term annuity contracts offered to fund certain state obligations. The Division's emphasis is on a consistent and disciplined approach to product pricing and asset/liability management, careful underwriting of early withdrawal risks and maintaining low distribution and administration costs.

    Most GIC contracts written by Protective have maturities of three to five years. Prior to 1993, few GIC contracts were maturing because the contracts were newly written. Therefore, GIC account balances grew at a significant rate. Beginning in 1993, GIC contracts began to mature as contemplated when the contracts were sold. Hence, the rate of growth in GIC deposits has decreased as the amount of maturing contracts has increased.

INVESTMENT PRODUCTS DIVISION

    The Investment Products Division manufactures, sells, and supports fixed and variable annuity products. These products are primarily sold through stockbrokers, but are also sold through financial institutions and the Individual Life Division's sales force. The demand for annuity products is related to the general level of interest rates and performance of the equity markets.

    Since 1990, the Division has offered modified guaranteed annuity products which guarantee an interest rate for a fixed period. Because contract values are "market-value adjusted" upon surrender prior to maturity, these products afford Protective a measure of protection from changes in interest rates. In 1992, the Division ceased most new sales of single premium deferred annuities. In 1994, the Division introduced a variable annuity product which offers the policyholder the opportunity to invest in various investment accounts.

    Variable annuity products represent approximately 49% of the Division's account balances at December 31, 1997 and 64% of the Division's 1997 sales.

CORPORATE AND OTHER

    Protective has an additional business segment herein referred to as Corporate and Other. The Corporate and Other segment primarily consists of net investment income and expenses not attributable to the Divisions described above. The earnings of this segment may fluctuate from year to year.

B.  SELECTED FINANCIAL DATA

    The following Selected Financial Data for Protective and its subsidiaries should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere in this Prospectus.

                            SELECTED FINANCIAL DATA
                             (DOLLARS IN THOUSANDS)

                                                                       YEAR ENDED DECEMBER 31
                                          ---------------------------------------------------------------------------------
                                                1997             1996             1995             1994            1993
                                          ----------------  ---------------  ---------------  ---------------  ------------
INCOME STATEMENT DATA
Premiums and policy fees................  $     480,206     $    462,050     $    411,682     $    402,772     $    351,423
Net investment income...................        557,488          498,781          458,433          408,933          354,165
Realized investment gains (losses)......          1,824            5,510            1,951            6,298            5,054
Other income............................          6,149            5,010            1,355           11,977            4,756
                                          ----------------  ---------------  ---------------  ---------------  ------------
    Total revenues......................  $   1,045,667     $    971,351     $    873,421     $    829,980     $    715,398
                                          ----------------  ---------------  ---------------  ---------------  ------------
                                          ----------------  ---------------  ---------------  ---------------  ------------
Benefits and expenses...................  $     895,917     $    846,042     $    755,688     $    724,402     $    629,286
Income tax expense......................  $      52,302     $     42,766     $     40,037     $     32,855     $     29,957(1)
Net income..............................  $      97,448     $     82,543     $     77,696     $     72,723     $     56,155


                                                                             DECEMBER 31
                                          ---------------------------------------------------------------------------------
                                                1997             1996             1995             1994            1993
                                          ----------------  ---------------  ---------------  ---------------  ------------
BALANCE SHEET DATA
Total assets............................  $  10,375,281     $  8,163,343     $  7,178,693     $  6,110,704     $  5,307,849
Long-term debt..........................                                                                       $         98
Total debt(2)...........................  $      28,055     $     25,014     $     34,693     $     39,443     $     49,061
Redeemable preferred stock..............                                     $      2,000     $      2,000     $      2,000
Stockholder's equity....................  $   1,018,779     $    776,191     $    651,237     $    395,075     $    469,990
Stockholder's equity excluding net
  unrealized gains and losses on
  investments...........................  $     957,052     $    769,503     $    593,374     $    502,607     $    430,706

------------------------

(1) Increased by a one-time adjustment to income tax expense of $1.2 million due to an increase in the corporate federal income tax rate from 34% to 35%.

(2) Includes indebtedness to related parties. At December 31, 1997 such indebtedness totaled $28.1 million. See also Note E to the Consolidated Financial Statements.

C. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

    Protective operates seven divisions whose principal strategic focuses can be grouped into three general categories: life insurance, specialty insurance products, and retirement savings and investment products. Protective's divisions are: Acquisitions, Individual Life, West Coast, Dental and Consumer Benefits ("Dental"), Financial Institutions, Guaranteed Investment Contracts ("GIC"), and Investment Products. Protective also has an additional business segment which is described herein as Corporate and Other.

    The Dental Division (formerly known as the Group Division) recently exited from the traditional group major medical business, fulfilling the Division's strategy to focus primarily on dental and related products. Accordingly, the Division was renamed the Dental and Consumer Benefits Division.

    PREMIUMS AND POLICY FEES

    The following table sets forth for the periods shown the amount of premiums and policy fees and the percentage change from the prior period:

                            PREMIUMS AND POLICY FEES

                 YEAR ENDED                                     PERCENTAGE
                 DECEMBER 31                       AMOUNT       INCREASE
---------------------------------------------  ---------------  ---------
                                               (IN THOUSANDS)
  1995.......................................  $      411,682        2.2%
  1996.......................................         462,050       12.2
  1997.......................................         480,206        3.9

    Premiums and policy fees increased $50.4 million or 12.2% in 1996 over 1995. The coinsurance by the Acquisitions Division of three blocks of policies during 1996 resulted in a $19.2 million increase in premiums and policy fees. Decreases in older acquired blocks resulted in an $11.1 million decrease in premiums and policy fees. Individual Life premiums and policy fees increased $17.7 million. Premiums and policy fees from the Dental Division increased $14.1 million. Premiums and policy fees related to the Dental Division's dental business increased $22.5 million. This increase was partially offset by a reduction in premiums related to a refund of premiums to certain cancer insurance policyholders and to decreases in traditional group health premiums. Premiums and policy fees from the Financial Institutions Division increased $7.8 million. This resulted from the coinsurance of a block of policies in 1996 representing a $32.6 million increase in premiums and policy fees. This increase was largely offset by decreases resulting from a reinsurance arrangement begun in 1995, whereby most of the Division's new credit insurance sales are being ceded to a reinsurer. Premiums and policy fees from the Investment Products Division increased $3.6 million.

    Premiums and policy fees increased $18.2 million or 3.9% in 1997 over 1996. The coinsurance by the Acquisitions Division of a block of policies and the acquisition of a small life insurance company in late 1996 resulted in a $4.4 million increase in premiums and policy fees. Decreases in older acquired blocks resulted in an $8.3 million decrease in premiums and policy fees. The Individual Life Division's premiums and policy fees increased $10.8 million. The June 1997 acquisition of West Coast Life Insurance Company ("West Coast") increased premiums and policy fees $14.1 million. The Dental Division's exit from the group major medical business during 1997 resulted in a $31.1 million decrease in premiums and policy fees. Premiums and policy fees related to the Dental Division's other businesses increased $25.7 million. Premiums and policy fees from the Financial Institutions Division decreased $1.2 million. Decreases of $10.2 million resulted from the reinsurance arrangement begun in 1995. Decreases of $17.1 million relate to the normal decrease in premiums on a closed block of credit insurance policies reinsured in 1996. The recent acquisition of the Western Diversified Group ("Western Diversified") and coinsurance of an unrelated closed block of credit insurance policies increased premiums and policy fees $26.1 million. The increase in premiums and policy fees from the Investment Products Division was $4.2 million.

    NET INVESTMENT INCOME

    The following table sets forth for the periods shown the amount of net investment income, the percentage change from the prior period, and the percentage earned on average cash and investments:

                             NET INVESTMENT INCOME

                                                                 PERCENTAGE
                                                                 EARNED ON
                                                                AVERAGE CASH
          YEAR ENDED                              PERCENTAGE        AND
         DECEMBER 31                AMOUNT         INCREASE     INVESTMENTS
------------------------------  ---------------   -----------   ------------
                                (IN THOUSANDS)
  1995........................  $      458,433          12.1%           7.9%
  1996........................         498,781           8.8            7.8
  1997........................         557,488          11.8            7.6

    Net investment income in 1996 was $40.3 million or 8.8% higher than in 1995, and in 1997 was $58.7 million or 11.8% higher than the preceding year, primarily due to increases in the average amount of invested assets. Invested assets have increased primarily due to acquisitions and to receiving annuity and GIC deposits. In 1996, the assumption of four blocks of policies during the year resulted in an increase in net investment income of $18.4 million. The coinsurance of a block of policies and the acquisition of a small life insurance company in late 1996, and the acquisition of West Coast, Western Diversified, and the block of credit insurance policies in 1997 resulted in an increase in net investment income of $39.4 million in 1997.

    The percentage earned on average cash and investments in 1996 was 7.8%, and in 1997 was 7.6%, each slightly below that of the preceding year due to a general decline in interest rates.

    REALIZED INVESTMENT GAINS (LOSSES)

    Protective generally purchases its investments with the intent to hold to maturity by purchasing investments that match future cash flow needs. However, Protective may sell any of its investments to maintain proper matching of assets and liabilities. Accordingly, Protective has classified its fixed maturities and certain other securities as "available for sale." The sales of investments that have occurred generally result from portfolio management decisions to maintain proper matching of assets and liabilities. The following table sets forth realized investment gains for the periods shown:

                       REALIZED INVESTMENT GAINS (LOSSES)

          YEAR ENDED
         DECEMBER 31                 AMOUNT
------------------------------  -----------------
                                 (IN THOUSANDS)
  1995........................           $1,951
  1996........................            5,510
  1997........................            1,824

    Protective maintains an allowance for uncollectible amounts on investments. The allowance totaled $30.9 million at December 31, 1996 and $23.0 million at December 31, 1997.

    Realized investment gains in 1996 of $10.9 million were largely offset by realized investment losses of $5.4 million. In 1996, Protective sold $554 million of its mortgage loans in a securitization transaction, resulting in a $6.1 million realized investment gain. Realized investment losses in 1996 were reduced by a $1.8 million reduction to the allowance for uncollectible amounts on investments.

    Realized investment gains in 1997 of $34.3 million were largely offset by realized investment losses of $32.5 million, including a loss of $6.9 million incurred in connection with the sale of $445 million of mortgage loans in a securitization transaction. Realized investment losses in 1997 were reduced by a $7.9 million reduction to the allowance for uncollectible amounts on investments.

    OTHER INCOME

    The following table sets forth other income for the periods shown:

                                  OTHER INCOME

      YEAR ENDED DECEMBER 31              AMOUNT
-----------------------------------  -----------------
                                      (IN THOUSANDS)
  1995.............................           $1,355
  1996.............................            5,010
  1997.............................            6,149

    Other income consists primarily of fees, administrative-services-only types of group accident and health insurance contracts, and from rental of space in Protective's administrative building to PLC.

    INCOME BEFORE INCOME TAX

    The following table sets forth operating income or loss and income or loss before income tax by business segment for the periods shown:

                OPERATING INCOME (LOSS) AND INCOME (LOSS) BEFORE
                       INCOME TAX YEAR ENDED DECEMBER 31
                                 (IN THOUSANDS)

                                                              1995        1996        1997
                                                           ----------  ----------  ----------
OPERATING INCOME (LOSS)(1)
LIFE INSURANCE
  Acquisitions...........................................  $   50,376  $   53,564  $   56,672
  Individual Life........................................      16,206      14,774      22,480
  West Coast.............................................                               8,202
SPECIALTY INCOME PRODUCTS
  Dental.................................................       9,107         821      11,767
  Financial Instutions...................................       7,701       8,966      13,017
RETIREMENT SAVINGS AND INVESTMENT PRODUCTS
  GIC....................................................      32,886      40,093      28,117
  Investment Products....................................       7,561       7,852       8,303
Corporate and Other......................................      (6,490)     (2,410)       (259)
                                                           ----------  ----------  ----------
Total operating income...................................     117,347     123,660     148,299
                                                           ----------  ----------  ----------
REALIZED INVESTMENT GAINS (LOSSES)
  Individual Life........................................                   3,098
  GIC....................................................      (3,907)     (7,963)     (3,180)
  Investment Products....................................       4,937       3,858         589
  Unallocated Realized Investment Gains (Losses).........         921       6,517       4,415
RELATED AMORTIZATION OF DEFERRED POLICY ACQUISITION COSTS
  Individual Life........................................                  (1,974)
  Investment Products....................................      (1,565)     (1,887)       (373)
                                                           ----------  ----------  ----------
Total net................................................         386       1,649       1,451
                                                           ----------  ----------  ----------
INCOME (LOSS) BEFORE INCOME TAX LIFE INSURANCE
  Acquisitions...........................................      50,376      53,564      56,672
  Individual Life........................................      16,206      15,898      22,480
  West Coast.............................................                               8,202
SPECIALTY INCOME PRODUCTS
  Dental.................................................       9,107         821      11,767
  Financial Institutions.................................       7,701       8,966      13,017
RETIREMENT SAVINGS AND INVESTMENT PRODUCTS
  GIC....................................................      28,979      32,130      24,937
  Investment Products....................................      10,933       9,823       8,519
Corporate and Other......................................      (6,490)     (2,410)       (259)
Unallocated Realized Investment Gains (Losses)...........         921       6,517       4,415
                                                           ----------  ----------  ----------
Total income before income tax...........................  $  117,733  $  125,309  $  149,750

------------------------

  (1) Income before income tax excluding realized investment gains and losses and related amortization of deferred policy acquisition costs.

    In the ordinary course of business, the Acquisitions Division regularly considers acquisitions of smaller insurance companies or blocks of policies. Blocks of policies acquired through the Division are usually administered as "closed" blocks; i.e., no new policies are sold. Therefore, earnings from the Acquisitions Division are normally expected to decline over time (due to the lapsing of policies resulting from deaths of insureds or terminations of coverage) unless new acquisitions are made. The Division's 1996 pretax earnings increased $3.2 million to $53.6 million. New acquisitions resulted in a $4.7 million increase in 1996 pretax earnings. The Division's 1997 pretax earnings increased $3.1 million to $56.7 million. The Division's mortality experience was approximately $6.0 million more favorable in 1997 than in 1996. In addition, the Division's newest acquisitions represented a $1.8 million increase in 1997 pretax earnings.

    The Individual Life Division had 1996 pretax operating earnings of $14.7 million, $1.4 million below 1995. The Division's 1997 pretax operating earnings were $22.5 million, $7.7 million above 1996, even though the Division experienced record high mortality in the second quarter. The increase was primarily due to growth and improved expense control. Realized investment gains, net of related amortization of deferred policy acquisition costs, associated with this Division were $1.1 million in 1996 and none in 1997. As a result, total pretax earnings were $22.5 million in 1996 and $15.9 million in 1997.

    Headquartered in San Francisco, West Coast Life Insurance Company was acquired by Protective on June 3, 1997. For the seven months of 1997 that it was a subsidiary of Protective, the West Coast Division had pretax operating earnings of $8.2 million.

    The Dental Division's 1996 pretax earnings of $0.8 million were $8.3 million lower than 1995. A refund of cancer premiums and related expenses resulted in a $6.8 million decrease in the Division's pretax earnings. Improved dental earnings were offset by lower traditional group health earnings. The Division's 1997 pretax earnings were $11.8 million. Dental earnings were $6.0 million, an increase of $0.7 million, before expenses of $2.2 million to develop a new discounted fee-for-service dental program. Pretax earnings included a one-time release of reserves associated with exiting the group major medical business of $1.8 million. Lower cancer earnings partially offset improved results in other lines.

    The Financial Institutions Division's pretax earnings increased $1.3 million to $9.0 million in 1996. Included in the Division's 1996 results are earnings from the coinsurance of a block of policies in the second quarter of 1996. The Division's 1997 pretax earnings increased $4.1 million to $13.0 million. The Division's results include earnings from recent acquisitions. At the end of the 1997 third quarter, the Division acquired the Western Diversified Group and coinsured an unrelated block of policies.

    The GIC Division's pretax operating earnings increased $7.2 million to $40.1 million in 1996, and declined $12.0 million to $28.1 million in 1997. The 1996 increase was due to improved operating spreads and to the growth in GIC deposits. Several factors contributed to the 1997 decline. In December 1996, Protective sold a major portion of its bank loan participations in a securitization transaction which had the effect of reducing the Division's earnings and increasing earnings in the Corporate and Other segment. In order to better match assets to liabilities on a divisional level, Protective shortened the duration of GIC Division invested assets and lengthened the duration of the other divisions' invested assets. As a result, GIC earnings were reduced and earnings of the other divisions were increased. Realized investment losses associated with this Division in 1996 were $8.0 million as compared to $3.2 million in 1997. As a result, total pretax earnings were $32.1 million in 1996 and $24.9 million in 1997. The rate of growth in GIC deposits has decreased as the amount of maturing contracts has increased.

    The Investment Products Division's 1996 pretax operating earnings were $7.9 million which was $0.3 million higher than 1995. Earnings increased primarily due to growth in variable annuity deposits. The Division's 1997 pretax operating earnings were $8.3 million, an increase of $0.5 million over 1996. Realized investment gains, net of related amortization of deferred policy acquisition costs, were $2.0 million in 1996 as compared with $0.2 million in 1997. As a result, total pretax earnings were $9.8 million in 1996 and and $8.5 in 1997.

    The Corporate and Other segment consists primarily of net investment income on capital and other operating expenses not identified with the preceding operating divisions. Pretax losses for this segment were $4.1 million lower in 1996 as compared to 1995, and $2.2 million lower in 1997 as compared to 1996, due to higher net investment income on capital.

    INCOME TAX EXPENSE

    The following table sets forth the effective income tax rates for the periods shown:

                               INCOME TAX EXPENSE

                                    EFFECTIVE
          YEAR ENDED                INCOME TAX
         DECEMBER 31                  RATES
------------------------------     ------------
  1995........................      34.0%
  1996........................      34.1
  1997........................      34.9

    Management's current estimate of the effective tax rate for 1998 is between 34% and 35%.

    NET INCOME

    The following table sets forth net income for the periods shown:

                                   NET INCOME

          YEAR ENDED                                   PERCENTAGE
         DECEMBER 31                    AMOUNT          INCREASE
------------------------------     -----------------   ----------
                                    (IN THOUSANDS)
  1995........................     $      77,696          6.8%
  1996........................            82,543          6.2
  1997........................            97,488         18.1

    Compared to 1995, net income in 1996 increased 6.2%, reflecting improved operating earnings in the Acquisitions, Financial Institutions, GIC, and Investment Products Divisions and the Corporate and Other segment, and higher realized investment gains partially offset by lower earnings in the Dental and Individual Life Divisions. Compared to 1996, net income in 1997 increased 18.1%, reflecting improved operating earnings in the Acquisitions, Individual Life, West Coast, Dental, and Financial Institutions Divisions and the Corporate and Other segment, which were partially offset by lower operating earnings in the GIC and Investment Products Divisions and lower realized investment gains (net of related amortization of deferred policy acquisition costs).

    KNOWN TRENDS AND UNCERTAINTIES

    The operating results of companies in the insurance industry have historically been subject to significant fluctuations due to competition, economic conditions, interest rates, investment performance, maintenance of insurance ratings, and other factors. Certain known trends and uncertainties which may affect future results of Protective are discussed more fully below.

    MATURE INDUSTRY/COMPETITION. Life and health insurance is a mature industry. In recent years, the industry has experienced virtually no growth in life insurance sales, though the aging population has increased the demand for retirement savings products. Insurance is a highly competitive industry, and Protective encounters significant competition in all lines of business from other insurance companies, many of which have greater financial resources than Protective, as well as competition from other providers of financial services.

    The life and health insurance industry is consolidating with larger, more efficient organizations emerging from consolidation. Also, mutual insurance companies are converting to stock ownership which will give them greater access to capital markets.

    Management believes that Protective's ability to compete is dependent upon, among other things, its ability to attract and retain distribution channels to market its insurance and investment products, its ability to develop competitive and profitable products, its ability to maintain low unit costs, and its maintenance of strong claims-paying and financial strength ratings from rating agencies.

    Protective competes against other insurance companies and financial institutions in the origination of commercial mortgage loans.

    RATINGS. Ratings are an important factor in the competitive position of insurance companies. Rating organizations periodically review the financial performance and condition of insurers, including Protective and its insurance subsidiaries. A downgrade in the ratings of Protective or any of its life insurance subsidiaries could adversely affect their ability to sell products and its ability to compete for attractive acquisition opportunities.

    Rating organizations assign ratings based upon several factors. While most of the considered factors relate to the rated company, some of the factors relate to general economic conditions and circumstances outside the rated company's control. For the past several years, rating downgrades in the industry have exceeded upgrades.

    POLICY CLAIMS FLUCTUATIONS. Protective's results may fluctuate from year to year on account of fluctuations in policy claims received by Protective.

    LIQUIDITY AND INVESTMENT PORTFOLIO. Many of the products offered by Protective and its insurance subsidiaries allow policyholders and contractholders to withdraw their funds under defined circumstances. Protective and its insurance subsidiaries design products and configure investment portfolios to provide and maintain sufficient liquidity to support anticipated withdrawal demands and contract benefits and maturities. Formal asset/liability management programs and procedures are used continuously to monitor the relative duration of Protective's assets and liabilities. While Protective and its insurance subsidiaries own a significant amount of liquid assets, many of their assets are relatively illiquid. Significant unanticipated withdrawal or surrender activity could, under some circumstances, compel Protective and its' insurance subsidiaries to dispose of illiquid assets on unfavorable terms, which could have a material adverse effect on Protective.

    INTEREST RATE FLUCTUATIONS. Sudden and/or significant changes in interest rates expose insurance companies to the risk of not earning anticipated spreads between the interest rate earned on investments and the credited rates paid on outstanding policies. Both rising and declining interest rates can negatively affect Protective's spread income. For example, certain of Protective's insurance and investment products guarantee a minimum credited rate. While Protective develops and maintains asset/liability management programs and procedures designed to preserve spread income in rising or falling interest rate environments, no assurance can be given that sudden and/or significant changes in interest rates will not materially affect such spreads.

    Lower interest rates may result in lower sales of Protective's insurance and investment products.

    REGULATION AND TAXATION. Protective and its insurance subsidiaries are subject to government regulation in each of the states in which they conduct business. Such regulation is vested in state agencies having broad administrative power over all aspects of the insurance business including premium rates, marketing practices, advertising, policy forms, and capital adequacy, and is concerned primarily with the protection of policyholders rather than stockholders. Protective cannot predict the form of any future regulatory initiatives.

    Under the Internal Revenue Code of 1986, as amended (the Code), income tax payable by policyholders on investment earnings is deferred during the accumulation period of certain life insurance and annuity products. This favorable tax treatment may give certain of Protective's products a competitive advantage over other non-insurance products. Congress is currently reviewing certain proposals contained in President Clinton's Fiscal Year 1999 Budget which, if enacted, would adversely impact the tax treatment of variable annuity and certain other life insurance products. To the extent that the Code is revised to reduce the tax-deferred status of life insurance and annuity products, or to increase the tax-deferred status of competing products, all life insurance companies, including Protective and its subsidiaries, would be adversely affected with respect to their ability to sell such products, and depending on grandfathering provisions, the surrenders of existing annuity contracts and life insurance policies. Protective cannot predict what future initiatives the President or Congress may propose which may affect Protective.

    LITIGATION. A number of civil jury verdicts have been returned against insurers in the jurisdictions in which Protective does business involving the insurers' sales practices, alleged agent misconduct, failure to properly supervise agents, and other matters. Increasingly these lawsuits have resulted in the award of substantial judgments against the insurer that are disproportionate to the actual damages, including material amounts of punitive damages. In some states (including Alabama), juries have substantial discretion in awarding punitive damages which creates the potential for unpredictable material adverse judgments in any given punitive damages suit. Protective and its subsidiaries, like other insurers, in the ordinary course of business, are involved in such litigation. The outcome of any such litigation cannot be predicted with certainty. In addition, in some class action and other lawsuits involving insurers' sales practices, insurers have made material settlement payments.

    INVESTMENT RISKS. Protective's invested assets are subject to customary risks of credit defaults and changes in market values. The value of Protective's commercial mortgage portfolio depends in part on the credit worthiness of the tenants occupying the properties which Protective has financed. Factors that may affect the overall default rate on, and market value of, Protective's invested assets include interest rate levels, financial market performance, and general economic conditions, as well as particular circumstances affecting the businesses of individual borrowers and tenants.

    CONTINUING SUCCESS OF ACQUISITION STRATEGY. Protective has actively pursued a strategy of acquiring blocks of insurance policies and small insurance companies. This acquisition strategy has increased Protective's earnings in part by allowing Protective to position itself to realize certain operating efficiencies associated with economies of scale. There can be no assurance, however, that suitable acquisitions, presenting opportunities for continued growth and operating efficiencies, will continue to be available to Protective, or that Protective will realize the anticipated financial results from its acquisitions.

    RELIANCE ON THE PERFORMANCE OF OTHERS. Protective has entered into various ventures involving other parties. Examples include, but are not limited to: many of Protective's products are sold through independent distribution channels; the Investment Products Division's variable annuity deposits are invested in funds managed by unaffiliated investment managers; a portion of the sales in the Individual Life, Dental, and Financial Institutions Divisions comes from arrangements with unrelated marketing organizations. Therefore Protective's results may be affected by the performance of others.

    YEAR 2000. Older computer hardware and software often denote the year using two digits rather than four; for example, the year 1997 often is denoted by such hardware and software as "97." It is probable that such hardware and software will malfunction when calculations involving the year 2000 are attempted because the hardware and/or software will interpret "00" as representing the year 1900 rather than the year 2000. This "Year 2000" issue potentially affects all individuals and companies (including Protective, its customers, business partners, suppliers, banks, custodians and administrators) who rely on computers or devices containing computer chips.

    Protective has developed and is implementing a Year 2000 transition plan intended to identify and modify or replace primary hardware and/or software systems on which it relies that have a Year 2000 issue. Protective is also developing and implementing a plan to identify and modify or replace secondary hardware and/or software systems on which it relies that have a Year 2000 issue. Substantial resources are being devoted to this effort; however the costs to develop and implement these plans are not expected to be material. Protective is also confirming that its service providers are implementing plans to identify and modify or replace their systems that have a Year 2000 issue.

    Protective currently anticipates that its systems will be able to process transactions dated beyond 1999 on or before December 31, 1999. There can be no assurance, however, that Protective's efforts will be successful, that interaction with other service providers with Year 2000 issues will not impair Protective's operations, or that the Year 2000 issue will not otherwise adversely affect Protective.

    REINSURANCE. As is customary in the insurance industry, Protective and its insurance subsidiaries cede insurance to other insurance companies. However, the ceding insurance company remains liable with respect to ceded insurance should any reinsurer fail to meet the obligations assumed by it. Additionally, Protective assumes policies of other insurers. Any regulatory or other development affecting the ceding insurer could also have an effect on Protective.

RECENTLY ISSUED ACCOUNTING STANDARDS

    The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 132, "Employers' Disclosures About Pension and Other Postretirement Benefits." This statement revises the footnote disclosures about pension and other postretirement benefit plans and its adoption will have no effect on Protective's financial condition.

LIQUIDITY AND CAPITAL RESOURCES

    Protective's operations usually produce a positive cash flow. This cash flow is used to fund an investment portfolio to finance future benefit payments. Since future benefit payments largely represent medium- and long-term obligations reserved using certain assumed interest rates, Protective's investments are predominantly in medium- and long-term, fixed-rate investments such as bonds and mortgage loans.

    Many of Protective's products contain surrender charges and other features that reward persistency and penalize the early withdrawal of funds. Surrender charges for these products generally are sufficient to cover Protective's unamortized deferred policy acquisition costs with respect to the policy being surrendered. GICs and certain annuity contracts have market-value adjustments that protect Protective against investment losses if interest rates are higher at the time of surrender than at the time of issue.

    Protective's investments in debt and equity securities are reported at market value, and investments in mortgage loans are reported at amortized cost. At December 31, 1997, the fixed maturity investments (bonds and redeemable preferred stocks) had a market value of $6,348.3 million, which is 2.0% above amortized cost (less allowances for uncollectible amounts on investments) of $6,221.9 million. Protective had $1,313.5 million in mortgage loans at December 31, 1997. While Protective's mortgage loans do not have quoted market values, at December 31, 1997, Protective estimates the market value of its mortgage loans to be $1,405.5 million (using discounted cash flows from the next call date) which is 7.0% above amortized cost. Most of Protective's mortgage loans have significant prepayment penalties. These assets are invested for terms approximately corresponding to anticipated future benefit payments. Thus, market fluctuations should not adversely affect liquidity.

    For several years Protective has offered a type of commercial loan under which Protective will permit a slightly higher loan-to-value ratio in exchange for a participating interest in the cash flows from the underlying real estate. Approximately $465 million of Protective's mortgage loans have this participation feature.

    At December 31, 1997, delinquent mortgage loans and foreclosed properties were 0.2% of assets. Bonds rated less than investment grade were 1.9% of assets. Protective does not expect these investments to adversely affect its liquidity or ability to maintain proper matching of assets and liabilities. Protective's allowance for uncollectible amounts on investments was $23.0 million at December 31, 1997.

    Policy loans at December 31, 1997, were $194.1 million, a decrease of $4.3 million from December 31, 1996, (after excluding the $31.7 million of policy loans obtained through acquisitions). Policy loan rates are generally in the 4.5% to 8.0% range. Such rates at least equal the assumed interest rates used for future policy benefits.

    Protective believes its asset/liability management programs and procedures and certain product features provide significant protection for Protective against the effects of changes in interest rates. However, approximately one-fourth of Protective's liabilities relate to products (primarily whole life insurance) the profitability of which may be affected by changes in interest rates. The effect of such changes in any one year is not expected to be material. Additionally, Protective believes its asset/liability management programs and procedures provide sufficient liquidity to enable it to fulfill its obligation to pay benefits under its various insurance and deposit contracts.

    Protective's asset/liability management programs and procedures involve the monitoring of asset and liability durations for various product lines; cash flow testing under various interest rate scenarios; and the continuous rebalancing of assets and liabilities with respect to yield, risk, and cash flow characteristics.

It is Protective's general policy to maintain asset and liability durations within one-half year of one another, although from time to time a broader interval may be allowed.

    Protective does not use derivative financial instruments for trading purposes. Combinations of futures contracts and options on treasury notes are currently being used as hedges for asset/liability management of certain investments, primarily mortgage loans on real estate, mortgage-backed securities, and liabilities arising from interest-sensitive products such as guaranteed investment contracts and individual annuities. Realized investment gains and losses on such contracts are deferred and amortized over the life of the hedged asset. Net realized gains of $1.5 million and net realized losses of $0.2 million were deferred in 1997 and 1996 respectively. At December 31, 1997 and 1996, options and open futures contracts with notional amounts of $925.0 million and $805.0 million, respectively, had net unrealized losses of $0.4 million and $1.9 million respectively.

    Protective has used interest rate swap contracts to convert certain investments from a variable to a fixed rate of interest. At December 31, 1997, related open interest rate swap contracts with a notional amount of $95.3 million were in a $0.1 million net unrealized loss position. At December 31, 1996, related open interest rate swap contracts with a notional amount of $150.3 million were in a $0.7 million net unrealized loss position

    In connection with a commercial mortgage loan securitization, Protective entered into interest rate swap contracts converting a fixed rate of interest to a floating rate of interest and converting a floating rate of interest to a fixed rate of interest with notional amounts at December 31, 1997, of $332.4 million and $200.0 million, respectively. In the aggregate, there were no net unrealized gains or losses associated with these swap contracts at December 31, 1997.

    GIC withdrawals were approximately $700 million during 1997. Withdrawals related to GIC contracts are estimated to be approximately $900 million in 1998. Protective's asset/liability management programs and procedures take into account GIC withdrawals. Accordingly, Protective does not expect GIC withdrawals to have an unusual effect on the future operations and liquidity of Protective.

    In anticipation of receiving GIC and annuity deposits, Protective and its life insurance subsidiaries were committed at December 31, 1997, to fund mortgage loans and to purchase fixed maturity and other long-term investments in the amount of $400.2 million. Protective held $93.5 million in cash and short-term investments at December 31, 1997.

    While Protective generally anticipates that the cash flow of its subsidiaries will be sufficient to meet their investment commitments and operating cash needs, Protective recognizes that investment commitments scheduled to be funded may from time to time exceed the funds then available. Therefore, Protective has arranged sources of credit to use when needed. Protective expects that the rate received on its investments will equal or exceed its borrowing rate. Additionally, Protective may from time to time sell short-duration GICs to complement its cash management practices.

    In 1996, Protective sold approximately $554 million of its commercial mortgage loans in a securitization transaction. Proceeds from the sale consisted of cash of approximately $400 million, net of expenses, and securities issued in the securitization transaction of approximately $161 million. The sale resulted in a realized gain of approximately $6.1 million. In 1996, Protective also sold approximately $315 million of its bank loan participations in a securitization transaction. The sale resulted in a realized gain of approximately $0.5 million. In a related transaction, PLC purchased $23 million of the securities issued in the securitization transaction.

    In 1997, Protective sold approximately $445 million of its commercial mortgage loans in a securitization transaction. Proceeds from the sale consisted of cash of approximately $328 million, net of expenses, and securities issued in the securitization transaction of approximately $110 million. The Protective is investigating other securitization opportunities.

    At December 31, 1997, Protective had no borrowings outstanding under its credit arrangements.

    As disclosed in the Notes to the Consolidated Financial Statements, at December 31, 1997, approximately $483 million of consolidated stockholder's equity, excluding net unrealized investment gains and losses, represented net assets of Protective that cannot be transferred to PLC in the form of dividends, loans or advances. In addition, Protective is subject to various state satutory and regulatory restrictions on its ability to pay dividends to PLC. Also, distributions, including cash dividends to PLC from Protective in excess of approximately $727 million, would be subject to federal income tax at rates then effective.

    For the foregoing reasons and due to the expected growth of Protective's insurance sales, Protective plans to retain substantial portions of the its earnings primarily to support future growth.

    A life insurance company's statutory capital is computed according to rules prescribed by the National Association of Insurance Commissioners ("NAIC"), as modified by the insurance company's state of domicile. Statutory accounting rules are different from generally accepted accounting principles and are intended to reflect a more conservative view by, for example, requiring immediate expensing of policy acquisition costs. The NAIC's risk-based capital requirements require insurance companies to calculate and report information under a risk-based capital formula. The achievement of long-term growth will require growth in the statutory capital of Protective. Protective may secure additional statutory capital through various sources, which could include retained statutory earnings or equity contributions by PLC.

    Under insurance guaranty fund laws in most states, insurance companies doing business in a participating state can be assessed up to prescribed limits for policyholder losses incurred by insolvent companies. Protective does not believe that any such assessments will be materially different from amounts already reflected in the financial statements.

    Protective and its subsidiaries, like other insurers, in the course of business are involved in litigation. Although the outcome of any litigation cannot be predicted with certainty, Protective believes that at the present time there are no pending or threatened lawsuits that are reasonably likely to have a material adverse effect on the financial position, results of operations, or liquidity of Protective.

IMPACT OF INFLATION

    Inflation increases the need for life insurance. Many policyholders who once had adequate insurance programs may increase their life insurance coverage to provide the same relative financial benefits and protection. Inflation increases the cost of health care. The adequacy of premium rates in relation to the level of health claims is constantly monitored, and where appropriate, premium rates on such policies are increased as policy benefits increase. Failure to make such increases commensurate with healthcare cost increases may result in a loss from health insurance.

    The higher interest rates that have traditionally accompanied inflation may also affect Protective's investment operation. Policy loans increase as policy loan interest rates become relatively more attractive. As interest rates increase, disintermediation of GIC and annuity deposits and individual life policy cash values may increase, the market value of Protective's fixed-rate, long-term investments may decrease, and Protective may be unable to implement fully the interest rate reset and call provisions of its mortgage loans. The difference between the interest rate earned on investments and the interest rate credited to life insurance and investment products may also be adversely affected by rising interest rates.

D.  INSURANCE IN FORCE

    Protective's total consolidated life insurance in force at December 31, 1997 was $89.3 billion. The following table shows sales by face amount and insurance in force for the Protective's divisions.

                                                  YEAR ENDED DECEMBER 31
                                ----------------------------------------------------------
                                   1997        1996        1995        1994        1993
                                ----------  ----------  ----------  ----------  ----------
                                                  (DOLLARS IN THOUSANDS)
New Business Written
  Individual Life.............  $10,588,594 $9,245,002  $7,564,983  $6,329,630  $4,440,510
  West Coast..................   1,984,928
  Dental......................     124,230     115,748     119,357     184,429     252,345
  Financial Institutions......   4,183,216   3,956,581   3,563,177   2,524,212   2,776,276
                                ----------  ----------  ----------  ----------  ----------
    Total.....................  $16,880,968 $13,317,331 $11,247,517 $9,038,271  $7,469,131
                                ----------  ----------  ----------  ----------  ----------
                                ----------  ----------  ----------  ----------  ----------
Business Acquired
  Acquisitions................              $1,286,673  $6,129,159  $4,756,371  $4,378,812
  West Coast..................  $10,237,731
  Financial Institutions......   3,364,617   1,607,463
                                ----------  ----------  ----------  ----------  ----------
    Total.....................  $13,602,348 $2,894,136  $6,129,159  $4,756,371  $4,378,812
                                ----------  ----------  ----------  ----------  ----------
                                ----------  ----------  ----------  ----------  ----------
Insurance in Force at End of
  Year (1)
  Acquisitions................  $20,955,836 $20,037,857 $16,778,359 $11,728,569 $8,452,114
  Individual Life.............  39,715,608  35,765,841  32,500,935  25,843,232  22,975,577
  West Coast..................  12,004,967
  Dental......................   6,393,076   6,054,947   6,371,313   7,464,501   6,716,724
  Financial Institutions......  10,183,997   7,468,761   6,233,256   4,841,318   4,306,179
                                ----------  ----------  ----------  ----------  ----------
    Total.....................  $89,253,484 $69,327,406 $61,883,863 $49,877,620 $42,450,594
                                ----------  ----------  ----------  ----------  ----------
                                ----------  ----------  ----------  ----------  ----------

------------------------

(1) Reinsurance assumed has been included; reinsurance ceded (1997-$34,139,554; 1996-$18,840,221; 1995-$17,524,366; 1994-$8,639,272; 1993-$7,484,566) has
    not been deducted.

    The ratio of voluntary terminations of individual life insurance to mean individual life insurance in force, which is determined by dividing the amount of insurance terminated due to lapses during the year by the mean of the insurance in force at the beginning and end of the year, adjusted for the timing of major acquisitions and assumptions was:

                                       RATIO OF
          YEAR ENDED                   VOLUNTARY
         DECEMBER 31                 TERMINATIONS
------------------------------     -----------------
  1993........................              8.7%
  1994........................              7.0
  1995........................              6.9
  1996........................              6.4
  1997........................              6.9

    Net terminations reflect voluntary lapses, some of which may be due to the replacement of Protective's products with competitors' products. Also, a higher percentage of voluntary lapses typically occurs in the first 15 months of a policy, and accordingly, lapses will tend to increase or decrease in proportion to the change in new insurance written during the immediately preceding periods.

    The amount of investment products in force is measured by account balances. The following table shows guaranteed investment contract and annuity account balances.

                                  GUARANTEED  MODIFIED
           YEAR ENDED             INVESTMENT GUARANTEED     FIXED    VARIABLE
          DECEMBER 31             CONTRACTS   ANNUITIES   ANNUITIES  ANNUITIES
--------------------------------  ---------  -----------  ---------  ---------
                                             (DOLLARS IN THOUSANDS)
  1993..........................  $2,015,075  $ 468,689   $ 537,053
  1994..........................  2,281,673     661,359     542,766  $ 170,454
  1995..........................  2,451,693     741,849     472,656    392,237
  1996..........................  2,474,728     862,747     390,461    624,714
  1997..........................  2,684,676     926,071     453,418  1,057,186

E.  UNDERWRITING

    The underwriting policies of Protective's insurance subsidiaries are established by management. With respect to individual insurance, the subsidiaries use information from the application and, in some cases, inspection reports, attending physician statements, or medical examinations to determine whether a policy should be issued as applied for, rated, or rejected. Medical examinations of applicants are required for individual life insurance in excess of certain prescribed amounts (which vary based on the type of insurance) and for most individual insurance applied for by applicants over age 50. In the case of "simplified issue" policies, which are issued primarily through the Financial Institutions Division and the payroll deduction market, coverage is rejected if the responses to certain health questions contained in the application indicate adverse health of the applicant. For other than "simplified issue" policies, medical examinations are requested of any applicant, regardless of age and amount of requested coverage, if an examination is deemed necessary to underwrite the risk. Substandard risks may be referred to reinsurers for full or partial reinsurance of the substandard risk.

    Protective's insurance subsidiaries require blood samples to be drawn with individual insurance applications for coverage at age 16 and above except in the payroll deduction market where the face amount must be $100,000 or more before blood testing is required. Blood samples are tested for a wide range of chemical values and are screened for antibodies to the HIV virus. Applications also contain questions permitted by law regarding the HIV virus which must be answered by the proposed insureds.

    Group insurance underwriting policies are administered by experienced group underwriters. The underwriting policies are designed for single employer groups. Initial premium rates are based on prior claim experience and manual premium rates with relative weights depending on the size of the group and the nature of the benefits.

F.  INVESTMENTS

    The types of assets in which Protective may invest are influenced by state laws which prescribe qualified investment assets. Within the parameters of these laws, Protective invests its assets giving consideration to such factors as liquidity needs, investment quality, investment return, matching of assets and liabilities, and the composition of the investment portfolio by asset type and credit exposure.

    The following table shows Protective's investments at December 31, 1997 valued on the basis of generally accepted accounting principles.

                                                                                       PERCENT OF TOTAL
                                                                   ASSET VALUE           INVESTMENTS
                                                              ----------------------   ----------------
                                                              (DOLLARS IN THOUSANDS)
Fixed maturities:
  Bonds:
    Mortgage-backed securities..............................        $3,019,792               37.8%
    United States Government and government agencies and
      authorities...........................................           161,850                2.0
    States, municipalities, and political subdivisions......            32,153                0.4
    Public utilities........................................           488,920                6.1
    Convertibles and bonds with warrants attached...........               526             --
    All other corporate bonds...............................         2,639,070               33.0
  Redeemable preferred stocks...............................             5,941                0.1
                                                                   -----------              -----
    Total fixed maturities..................................         6,348,252               79.4
                                                                   -----------              -----
Equity securities:
  Common stocks -- industrial, miscellaneous, and all other
    ........................................................             4,605                0.1
  Nonredeemable preferred stocks............................            10,401                0.1
                                                                   -----------              -----
    Total equity securities.................................            15,006                0.2
                                                                   -----------              -----
Mortgage loans on real estate...............................         1,313,478               16.4
Investment real estate......................................            13,469                0.2
Policy loans................................................           194,109                2.4
Other long-term investments.................................            54,704                0.7
Short-term investments......................................            54,337                0.7
                                                                   -----------              -----
      Total investments.....................................        $7,993,355              100.0%
                                                                   -----------              -----
                                                                   -----------              -----

    A significant portion of Protective's bond portfolio is invested in mortgage-backed securities. Mortgage-backed securities are constructed from pools of residential mortgages, and may have cash flow volatility as a result of changes in the rate at which prepayments of principal occur with respect to the underlying loans. Prepayments of principal on the underlying residential loans can be expected to accelerate with decreases in interest rates and diminish with increases in interest rates. In its mortgage-backed securities portfolio, Protective has focused on sequential, planned amortization class and targeted amortization class securities, which tend to be less volatile than other classes of mortgage-backed securities.

    Protective obtains ratings of its fixed maturities from Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Corporation ("S&P"). If a bond is not rated by Moody's or S&P, Protective uses ratings from the Securities Valuation Office of the National Association of Insurance Commissioners ("NAIC"), or Protective rates the bond based upon a comparison of the unrated issue to rated issues of the same issuer or rated issues of other issuers with similar risk characteristics. At December 31, 1997, approximately 99.6% of bonds were rated by Moody's, S&P, or the NAIC.

    The following table shows the approximate percentage distribution of Protective's fixed maturities by rating, utilizing S&P rating categories, at December 31, 1997:

                                    PERCENTAGE OF
                                        FIXED
TYPE                                 MATURITIES
------------------------------     ---------------
Bonds
  AAA.........................           41.1%
  AA..........................            4.8
  A...........................           29.1
  BBB.........................           21.9
  BB or less..................            3.0
Redeemable Preferred Stock....            0.1
                                        -----
Total.........................          100.0%
                                        -----
                                        -----

    At December 31, 1997, approximately $6,147.2 million of Protective's $6,342.3 million bond portfolio was invested in U.S. Government or agency-backed securities or investment grade corporate bonds and only approximately $195.2 million of its bond portfolio was rated less than investment grade, of which $89.6 million were securities issued in Protective-sponsored commercial mortgage loan securitizations. Approximately $693.8 million of bonds are not publicly traded.

    Risks associated with investments in less than investment grade debt obligations may be significantly higher than risks associated with investments in debt securities rated investment grade. Risk of loss upon default by the borrower is significantly greater with respect to such debt obligations than with other debt securities because these obligations may be unsecured or subordinated to other creditors. Additionally, there is often a thinly traded market for such securities and current market quotations are frequently not available for some of these securities. Issuers of less than investment grade debt obligations usually have higher levels of indebtedness and are more sensitive to adverse economic conditions, such as recession or increasing interest rates, than investment-grade issuers.

    Protective also invests a significant portion of its portfolio in mortgage loans. Results for these investments have been excellent due to careful management and a focus on a specialized segment of the market. Protective generally does not lend on speculative properties and has specialized in making loans on either credit-oriented commercial properties or credit-anchored strip shopping centers. The average size of loans made during 1997 was $3.0 million. The average size mortgage loan in Protective's portfolio is approximately $1.6 million. The largest single loan amount is $12.8 million.

    The following table shows a breakdown of Protective's mortgage loan portfolio by property type:

                                  PERCENTAGE OF
                                 MORTGAGE LOANS
PROPERTY TYPE                    ON REAL ESTATE
------------------------------  -----------------
Retail........................            75%
Office Building...............             7
Warehouses....................             7
Apartments....................             9
Other.........................             2
                                         ---
Total.........................           100%
                                         ---
                                         ---

    Retail loans are generally on strip shopping centers located in smaller towns and anchored by one or more strong regional or national retail stores. The anchor tenants enter into long-term leases with Protective's borrowers. These centers provide the basic necessities of life, such as food, pharmaceuticals, and clothing, and have been relatively insensitive to changes in economic conditions. The following are some of the largest anchor tenants (measured by Protective's exposure) in the strip shopping centers at December 31, 1997:

                                     PERCENTAGE OF
                                    MORTGAGE LOANS
ANCHOR TENANTS                      ON REAL ESTATE
------------------------------     -----------------
Food Lion, Inc................                5%
K-Mart Corporation............                3
Winn Dixie Stores, Inc........                3
Wal-Mart Stores, Inc..........                2
CVS Corporation...............                2

    Protective's mortgage lending criteria generally require that the loan-to-value ratio on each mortgage be at or under 75% at the time of origination. Projected rental payments from credit anchors (i.e., excluding rental payments from smaller local tenants) generally exceed 70% of the property's projected operating expenses and debt service.

    For several years Protective has offered a commercial loan product under which Protective will permit a loan-to-value ratio of up to 85% in exchange for a participating interest in the cash flows from the underlying real estate. Approximately $465 million of Protective's mortgage loans have this participation feature.

    Many of Protective's mortgage loans have call or interest rate reset provisions after five to seven years. However, if interest rates were to significantly increase, Protective may be unable to call the loans or increase the interest rates on its existing mortgage loans commensurate with the significantly increased market rates.

    At December 31, 1997, $17.7 million or 1.4% of the mortgage loan portfolio was nonperforming. It is Protective's policy to cease to carry accrued interest on loans that are over 90 days delinquent. For loans less than 90 days delinquent, interest is accrued unless it is determined that the accrued interest is not collectible. If a loan becomes over 90 days delinquent, it is Protective's general policy to initiate foreclosure proceedings unless a workout arrangement to bring the loan current is in place.

    In 1996, Protective sold approximately $554 million of its commercial mortgage loans in a securitization transaction. In 1997, Protective sold approximately $445 million of its loans in a second securitization transaction. Protective continues to service the securitized mortgage loans.

    As a general rule, Protective does not invest directly in real estate. The investment real estate held by Protective consists largely of properties obtained through foreclosures or the acquisition of other insurance companies. In Protective's experience, the appraised value of foreclosed properties often approximates the mortgage loan balance on the property plus costs of foreclosure. Also, foreclosed properties often generate a positive cash flow enabling Protective to hold and manage the property until the property can be profitably sold.

    Protective has established an allowance for uncollectible amounts on investments. This allowance was $23.0 million at December 31, 1997.

    Combinations of futures contracts and options on treasury notes are sometimes used as hedges for asset/liability management of certain investments, primarily mortgage loans on real estate, mortgage-backed securities, and liabilities arising from interest sensitive products such as GICs and annuities. Realized investment gains and losses on such contracts are deferred and amortized over the life of the hedged asset. From time to time Protective has used interest rate swap contracts to convert certain investments from a variable rate of interest to a fixed rate of interest and vice versa.

    For further discussion regarding Protective's investments and the maturity of and the concentration of risk among Protective's invested assets, see Note C to the Consolidated Financial Statements.

    The following table shows the investment results of Protective for the years 1993 through 1997:

                                                                                         PERCENTAGE
                                                        CASH, ACCRUED                     EARNED ON
                                                      INVESTMENT INCOME,      NET        AVERAGE OF        REALIZED
                     YEAR ENDED                       AND INVESTMENTS AT  INVESTMENT      CASH AND        INVESTMENT
                    DECEMBER 31                          DECEMBER 31        INCOME       INVESTMENTS    GAINS (LOSSES)
----------------------------------------------------  ------------------  -----------  ---------------  ---------------
                                                                           (DOLLARS IN THOUSANDS)
  1993..............................................    $    4,841,209     $ 354,165           8.4%        $   5,054
  1994..............................................         5,355,988       408,933           8.2             6,298
  1995..............................................         6,087,828       458,433           7.9             1,951
  1996..............................................         6,698,236       498,781           7.8             5,510
  1997..............................................         8,126,647       557,488           7.6             1,824

    See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- LIQUIDITY AND CAPITAL RESOURCES" included herein for certain information relating to the Protective's investments and liquidity.

G.  INDEMNITY REINSURANCE

    As is customary in the insurance industry, Protective and its insurance subsidiaries cede insurance to other insurance companies. The ceding insurance company remains liable with respect to ceded insurance should any reinsurer fail to meet the obligations assumed by it. Protective sets a limit on the amount of insurance retained on the life of any one person. In the individual lines it will not retain more than $500,000, including accidental death benefits, on any one life; for group insurance, the maximum amount retained on any one life is $100,000. In many cases the retention is less. At December 31, 1997, Protective had insurance in force of $89.3 billion of which approximately $34.1 billion was ceded to reinsurers.

H.  POLICY LIABILITIES AND ACCRUALS

    The applicable insurance laws under which Protective's insurance subsidiaries operate require that each insurance company report policy liabilities to meet future obligations on the outstanding policies. These liabilities are the amounts which, with the additional premiums to be received and interest thereon compounded annually at certain assumed rates, are calculated in accordance with applicable law to be sufficient to meet the various policy and contract obligations as they mature. These laws specify that the liabilities shall not be less than liabilities calculated using certain named mortality tables and interest rates.

    The policy liabilities and accruals carried in Protective's financial reports (presented on the basis of generally accepted accounting principles) differ from those specified by the laws of the various states and carried in the insurance subsidiaries' statutory financial statements (presented on the basis of statutory accounting principles mandated by state insurance regulation). For policy liabilities other than those for universal life policies, annuity contracts, and GICs, these differences arise from the use of mortality and morbidity tables and interest rate assumptions which are deemed under generally accepted accounting principles to be more appropriate for financial reporting purposes than those required for statutory accounting purposes; from the introduction of lapse assumptions into the calculation; and from the use of the net level premium method on all business. Policy liabilities for universal life policies, annuity contracts, and GICs are carried in Protective's financial reports at the account value of the policy or contract.

I.  FEDERAL INCOME TAX CONSEQUENCES

    Under pre-1984 tax law, certain income of Protective was not taxed currently, but was accumulated in the "Policyholders' Surplus Account" to be taxed only when such income was distributed to the stockholders or when certain limits on accumulated amounts were exceeded. Consistent with current tax law, amounts accumulated in the Policyholders' Surplus Account have been carried forward, although no accumulated income may be added to these accounts. As of December 31, 1997, the combined Policyholders' Surplus Accounts for Protective and its life insurance subsidiaries and the estimated tax which would become payable on these amounts if distributed to stockholders were $73 million and $26 million, respectively. Protective does not anticipate exceeding applicable limits on amounts accumulated in these accounts and, therefore, does not expect to involuntarily pay tax on the amounts held therein.

J.  COMPETITION

    Life and health insurance is a mature industry. In recent years, the industry has experienced virtually no growth in life insurance sales, though the aging population has increased the demand for retirement savings products. Life and health insurance is a highly competitive industry and Protective's divisions encounter significant competition in all their respective lines of business from other insurance companies, many of which have greater financial resources than Protective, as well as competition from other providers of financial services.

    The life and health insurance industry is consolidating, with larger, more efficient organizations emerging from consolidation. Also, mutual insurance companies are converting to stock ownership which will give them greater access to capital markets.

    Management believes that Protective's ability to compete is dependent upon, among other things, its ability to attract and retain distribution channels to market its insurance and investment products, its ability to develop competitive and profitable products, its ability to maintain low unit costs, and its maintenance of strong claims-paying and financial strength ratings from rating agencies.

    Protective competes against other insurance companies and financial institutions in the origination of commercial mortgage loans.

K.  REGULATION

    Protective's insurance subsidiaries are subject to government regulation in each of the states in which they conduct business. Such regulation is vested in state agencies having broad administrative power dealing with all aspects of the insurance business, including premium rates, marketing practices, advertising, policy forms, and capital adequacy, and is concerned primarily with the protection of policyholders rather than stockholders. Protective cannot predict the form of any future proposals or regulation.

    A life insurance company's statutory capital is computed according to rules prescribed by the National Association of Insurance Commissioners ("NAIC") as modified by the insurance company's state of domicile. Statutory accounting rules are different from generally accepted accounting principles and are intended to reflect a more conservative view, for example, requiring immediate expensing of policy acquisition costs and more conservative computations of policy liabilities. The NAIC's risk-based capital requirements require insurance companies to calculate and report information under a risk-based capital formula. These requirements are intended to allow insurance regulators to identify inadequately capitalized insurance companies based upon the types and mixtures of risks inherent in the insurer's operations. The formula includes components for asset risk, liability risk, interest rate exposure, and other factors. Based upon the December 31, 1997 statutory financial reports, Protective's insurance subsidiaries are adequately capitalized under the formula.

    Protective's insurance subsidiaries are required to file detailed annual reports with the supervisory agencies in each of the jurisdictions in which they do business and their business and accounts are subject to examination by such agencies at any time. Under the rules of the NAIC, insurance companies are examined periodically (generally every three to five years) by one or more of the supervisory agencies on behalf of the states in which they do business. To date, no such insurance department examinations have produced any significant adverse findings regarding any insurance company subsidiary of Protective.

    Under insurance guaranty fund laws in most states, insurance companies doing business in such a state can be assessed up to prescribed limits for policyholder losses incurred by insolvent or failed insurance companies. Although Protective cannot predict the amount of any future assessments, most insurance guaranty fund laws currently provide that an assessment may be excused or deferred if it would threaten an insurer's financial strength. Protective's insurance subsidiaries were assessed immaterial amounts in 1997, which will be partially offset by credits against future state premium taxes.

    In addition, many states, including the states in which Protective's insurance subsidiaries are domiciled, have enacted legislation or adopted regulations regarding insurance holding company systems. These laws require registration of and periodic reporting by insurance companies domiciled within the jurisdiction which control or are controlled by other corporations or persons so as to constitute an insurance holding company system. These laws also affect the acquisition of control of insurance companies as well as transactions between insurance companies and companies controlling them. Most states, including Tennessee, where Protective is domiciled, require administrative approval of the acquisition of control of an insurance company domiciled in the state or the acquisition of control of an insurance holding company whose insurance subsidiary is incorporated in the state. In Tennessee, the acquisition of 10% of the voting securities of an entity is generally deemed to be the acquisition of control for the purpose of the insurance holding company statute and requires not only the filing of detailed information concerning the acquiring parties and the plan of acquisition, but also administrative approval prior to the acquisition.

    Protective is subject to various state statutory and regulatory restrictions on the insurance subsidiaries' ability to pay dividends to PLC. In general, dividends up to specified levels are considered ordinary and may be paid without prior approval. Dividends in larger amounts are subject to approval by the insurance commissioner of the state of domicile. The maximum amount that would qualify as ordinary dividends to PLC by Protective in 1998 is estimated to be $154 million. No assurance can be given that more stringent restrictions will not be adopted from time to time by states in which Protective and its insurance subsidiaries are domiciled, which restrictions could have the effect, under certain circumstances, of significantly reducing dividends or other amounts payable to PLC by Protective without affirmative prior approval by state regulatory authorities.

    Protective acts as a fiduciary and is subject to regulation by the Department of Labor ("DOL") when providing a variety of products and services to employee benefit plans governed by the Employee Retirement Income Security Act of 1974 ("ERISA"). Severe penalties are imposed by ERISA on fiduciaries which violate ERISA's prohibited transaction provisions by breaching their duties to ERISA-covered plans. In a case decided by the United States Supreme Court in December 1993 (JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY V. HARRIS TRUST AND SAVINGS BANK), the Court concluded that an insurance company general account contract that had been issued to a pension plan should be divided into its guaranteed and nonguaranteed components and that certain ERISA fiduciary obligations applied with respect to the assets underlying the nonguaranteed components. Although Protective has not issued contracts identical to the one involved in HARRIS TRUST, some of its policies relating to ERISA-covered plans may be deemed to have nonguaranteed components subject to the principles announced by the Court.

    The full extent to which HARRIS TRUST makes the fiduciary standards and prohibited transaction provisions of ERISA applicable to all or part of insurance company general account assets, however, cannot be determined at this time. The Supreme Court's opinion did not resolve whether the assets at issue in the case may be subject to ERISA for some purposes and not others. The life insurance industry requested that the DOL issue exemptions from the prohibited transaction provisions of ERISA in view of HARRIS TRUST. In July of 1995, the DOL published, in final form, a prohibited transaction class exemption (PTE 95-60) which exempts from the prohibited transaction rules, prospectively and retroactively to January 1, 1975, certain transactions engaged in by insurance company general accounts in which employee benefit plans have an interest. The exemption does not cover all such transactions, and the insurance industry is seeking further relief. Pursuant to the Small Business Job Protection Act signed into law on August 20, 1996, the DOL has published proposed final regulations attempting to clarify the HARRIS TRUST decision. Until these and other matters are clarified, Protective is unable to determine whether the decision will result in any liability and, if so, its nature and scope.

    The Federal Government has from time to time advocated changes to the current health care delivery system which will address both affordability and availability issues. In addition to the federal initiatives, a number of states have adopted legislative programs that are intended to affect the accessibility and affordability of health care. Some states have enacted health care reform legislation. However, in light of the small relative proportion of Protective's earnings attributable to group health insurance, management does not expect that either the federal or state proposals will have a material adverse effect on Protective's earnings.

    The Federal Government has advocated repeal of the Glass-Steagall Act and certain other legislative changes, which would allow banks to diversify into securities and other businesses, including possibly insurance. The ultimate scope and effective date of any proposals are unknown at this time and are likely to be modified as they are considered for enactment. It is anticipated that these proposals may increase competition and, therefore, may adversely affect Protective.

    Additional issues related to regulation of Protective are discussed in "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - LIQUIDITY AND CAPITAL RESOURCES" included herein.

L.  RECENT DEVELOPMENTS

    On April 8, 1998, Protective's Board of Directors declared a dividend on Protective's common stock amounting to $60 million. The dividend is payable to Protective's sole stockholder, PLC, and is expected to be paid on or before April 30, 1998.

M.  EMPLOYEES

    At December 31, 1997 Protective had approximately 1,200 employees, including approximately 780 in Birmingham, Alabama. Most employees are covered by contributory major medical, dental, group life, and long-term disability insurance plans. The cost of these benefits in 1997 amounted to approximately $2.7 million to Protective. In addition, substantially all of the employees are covered by a pension plan. Protective also matches employee contributions to its 401(k) Plan. See Note L to Consolidated Financial Statements.

N.  PROPERTIES

    Protective's Home Office building is located at 2801 Highway 280 South, Birmingham, Alabama. This building includes the original 142,000 square-foot building which was completed in 1976 and a second contiguous 220,000 square-foot building which was completed in 1985. In addition, parking is provided for approximately 1,000 vehicles.

    Protective leases administrative space in seven cities, substantially all under leases for periods of three to five years. The aggregate monthly rent is approximately $219 thousand.

    Marketing offices are leased in 16 cities, substantially all under leases for periods of three to five years. The aggregate monthly rent is approximately $53 thousand.

                        DIRECTORS AND EXECUTIVE OFFICERS

    The executive officers and directors of Protective are as follows:

Drayton Nabers, Jr.   57    Chairman of the Board

John D. Johns         46    President and Chief Financial Officer and a Director

R. Stephen Briggs     48    Executive Vice President and a Director

Deborah J. Long       44    Senior Vice President, General Counsel, Secretary
                              and a Director

Jim E. Massengale     56    Executive Vice President, Acquisitions and a
                              Director

Danny L. Bentley      40    Senior Vice President, Group and a Director

Richard J. Bielen     37    Senior Vice President, Investments and a Director

Steven A. Schultz     44    Senior Vice President, Financial Institutions and a
                              Director

Wayne E. Stuenkel     44    Senior Vice President, Chief Actuary and a Director

A. S. Williams III    61    Executive Vice President, Investments and Treasurer
                              and a Director

Judy Wilson           40    Senior Vice President, Guaranteed Investment
                              Contracts

Carolyn King          47    Senior Vice President, Investment Products and a
                              Director

Jerry W. DeFoor       45    Vice President and Controller, and Chief Accounting
                              Officer

    All executive officers and directors are elected annually. Executive officers serve at the pleasure of the Board of Directors and directors are elected by PLC at the annual meeting of shareholders of Protective. None of the individuals listed above is related to any director of PLC or Protective or to any executive officer.

    Mr. Nabers has been Chairman of the Board and a Director of Protective Life since August 1996. Mr. Nabers has been Chairman of the Board and Chief Executive Officer of PLC and a Director since August 1996. From May 1994 to August 1996, Mr. Nabers was Chairman of the Board, President and Chief Executive Officer and a Director of PLC. From May 1992 to May 1994, he was President and Chief Executive Officer and a Director of PLC. Mr. Nabers was President and Chief Operating Officer and a Director of PLC from August 1982 until May 1992. He is also a director of Energen Corporation, National Bank of Commerce of Birmingham, and Alabama National Bancorporation.

    Mr. Johns has been President and Chief Operating Officer of PLC since August 1996 and President of Protective Life since August 1996. He was Executive Vice President and Chief Financial Officer of PLC and of Protective Life from October 1993 to August 1996. From August 1988 to October 1993, he served as Vice President and General Counsel of Sonat Inc. He is a director of National Bank of Commerce of Birmingham and Alabama National Bancorporation.

    Mr. Briggs has been Executive Vice President of PLC and Protective since October 1993. From January 1993 to October 1993 he was Senior Vice President, Life Insurance and Investment Products of Protective and PLC. Mr. Briggs had been Senior Vice President, Ordinary Marketing of PLC since August 1988 and of Protective since April 1986.

    Ms. Long has been Senior Vice President, Secretary and General Counsel of PLC since November 1996 and of Protective since September 1996. Ms. Long was Senior Vice President and General Counsel of PLC from February 1994 to November 1996 and of Protective from February 1994 to September 1996. From August 1993 to January 1994, Ms. Long served as General Counsel of PLC and from February 1984 to January 1994 she practiced law with the law firm of Maynard, Cooper & Gale, P.C.

    Mr. Massengale has been Executive Vice President, Acquisitions of Protective and PLC since August 1996. From May 1992 to August 1996 he served as Senior Vice President of Protective and PLC. From May

1989 to May 1992 Mr. Massengale was Senior Vice President, Operations and Systems of Protective and PLC.

    Mr. Danny L. Bentley has been Senior Vice President, Group of Protective and PLC since August 1996. From May 1989 to August 1996, he was Vice President, Group Marketing of Protective.

    Mr. Bielen has been Senior Vice President, Investments of PLC and Protective since August 1996. From August 1991 to August 1996, he was Vice President, Investments of Protective.

    Mr. Schultz has been Senior Vice President, Financial Institutions of Protective and PLC since March 1993. Mr. Schultz served as Vice President, Financial Institutions of Protective from February 1989 to March 1993 and of PLC from February 1993 to March 1993.

    Mr. Stuenkel has been Senior Vice President and Chief Actuary of Protective and PLC since March 1987. Mr. Stuenkel is a Fellow in the Society of Actuaries.

    Mr. Williams has been Executive Vice President, Investments and Treasurer of Protective and PLC since August 1996. From July 1981 to August 1996 he was Senior Vice President, Investments and Treasurer of PLC and Protective.

    Ms. Wilson has been Senior Vice President, Guaranteed Investment Contracts of Protective and PLC since January 1995. From July 1991 to December 31, 1994, she served as Vice President, Guaranteed Investment Contracts of Protective.

    Ms. King has been Senior Vice President, Investment Products Division of PLC and of Protective since April 1995. From August 1994 to March 1995, she served as Senior Vice President and Chief Investment Officer of Provident Life and Accident Insurance Company and of its parent company, Provident Life and Accident Insurance Company of America. She served as President of Provident National Assurance Company from November 1987 to March 1995. From November 1986 to August 1994, she served as Vice President of Provident Life and Accident Insurance Company of America.

    Mr. DeFoor has been Vice President and Controller, and Chief Accounting Officer of Protective and PLC since April 1989. Mr. DeFoor is a certified public accountant.

                             EXECUTIVE COMPENSATION

    Executive officers of Protective also serve as executive officers and/or directors of one or more affiliate companies of PLC. Compensation allocations are made as to each individual's time devoted to duties as an executive officer of Protective and its affiliates. The following table shows the total compensation paid to the named executive officers of Protective by Protective or any of its affiliates including PLC. Of the amounts of total compensation shown in the Summary Compensation Table and other executive compensation information below, approximately 100% of Mr. Nabers', Mr. Williams', Mr. Bentley's, and Mr. Briggs' total compensation, and 50% of Mr. Johns' total compensation is attributable to services performed for or on behalf of Protective. Directors of Protective who are also employees receive no compensation in addition to their compensation as employees of Protective.

    PLC has established a Deferred Compensation Plan for Officers of PLC (the "Officers' Plan") whereby eligible officers may voluntarily elect to defer to a specified date receipt of all or any portion of their Annual Incentive Plan and Performance Share Plan bonuses. The bonuses so deferred are credited to the officers in cash or PLC stock equivalents or a combination thereof. The cash portion earns interest at approximately PLC's short-term borrowing rate. The stock equivalent portion is credited with dividends in the form of additional stock equivalents. Deferred bonuses will be distributed in stock or cash as specified by the officers in accordance with the Officers' Plan unless distribution is accelerated under certain provisions, including upon a change in control of PLC.

                           SUMMARY COMPENSATION TABLE


                                                                                             LONG-TERM
                                                 ANNUAL COMPENSATION                        COMPENSATION
                                     --------------------------------------------  ------------------------------
                                                                                     AWARDS          PAYOUTS
                                                                                   -----------  -----------------

                                                                                   SECURITIES
                                                                                   UNDERLYING
                                                                        OTHER       OPTIONS/        LONG-TERM            ALL
                                                                        ANNUAL        SARS       INCENTIVE PLAN         OTHER
 NAME AND PRINCIPAL POSITION   YEAR  SALARY(1)(2)   BONUS(1)(2)(3)   COMPENSATION      (#)      PAYOUTS(1)(3)(4)   COMPENSATION(5)
             (A)                (B)       (C)             (D)            (E)           (G)             (H)               (I)
 ----------------------------------------------------------------------------------------------------------------------------------

 DRAYTON NABERS, JR.            1997 $   552,500    $    499,500     $       372         -0-    $ 1,551,046(8)     $     4,800
  Chairman of the Board and     1996     535,000         691,063(6)        2,970     150,000        807,362              4,500
  Chief Executive Officer       1995     499,167         459,000           2,970         -0-        694,733              4,500
 ----------------------------------------------------------------------------------------------------------------------------------

 JOHN D. JOHNS                  1997     347,500         280,000             -0-         -0-        646,075(8)           4,800
  President and Chief
    Operating                   1996     312,917         306,316(7)          -0-      75,000        176,956              4,500
  Officer                       1995     282,500         200,000             -0-         -0-        132,964              4,500
 ----------------------------------------------------------------------------------------------------------------------------------

 R. STEPHEN BRIGGS              1997     295,000         172,400             -0-         -0-        646,075(8)           4,800
  Executive Vice President      1996     293,333         181,700             -0-      20,000        265,434              4,500
                                1995     282,500         190,000           1,056         -0-        262,598              4,500
 ----------------------------------------------------------------------------------------------------------------------------------

 JIM E. MASSENGALE              1997     247,500         210,000           1,890         -0-        382,514(8)           4,800
  Executive Vice President,     1996     225,417         148,100             756      20,000        248,844              4,500
  Acquisitions                  1995     203,333         123,000             753         -0-        252,639              4,500
 ----------------------------------------------------------------------------------------------------------------------------------

 A. S. WILLIAMS III             1997     283,333         282,833           5,742         -0-        492,136(8)           4,800
  Executive Vice President,     1996     273,333         442,500           5,742      20,000        298,613              4,500
  Investments and Treasurer     1995     263,333         240,603           2,970         -0-        299,170              4,500
 ----------------------------------------------------------------------------------------------------------------------------------

------------------------

(1) For further information, see the "Compensation and Management Succession Committee's Report on Executive Compensation."

(2) Includes amounts that the Named Executives may have voluntarily elected to contribute to the Company's 401(k) and Stock Ownership Plan.

(3) Includes amounts that the Named Executives may have voluntarily deferred under the Company's Deferred Compensation Plan for Officers.

(4) For further information, see the "Long-Term Incentive Plan -- Awards In Last Fiscal Year" table.

(5) Matching contributions to the Company's 401(k) and Stock Ownership Plan.

(6) Includes a one-time bonus award of $205,063 in shares of Common Stock.

(7) Includes a one-time bonus award of $53,316 in shares of Common Stock.

(8) 1997 long-term compensation is not yet determinable. The amount shown is the best estimate available as of the date hereof.

    The above table sets forth certain information regarding compensation paid to the Chief Executive Officer and the four most highly compensated executive officers of PLC during or with respect to the last three fiscal years.

    The following table sets forth the value of the stock appreciation rights held by the named executives based upon the value of the Common Stock as of December 31, 1997. No stock appreciation rights were granted to the named executives during 1997.

                      AGGREGATED FY-END OPTION/SAR VALUES


                                  NUMBER OF
                                  SECURITIES                 VALUE OF
                                  UNDERLYING               UNEXERCISED
                                 UNEXERCISED               IN-THE-MONEY
                               OPTIONS/SARS AT           OPTIONS/SARS AT
                                  FY-END (#)                FY-END ($)
                                 EXERCISABLE/              EXERCISABLE/
          NAME                  UNEXERCISABLE             UNEXERCISABLE
           (A)                       (D)                       (E)
--------------------------------------------------------------------------
  Drayton Nabers, Jr.               0/150,000             $0/$3,731,250
--------------------------------------------------------------------------
  John D. Johns                     0/ 75,000              0/ 1,865,625
--------------------------------------------------------------------------
  R. Stephen Briggs                 0/ 20,000              0/   497,500
--------------------------------------------------------------------------
  Jim E. Massengale                 0/ 20,000              0/   497,500
--------------------------------------------------------------------------
  A. S. Williams III                0/ 20,000              0/   497,500
--------------------------------------------------------------------------

    In 1997, the Compensation and Management Succession Committee awarded performance shares under the Company's 1997 Performance Share Plan to the Named Executives as indicated in the table below. These awards are generally payable, if at all, at the time the results of the comparison group of companies for the four-year period ending December 31, 2000 are known.

             LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR


                                                                                 ESTIMATED FUTURE PAYOUTS UNDER
                                                                            NON-STOCK PRICE-BASED PLANS (IN SHARES)
                                                                           ------------------------------------------

                               NUMBER OF           PERFORMANCE OR
                                SHARES,             OTHER PERIOD
                                UNITS OR                UNTIL
                              OTHER RIGHTS          MATURATION OR
          NAME                   (#)(1)                PAYOUT              THRESHOLD          TARGET         MAXIMUM
           (A)                    (B)                    (C)                  (D)              (E)             (F)
---------------------------------------------------------------------------------------------------------------------
  Drayton Nabers, Jr.         9,590 shares        December 31, 2000           4,795           11,988         16,303
---------------------------------------------------------------------------------------------------------------------
  John D. Johns               4,600 shares        December 31, 2000           2,300            5,750         7,820
---------------------------------------------------------------------------------------------------------------------
  R. Stephen Briggs           3,410 shares        December 31, 2000           1,705            4,263         5,797
---------------------------------------------------------------------------------------------------------------------
  Jim E. Massengale           2,720 shares        December 31, 2000           1,360            3,400         4,624
---------------------------------------------------------------------------------------------------------------------
  A. S. Williams III          3,180 shares        December 31, 2000           1,590            3,975         5,406
---------------------------------------------------------------------------------------------------------------------

----------------------------------

(1) In the event of a change in control, payment will be made with respect to all outstanding awards based upon performance at the target level (which, for all outstanding awards, is deemed to be at the seventy-fifth percentile) or, if greater, performance as of the December 31 preceding the change in control.

    With respect to awards made to the Named Executives in 1997, 125% of the award is earned if either the Company's average return on average equity or total rate of return for the four-year period ranks at the top 25% of the comparison group. If the Company ranks at the top 10% of the comparison group, 170% of the award is earned. If the Company ranks at the median of the comparison group, 50% of the award is earned and if the Company's results are below the median of the comparison group, no portion of the award is earned. The Performance Share Plan provides for interpolation between thresholds to determine the exact percentage to be paid.

                                  PENSION PLAN
                               PENSION PLAN TABLE


REMUNERATION                               YEARS OF SERVICE
----------       --------------------------------------------------------------------

                    15             20             25             30             35
$ 125,000        $27,665        $36,887        $46,109        $55,331        $64,553
  150,000         33,665         44,887         56,109         67,331         78,553
  175,000*        39,665         52,887         66,109         79,331         92,553
  200,000*        45,665         60,887         76,109         91,331        106,553
  225,000*        51,665         68,887         86,109        103,331        120,553
  250,000*        57,665         76,887         96,109        115,331        134,553*
  275,000*        63,665         84,887        106,109        127,331        148,553*
  300,000*        69,665         92,887        116,109        139,331*       162,553*
  400,000*        93,665        124,887        156,109*       187,331*       218,553*
  500,000*       117,665        156,887*       196,109*       235,331*       274,553*
  600,000*       141,665*       188,887*       236,109*       283,331*       330,553*
  700,000*       165,665*       220,887*       276,109*       331,331*       386,553*
  800,000*       189,665*       252,887*       316,109*       379,331*       442,553*
  900,000*       213,665*       284,887*       356,109*       427,331*       498,553*
1,000,000*       237,665*       316,887*       396,109*       475,331*       554,553*
1,100,000*       261,665*       348,887*       436,109*       523,331*       610,553*
1,200,000*       285,665*       380,887*       476,109*       571,331*       666,553*
1,300,000*       309,665*       412,887*       516,109*       619,331*       722,553*

------------------------

*Current pension law limits the maximum annual benefit payable at normal retirement age under a defined benefit plan to $130,000 for 1998 and is subject to increase in later years. In addition, in 1998, such a plan may not take into account annual compensation in excess of $160,000, which amount is similarly subject to increase in later years. The Company's Excess Benefit Plan ("Excess Benefit Plan"), adopted effective September 1, 1984, and amended and restated as of January 1, 1989, provides for payment, outside of the Protective Life Corporation Pension Plan ("Pension Plan"), of the difference between (1) the fully accrued benefits which would be due under the Pension Plan absent both of the aforesaid limitations and (2) the amount actually payable under the Pension Plan as so limited.

    The above table illustrates estimated gross annual benefits which would be payable for life in a straight life annuity commencing at normal retirement age under the Pension Plan and the Excess Benefit Plan for employees with average compensation (remuneration under the table above) and years of service. Benefits in the above table are not reduced by social security or other offset amounts.

    Compensation covered by the Pension Plan (for purposes of pension benefits) excludes commissions and performance share awards and generally corresponds to that shown under the heading "Annual Compensation" in the Summary Compensation Table. Compensation is calculated based on the average of the highest level of compensation paid during a period of 36 consecutive whole months. Only three Annual Incentive Plan bonuses (whether paid or deferred under a Deferred Compensation Plan maintained by PLC) may be included in obtaining the average compensation.

    The named executives and their estimated length of service as of December 31, 1997 are provided in the following table.

   ------------------------------------------------

         NAME                  YEARS OF SERVICE
-----------------------  -----------------------------
    Drayton Nabers, Jr.                   19
    John D. Johns                          4
    R. Stephen Briggs                     26
    A. S. Williams III                    33
    Jim E. Massengale                     14
------------------------------------------------

                       EMPLOYMENT CONTINUATION AGREEMENTS

    The Board of Directors of PLC has authorized PLC to enter into Employment Continuation Agreements with each of the named executives which provide for certain benefits in the event such executive's employment is actually or constructively (by means of a reduction in duties or compensation) terminated following certain events constituting a "change in control". Such benefits include (i) a payment equal to three times the sum of the annual base salary in effect at the time of the change in control and the average annual incentive plan bonus for the three years preceding the change in control; (ii) continuation (for twenty-four months) in PLC's hospital, medical, accident, disability, and life insurance plans as provided to the executive immediately prior to the date of his termination of employment; (iii) delivery of an annuity to equal increased benefits under the Pension Plan and the Excess Benefit Plan resulting from an additional three years of credited service (subject to the Pension Plan's maximum on crediting service); and (iv) an additional payment, if necessary, to reimburse the executive for any additional tax (other than normal Federal, state and local income taxes) incurred as a result of any benefits received in connection with the change in control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation and Management Succession Committee ("Committee") are Messrs. McMahon (Chairman), Woods, Dahlberg, Kuehn, and Sklenar. No member of the Committee was an officer or employee of PLC or any of its subsidiaries at any time during 1997. Also, no member of the Committee was formerly an officer of PLC or any of its subsidiaries.

    Mr. Dahlberg is the Chairman of the Board, President and Chief Executive Officer of The Southern Company. PLC is a 25% member of a limited liability company which acquired an office building adjacent to PLC's home office from an affiliate of The Southern Company which continues to lease portions of the building. During 1997, the limited liability company received $138,410 in lease payments from affiliates of The Southern Company. This lease expired in 1997.

MANAGEMENT OWNERSHIP OF PLC STOCK

    No director or named executive officer of Protective owns any stock of Protective or of any affiliated corporation except for the shares of PLC common stock which are shown as owned as of March 1998:

                                            AMOUNT AND NATURE
                                         OF BENEFICIAL OWNERSHIP
                                                   (1)                PERCENT
                                        -------------------------        OF
                                                         SHARED        CLASS
     NAME AND BENEFICIAL OWNER          SOLE POWER      POWER (2)       (1)
------------------------------------    -----------     ---------     --------
Drayton Nabers, Jr.                     140,662(3)      10,815           *
R. Stephen Briggs                        72,000(4)       412             *
John D. Johns                            20,541(5)      2,100            *
Deborah J. Long                           4,864(6)       -0-             *
Jim E. Massengale                        62,726(7)       350             *
Danny L. Bentley                         22,239(8)       -0-             *
Richard J. Bielen                        10,951(9)       -0-             *
Wayne E. Stuenkel                        34,321(10)      -0-             *
A. S. Williams III                       50,427(11)      -0-             *
Steven A. Schultz                        16,945(12)      -0-             *
Judy Wilson                               2,572(13)      -0-             *
Carolyn King                              4,123(14)      -0-             *
Jerry W. DeFoor                          15,368(15)      -0-             *
All directors and executive officers
  as a group (13 persons)               457,739(16)     13,677(2)        1.48%

------------------------

 * less than one percent

 (1) The number of shares reflected are shares which under applicable regulations of the Securities and Exchange Commission are deemed to be beneficially owned. Shares deemed to be beneficially owned, under such regulations, include shares as to which, directly or indirectly, through any contract, relationship, understanding or otherwise, either voting power or investment power is held or shared. The total number of shares beneficially owned is subdivided, where applicable, into two categories: shares as to which voting/investment power is held solely and shares as to which voting/investment power is shared. Unless otherwise indicated in the following notes, if a beneficial owner has sole power, he has sole voting and investment power, and if a beneficial owner has shared power, he has shared voting and investment power. The percentage calculation is based on the aggregate number of shares beneficially owned.

 (2) This column may include shares held in the name of a spouse, minor children, or certain other relatives sharing the same home as the director or officer, or held by the director or officer, or the spouse of the director or officer, as a trustee or as a custodian for children, as to all of which beneficial ownership is disclaimed by the respective directors and officers except as otherwise noted below.

 (3) Includes 6,095 shares held in PLC's 401(k) and Stock Ownership Plan as of January 31, 1998 for which Mr. Nabers has sole voting power. Also, includes 98,664 share equivalents allocated to Mr. Nabers' deferred compensation account pursuant to the terms of PLC's Deferred Compensation Plan for Officers. Upon distribution, share equivalents will be distributed in shares of PLC Common Stock. Such shares will be issued directly to Mr. Nabers who will have sole voting power over the shares at that time. Does not include 150,000 stock appreciation rights awarded under PLC's 1996 Stock Incentive Plan.

 (4) Includes 13,249 shares held in PLC's 401(k) and Stock Ownership Plan as of January 31, 1998 for which Mr. Briggs has sole voting power. Also, includes 34,504 share equivalents allocated to Mr. Briggs' deferred compensation account pursuant to the terms of PLC's Deferred Compensation Plan for Officers. Upon distribution, share equivalents will be distributed in shares of PLC Common Stock. Such shares will be issued directly to Mr. Briggs who will have sole voting power over the shares at that time. Does not include 20,000 stock appreciation rights awarded under PLC's 1996 Stock Incentive Plan.

 (5) Includes 1,423 shares held in PLC's 401(k) and Stock Ownership Plan as of January 31, 1998 for which Mr. Johns has sole voting power. Also, includes 16,918 share equivalents allocated to Mr. Johns' deferred compensation account pursuant to the terms of PLC's Deferred Compensation Plan for Officers. Upon distribution, share equivalents will be distributed in shares of PLC Common Stock. Such shares will be issued directly to Mr. Johns who will have sole voting power over the shares at that time. Does not include 75,000 stock appreciation rights awarded under PLC's 1996 Stock Incentive Plan.

 (6) Includes 2,532 shares held in PLC's 401(k) and Stock Ownership Plan as of January 31, 1998 for which Ms. Long has sole voting power. Also includes 1,839 share equivalents allocated to Ms. Long's deferred compensation account pursuant to the terms of PLC's Deferred Compensation Plan for Officers. Upon distribution, share equivalents will be distributed in shares of PLC Common Stock. Such shares will be issued directly to Ms. Long who will have sole voting powers over the shares at that time.

 (7) Includes 25,330 shares held in PLC's 401(k) and Stock Ownership Plan as of January 31, 1998 for which Mr. Massengale has sole voting power. Also includes 22,546 share equivalents allocated to Mr. Massengale's deferred compensation account pursuant to the terms of PLC's Deferred Compensation Plan for Officers. Upon distribution, share equivalents will be distributed in shares of PLC Common Stock. Such shares will be issued directly to Mr. Massengale who will have sole voting power over the shares at that time. Does not include 20,000 stock appreciation rights awarded under PLC's 1996 Stock Incentive Plan.

 (8) Includes 4,286 shares held in PLC's 401(k) and Stock Ownership Plan as of January 31, 1998 for which Mr. Bentley has sole voting power. Also includes 13,899 share equivalents allocated to Mr. Bentley's deferred compensation account pursuant to the terms of PLC's Deferred Compensation Plan for Officers. Upon distribution, share equivalents will be distributed in shares of PLC Common Stock. Such shares will be issued directly to Mr. Bentley who will have sole voting power over the shares at that time.

 (9) Includes 4,092 shares held in PLC's 401(k) and Stock Ownership Plan as of January 31, 1998 for which Mr. Bielen has sole voting power. Also, includes 3,121 share equivalents allocated to Mr. Bielen's deferred compensation account pursuant to the terms of PLC's Deferred Compensation Plan for Officers. Upon distribution, share equivalents will be distributed in shares of PLC Common Stock. Such shares will be issued directly to Mr. Bielen who will have sole voting power over the shares at that time.

(10) Includes 3,064 shares held in PLC's 401(k) and Stock Ownership Plan as of January 31, 1998 for which Mr. Stuenkel has sole voting power. Also includes 26,489 share equivalents allocated to Mr. Stuenkel's deferred compensation account pursuant to the terms of PLC's Deferred Compensation Plan for Officers. Upon distribution, share equivalents will be distributed in shares of PLC Common Stock. Such shares will be issued directly to Mr. Stuenkel who will have sole voting power over the shares at that time.

(11) Includes 12,201 shares held in PLC's 401(k) and Stock Ownership Plan as of January 31, 1998 for which Mr. Williams has sole voting power. Also, includes 30,744 share equivalents allocated to Mr. Williams' deferred compensation account pursuant to the terms of PLC's Deferred Compensation Plan for Officers. Upon distribution, share equivalents will be distributed in shares of PLC Common Stock. Such shares will be issued directly to Mr. Williams who will have sole voting power over the shares at that time. Does not include 20,000 stock appreciation rights awarded under PLC's 1996 Stock Incentive Plan.

(12) Includes 2,701 shares held in PLC's 401(k) and Stock Ownership Plan as of January 31, 1998 for which Mr. Schultz has sole voting power. Also includes 13,034 share equivalents allocated to Mr. Schultz's deferred compensation account pursuant to the terms of PLC's Deferred Compensation Plan for Officers. Upon distribution, share equivalents will be distributed in shares of PLC Common Stock. Such shares will be issued directly to Mr. Schultz who will have sole voting power over the shares at that time.

(13) Includes 2,472 shares held in PLC's 401(k) and Stock Ownership Plan for which Ms. Wilson has sole voting power.

(14) Includes 441 shares held in PLC's 401(k) and Stock Ownership Plan as of January 31, 1998 for which Ms. King has sole voting power. Also, includes 3,682 share equivalents allocated to Ms. King's deferred compensation account pursuant to the terms of PLC's Deferred Compensation Plan for Officers. Upon distribution, share equivalents will be distributed in shares of PLC Common Stock. Such shares will be issued directly to Ms. King who will have sole voting power over the shares at that time.

(15) Includes 5,224 shares held in PLC's 401(K) and Stock Ownership Plan as of January 31, 1998 for which Mr. DeFoor has sole voting power. Also, includes 10,144 share equivalents allocated to Mr. DeFoor's deferred compensation account pursuant to the terms of PLC's Deferred Compensation Plan for Officers. Upon distribution, share equivalents will be distributed in shares of PLC Common Stock. Such shares will be issued directly to Mr. DeFoor who will have sole voting power over those shares at that time.

(16) Included are the interests of the persons as of January 31, 1998 in 144,430 shares held in PLC's 401(k) and Stock Ownership Plan, which owned a total of 1,289,516 shares on such date. Each 401(k) and Stock Ownership Plan participant has sole voting power with respect to the shares held in the participant's accounts. The 693,346 shares held in PLC's 401(k) Stock Ownership Plan Trust which have not been allocated to participants will be voted by the Trustees in accordance with the majority vote of all participants. Also, includes 286,017 share equivalents allocated to the deferred compensation accounts of participating directors and executive officers as a group pursuant to the PLC's Deferred Compensation Plan for Directors Who Are Not Employees of the PLC and the PLC's Deferred Compensation Plan for Officers.

                              CERTAIN TRANSACTIONS

    PLC is a 25% member of a limited liability company which acquired an office building adjacent to PLC's home office from an affiliate of The Southern Company which continues to lease portions of the building. During 1997, the limited liability company received $138,410 in lease payments from affiliates of The Southern Company. Mr. Dahlberg is the Chairman of the Board, President and Chief Executive Officer of The Southern Company. This lease expired in 1997.

                               LEGAL PROCEEDINGS

    There are no material pending legal proceedings, other than ordinary routine litigation incidental to the business of PLC and Protective, to which PLC or Protective or any of its subsidiaries is a party or of which any of PLC or Protective's properties is the subject. For additional information regarding legal proceedings see Note G to the Consolidated Financial Statements included herein.

                                    EXPERTS

    The consolidated balance sheets of Protective Life Insurance Company and subsidiaries as of December 31, 1997 and 1996, and the consolidated statements of income, stockholder's equity, and cash flows for each of the three years in the period ended December 31, 1997 and the related financial statement schedules included in this Prospectus, have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in auditing and accounting.

                                 LEGAL MATTERS

    Sutherland, Asbill & Brennan LLP of Washington, D.C. has provided advice on certain matters relating to federal securities laws.

                             REGISTRATION STATEMENT

    A Registration Statement has been filed with the Securities and Exchange Commission under the Securities Act of 1933 as amended with respect to the Contracts. This Prospectus does not contain all information set forth in the Registration Statement, its amendments and exhibits, to all of which reference is made for further information concerning Protective and the Contracts. Statements contained in this Prospectus as to the content of the Contracts and other legal instruments are summaries. For a complete statement of the terms thereof, reference is made to the instruments as filed in the Registration Statement.

                                   APPENDIX A
                            MARKET VALUE ADJUSTMENT

    The Market Value Adjustment is equal to the Market Value Adjustment Percentage indicated below, applied to the amount of each full or partial surrender requested. We will consider surrendered amounts to be interest withdrawals first to the extent interest credited during the prior Contract Year has not yet been withdrawn from the Contract at the time of the full or partial surrender. (See "Market Value Adjustment").

     MARKET VALUE ADJUSTMENT PERCENTAGE = (C - I + 0.25%) X (N/12), WHERE:

    C = the Treasury Rate currently established for the same term as the Guaranteed Period from which the surrender is being made;

    I = the Treasury Rate initially established for the Guaranteed Period from which the surrender is being made;

    N = The number of months remaining in the Guaranteed Period from which the surrender is being made.

    The Treasury Rate is the annual effective interest rate credited to United States Treasury instruments, as published by a nationally recognized source. On the fifteenth day and the last day of each month, the Company will identify a Treasury Rate for each Guaranteed Period. The method used by the Company to determine the Treasury Rates under this Contract shall be consistent and is binding upon any Participant, Annuitant and Beneficiary.

    A Surrender Charge will apply during the first seven years of each Initial and each Subsequent Guaranteed Period. The Surrender Charge is equal to a specified Surrender Charge Percentage (maximum 6%) applied to the amount of each full or partial surrender requested less any amount available under the Interest Withdrawals. (See "Surrender Charge").

MARKET VALUE ADJUSTMENT AND SURRENDER CHARGE EXAMPLES
  FULL SURRENDER AFTER COMPLETION OF YEAR 3

INITIAL GUARANTEED PERIOD (YEARS):                              3             5             7           TOTAL
---------------------------------------------------------  ------------  ------------  ------------  ------------
Initially --
Annuity Deposit:                                             $10,000.00    $10,000.00    $10,000.00    $30,000.00
Guaranteed Interest Rate:                                         4.75%         5.00%         5.25%

Year 1 --
Beginning of Year Account Value:                             $10,000.00    $10,000.00    $10,000.00    $30,000.00
  X (1 + Guaranteed Interest Rate):                               1.048         1.050         1.053
  = End of Year Account Value:                               $10,475.00    $10,500.00    $10,525.00    $31,500.00
  - Beginning of Year Account Value:                         $10,000.00    $10,000.00    $10,000.00    $30,000.00
  = Interest Earned during Year:                                $475.00       $500.00       $525.00     $1,500.00

Year 2 --
Beginning of Year Account Value:                             $10,475.00    $10,500.00    $10,525.00    $31,500.00
  X (1 + Guaranteed Interest Rate):                               1.048         1.050         1.053
  = End of Year Account Value:                               $10,972.56    $11,025.00    $11,077.56    $33,075.13
  - Beginning of Year Account Value:                         $10,475.00    $10,500.00    $10,525.00    $31,500.00
  = Interest Earned during Year:                                $497.56       $525.00       $552.56     $1,575.12

INITIAL GUARANTEED PERIOD (YEARS):                              3             5             7           TOTAL
---------------------------------------------------------  ------------  ------------  ------------  ------------
Year 3 --
Beginning of Year Account Value:                             $10,972.56    $11,025.00    $11,077.56    $33,075.13
  X (1 + Guaranteed Interest Rate):                               1.048         1.050         1.053
  = End of Year Account Value:                               $11,493.76    $11,576.25    $11,659.13    $34,729.14
  - Beginning of Year Account Value:                         $10,972.56    $11,025.00    $11,077.56    $33,075.13
  = Interest Earned during Year:                                $521.20       $551.25       $581.57     $1,654.02

After Completion of Year 3 --
Account Value:                                               $11,493.76    $11,576.25    $11,659.13    $34,729.14
  - Prior Year's Interest:                                      $521.20       $551.25       $581.57     $1,654.02
  =Amount Subject to Surrender Charge and Market Value
   Adjustment:                                               $10,972.56    $11,025.00    $11,077.56    $33,075.13

Surrender Charge Percentage:                                      0.00%         3.00%         5.00%
  X Subjected Amount:                                        $10,972.56    $11,025.00    $11,077.56    $33,075.13
  = Surrender Charge:                                             $0.00       $330.75       $553.88       $884.63

Number of Months Remaining in the Guaranteed Period:                  0            24            48

EXAMPLE #1 -- INCREASING INTEREST RATE ENVIRONMENT

Current Guaranteed Interest Rate:                                 5.75%         6.25%         6.75%
  - Initial Guaranteed Interest Rate:                             5.00%         5.50%         6.00%
  + 0.25%:                                                        0.25%         0.25%         0.25%
  X Number Months Remaining / 12:                                  0.00          2.00          4.00
  = Market Value Adjustment Percentage:                           0.00%         2.00%         4.00%
  X Subjected Amount:                                        $10,972.56    $11,025.00    $11,077.56    $33,075.13
  = Market Value Adjustment:                                      $0.00       $220.50       $443.10       $663.60

Account Value:                                               $11,493.76    $11,576.25    $11,659.13    $34,729.14
  - Surrender Charge:                                             $0.00       $330.75       $553.88       $884.63
  - Market Value Adjustment:                                      $0.00       $220.50       $443.10       $663.60
  = Net Account Value:                                       $11,493.76    $11,025.00    $10,662.15    $33,180.91

EXAMPLE #2 -- DECREASING INTEREST RATE ENVIRONMENT

Current Guarantee Interest Rate:                                  4.25%         4.75%         5.25%
  - Initial Guaranteed Interest Rate:                             5.00%         5.50%         6.00%
  + 0.25%:                                                        0.25%         0.25%         0.25%
  X Number Months Remaining / 12:                                  0.00          2.00          4.00
  = Market Value Adjustment Percentage:                           0.00%        -1.00%        -2.00%
  X Subjected Amount:                                        $10,972.56    $11,025.00    $11,077.56    $33,075.13
  = Market Value Adjustment:                                      $0.00      ($110.25)     ($221.55)     ($331.80)

Account Value:                                               $11,493.76    $11,576.25    $11,659.13    $34,729.14
  - Surrender Charge:                                             $0.00       $330.75       $553.88       $884.63
  - Market Value Adjustment:                                      $0.00      ($110.25)     ($221.55)     ($331.80)
  = Net Account Value:                                       $11,493.76    $11,355.75    $11,326.81    $34,176.32

                                   APPENDIX B
                         MATTERS RELATING TO CONTRACTS
               OFFERED IN CERTAIN STATES AFTER SEPTEMBER 10, 1991
                            AND PRIOR TO MAY 1, 1996

    THE FOLLOWING SECTIONS DESCRIBE CONTRACTS OFFERED AFTER SEPTEMBER 10, 1991 TO MAY 1, 1996. THE TERMS DEFINED BELOW, AND THE FOLLOWING DESCRIPTIONS OF CERTAIN PROVISIONS SHOULD BE SUBSTITUTED IN THEIR ENTIRETY FOR THE RELATED TERMS AND DESCRIPTIONS FOUND ELSEWHERE IN THIS PROSPECTUS. THE PAGE REFERENCES LISTED BELOW INDICATE WHERE IN THE PROSPECTUS THE SUBSTITUTED TERMS AND DESCRIPTIONS CAN BE FOUND. REFER TO YOUR CONTRACT FOR COMPLETE DETAILS OF THESE PROVISIONS.

A.  CAPSULE SUMMARY OF THE CONTRACT

    The paragraphs in the Capsule Summary describing the guaranteed Death Benefit, Market Value Adjustment, and Surrender Charge should be revised to read as follows:

        A Surrender Charge will apply during the first seven years of each Initial and each Subsequent Guaranteed Period. For each Initial or Subsequent Guaranteed Period with durations longer than seven years, a Surrender Charge will only apply during the first seven years. The Surrender Charge is equal to six months of interest on the amount withdrawn from the Sub-Account Value. The Surrender Charge for all full and partial surrenders made during an Initial or Subsequent Guaranteed Period shall not exceed, in the aggregate, a total of six months' interest on the amount of the Annuity Deposit or Sub-Account Value(s) originally allocated in the case of an Initial Guaranteed Period, or transferred, in the case of a Subsequent Guaranteed Period from which the full or partial surrender is made.

        A Market Value Adjustment is applied when you request a full or partial surrender from a Sub-Account prior to the end of the Sub-Account's Guaranteed Period. The Market Value Adjustment reflects the relationship between (i) the current Guaranteed Interest Rate that we are crediting for a Guaranteed Period equal to the time remaining in the Guaranteed Period at the time you request a full or partial surrender, and (ii) the then applicable Guaranteed Interest Rate being applied to the Sub-Account from which you select to make a full or partial surrender.

        This Contract provides for a guaranteed Death Benefit. If any Participant dies before the Annuity Commencement Date the guaranteed Death Benefit will be payable to the surviving Participant, if any. If there is no surviving Participant, the Death Benefit will be paid to the Beneficiary named by the Participant.

        The guaranteed Death Benefit will equal the Account Value.

        If applicable, the guaranteed Death Benefit for all Guaranteed Periods will be totalled to obtain the guaranteed Death Benefit payable.

        The Beneficiary will have sixty (60) days from the date of death to exercise their right to the guaranteed Death Benefit. If this right is not exercised within the 60-day period, any payments will be treated as a surrender request, and will be subject to the surrender charge and a market value adjustment.

B.  GLOSSARY OF SPECIAL TERMS (PAGE 1)

    ANNUITY DEPOSIT(S) -- The Annuity Deposit(s) made will be allocated to each Guaranteed Period(s) selected under each Contract. Each Annuity Deposit must be at least $5,000 unless approved by the Company. Additional Annuity Deposits can be made except in the states of California, Minnesota, South Carolina and Michigan.

    ANNUITANT -- Annuity payments may depend upon the continuation of the life of a person. That person is called an Annuitant and is named in the Contract. The Annuitant may be changed prior to the Annuity Commencement Date provided such change is made in writing on a form acceptable to us.

    BENEFICIARY -- PRIMARY -- The person named to receive the Death Benefit under the Contract upon the death of any Participant. You may change the Beneficiary at any time by sending a request in Writing to the Administrative Office. Upon the death of any Participant, the surviving Participant, if any, will be the Beneficiary.

       CONTINGENT -- The person named to receive the Death Benefit if the Primary Beneficiary is not living at any Participant's death.

       IRREVOCABLE -- One whose consent is necessary to change the Beneficiary or exercise certain other rights.

    SUB-ACCOUNT VALUES -- The amount equal to that part of each Annuity Deposit allocated by a Participant to a Sub-Account(s), or any amount transferred to a Sub-Account(s) at the end of a Guaranteed Period increased by all interest credited and decreased by amounts due to previous full or partial surrenders (including Surrender Charges, Market Value Adjustments, and Premium Taxes thereon) and previous interest withdrawals.

    SURRENDER CHARGE -- A Surrender Charge, if applicable, is deducted from any Sub-Account Value from which a full or partial surrender is made prior to the end of an Initial or Subsequent Guaranteed Period. The Surrender Charge is equal to six months of interest on the amount withdrawn from a Sub-Account Value. The Surrender Charge for all full and partial surrenders made during an Initial Guaranteed Period shall not exceed, in the aggregate, a total of six months' interest on the amount of the Annuity Deposit originally allocated to the Sub-Account(s) from which the full or partial surrender is made. The Surrender Charge for all full and partial surrenders made during a Subsequent Guaranteed Period shall not exceed, in the aggregate, a total of six months' interest on the amount of the Sub-Account Value(s) originally transferred to a Subsequent Guaranteed Period from which the full or partial surrender is made.

C.  SURRENDER CHARGES (PAGE 7)

    A Surrender Charge, if applicable, will be applied to a full or partial surrender from a Sub-Account requested prior to the end of a Guaranteed Period. The Surrender Charge is equal to six months of interest on the amount surrendered from a Sub-Account. The Surrender Charge for all full and partial surrenders made during an Initial Guaranteed Period shall not exceed, in the aggregate, a total of six months' interest on the amount of the Annuity Deposit(s) originally allocated to the Sub-Account from which the full or partial surrender is made. The Surrender Charge for all full and partial surrenders made during a Subsequent Guaranteed Period shall not exceed, in the aggregate, a total of six months' interest on the amount of the Sub-Account Value originally transferred to a Subsequent Guaranteed Period from which the full or partial surrender is made. Interest will be computed at the same interest rate we are crediting the Sub-Account from which the withdrawal is made. The Surrender Charge will be deducted from the remaining Sub-Account Value from which the full or partial surrender is made. A Surrender Charge will apply during the first seven years of all Initial Guaranteed Periods, and during the first seven years of all Subsequent Guaranteed Periods. There is no Surrender Charge after the first seven years of each Initial or Subsequent Guaranteed Periods with a duration greater than seven years. In addition, for purposes of determining amounts subject to the Surrender Charge, we will consider surrendered amounts first to be interest withdrawals, to the extent interest credited to your Sub-Accounts during the prior

Contract Year has not yet been withdrawn. No Surrender Charge (or Market Value Adjustment) is imposed on these interest withdrawal amounts.

    Surrender Charges and Market Value Adjustments will not apply to full or partial surrenders made from Sub-Accounts at the end of an Initial or Subsequent Guaranteed Period. The Surrender Value will equal the Sub-Account Value on this date. A request for a surrender at the end of an Initial or Subsequent Guaranteed Period must be received in a form acceptable to Protective within twenty days prior to the end of such Initial or Subsequent Guaranteed Period.

    If the date we receive your request for a full or partial surrender is prior to the end of an Initial or Subsequent Guaranteed Period, the Surrender Value will be calculated as of the Surrender Date by the Company as follows:

                             [(A X B) - SC] where:

  A      =    the Sub-Account Value of the Sub-Account from which a full or partial surrender is requested
  B      =    the Market Value Adjustment described above
 SC      =    the Surrender Charge plus any unpaid Premium Taxes, if applicable

    Protective will, upon the date of receipt of your request, inform you of the amounts available for full or partial surrenders.

    Any full or partial surrender may be subject to Federal and state income tax and, in some cases, Premium Tax.

    Because the Initial and Subsequent Guaranteed Periods may not extend beyond the Annuity Commencement Date then in effect, no Surrender Charge or Market Value Adjustment will be deducted upon the application of your Net Account Value to purchase an Annuity on the Annuity Commencement Date.

D.  MARKET VALUE ADJUSTMENT (PAGE 8)

    The amount payable on a full or partial surrender made prior to the end of any Guaranteed Period may be adjusted up or down by the application of the Market Value Adjustment formula. Such a Market Value Adjustment is applied to the Sub-Account Value, before it has been reduced by any Surrender Charge. For purposes of determining amounts subject to the Market Value Adjustment, we will consider surrendered amounts first to be interest withdrawals, to the extent interest credited to your Sub-Accounts during the prior Contract Year has not yet been withdrawn. No Market Value Adjustment (or Surrender Charge) is imposed on these interest withdrawal amounts.

    The formula which will be used to determine the Market Value Adjustment is:

    (1+G)    N/12
    ----
    (1+C)

    g = The Guaranteed Interest Rate in effect for the current Guaranteed Period (expressed as a decimal, e.g., 1% = .01).

    c = The current Guaranteed Interest Rate that the Company is offering for a Guaranteed Period of a duration measured in months as represented by N (expressed as a decimal, e.g., 1% = .01).

    N = The number of months from the Surrender Date to the end of the current Guaranteed Period.

    In the case of either a full or partial surrender from a Sub-Account, the Market Value Adjustment will reflect the relationship between (i) the current Guaranteed Interest Rate that the Company is crediting for a Guaranteed Period equal to the time remaining in the Sub-Account's Guaranteed Period at the time you request the surrender, and (ii) the then applicable Guaranteed Interest Rate being applied to the Sub-Account from which you select to make a full or partial surrender.

    Generally, if your Guaranteed Interest Rate is lower than the applicable current Guaranteed Interest Rate being credited by Protective for a Guaranteed Period equal to the time remaining in the Sub-Account's Guaranteed Period, then the application of the Market Value Adjustment may result in a Surrender Value that is less than the portion of your Annuity Deposit(s) allocated to a Sub-Account plus interest credited thereon. Similarly, if your Guaranteed Interest Rate is higher than the applicable current Guaranteed Interest Rate, the application of the Market Value Adjustment may result in a Surrender Value that is greater than the portion of your Annuity Deposit(s) allocated to a Sub-Account plus interest credited thereon.

    Since current Guaranteed Interest Rates are based in part upon the investment yields then available to Protective, the effect of the Market Value Adjustment will be related to the levels of such yields. It is possible, therefore, that, should such yields increase from the time you purchased your Contract, the effect of the Market Value Adjustment, coupled with the application of the Surrender Charge and/or Premium Taxes, could result in the amount you receive upon a full surrender of your Contract being LESS than your Annuity Deposit(s).

E.  DEATH BENEFIT (PAGE 9)

    If any Participant dies before the Annuity Commencement Date, a guaranteed Death Benefit will be payable. With regard to joint Participants, at the first death of a joint Participant prior to the Annuity Commencement Date, the Beneficiary will be the surviving Participant, if any. If there is no surviving Participant, the Death Benefit will be paid to the Beneficiary named by the Participant. If no Beneficiary designation is in effect or if there is no designated Beneficiary living, the Death Benefit will be paid to the estate of the deceased Participant.

    If any Participant is not an individual, the death or change of the Annuitant will be treated as the death of a Participant.

    The guaranteed Death Benefit during an Initial or Subsequent Guaranteed Period will equal the Account Value. The guaranteed Death Benefit is calculated as of the date of death. If applicable, the guaranteed Death Benefit for all Guaranteed Periods will be totalled to obtain the guaranteed Death Benefit payable.

F.  WAIVER OF SURRENDER CHARGES

    The Company will waive any applicable Surrender Charges in the event you, at any time after Contract Year 1, (1) enter for a period of at least ninety (90) days a facility which is licensed by the State and qualifies as a skilled nursing home facility under Medicare or Medicaid; or (2) you are first diagnosed as having a terminal illness by a physician that is not related to you or the Annuitant. The term "terminal illness" is defined in the Contract. Written proof of a terminal illness satisfactory to Protective must be submitted. Protective reserves the right to require an examination by a physician of its choice to verify the terminal illness. A Market Value Adjustment will be imposed if applicable. The Waiver of Surrender Charges provision is not available in all states due to applicable insurance laws.

G.  ANNUITY BENEFITS (PAGE 10)

    OPTION 4 -- The total amount applied may be used to purchase an annuity of any kind issued by us on the date this option is elected.

    The dollar amount of monthly payments under each available Annuity Option for each $1,000 applied is calculated in accordance with annuity tables set forth in the Contract. These tables are based on the 1983 Individual Annuity Mortality Table A projected 4 years with interest at 4% per annum.

H.  FEDERAL TAX MATTERS (PAGE 14)

    In order to be treated as an annuity contract for federal tax purposes, section 72(s) of the Code requires that contracts that are held by persons other than individuals (other than contracts that are issued in connection with certain Qualified Plans) contain certain provisions relating to distributions upon the death of an annuitant. Certain Contracts do not contain these provisions. The income under such Contracts is taxable as it accrues. We issue Forms 1099 in respect of such Contracts.

                                   APPENDIX C
                         MATTERS RELATING TO CONTRACTS
                           OFFERED IN CERTAIN STATES
                          PRIOR TO SEPTEMBER 10, 1991

    THE FOLLOWING SECTIONS DESCRIBE CONTRACTS WITH A CERTIFICATE DATE PRIOR TO SEPTEMBER 10, 1991, AND CERTAIN CONTRACTS WITH A CERTIFICATE DATE AFTER THAT DATE. THESE CONTRACTS CONTAIN PROVISIONS THAT DIFFER FROM THOSE DESCRIBED IN THE PROSPECTUS. IN PARTICULAR, SURRENDER CHARGE, DEATH BENEFIT, AND CERTAIN ANNUITY BENEFIT PROVISIONS MAY BE DIFFERENT. REFER TO YOUR CONTRACT FOR COMPLETE DETAILS OF THESE PROVISIONS. THE TERMS DEFINED BELOW, AND THE FOLLOWING DESCRIPTIONS OF CERTAIN PROVISIONS SHOULD BE SUBSTITUTED IN THEIR ENTIRETY FOR THE RELATED TERMS AND DESCRIPTIONS FOUND ELSEWHERE IN THIS PROSPECTUS. THE PAGE REFERENCES LISTED BELOW INDICATE WHERE IN THE PROSPECTUS THE SUBSTITUTED TERMS AND DESCRIPTIONS CAN BE FOUND.

A.  CAPSULE SUMMARY OF THE CONTRACT

    The paragraphs in the Capsule Summary describing the guaranteed Death Benefit, Market Value Adjustment, and Surrender Charge provided in the Contract should be revised to read as follows:

        A Market Value Adjustment is applied when you request a full or partial surrender from a Sub-Account prior to the end of the Sub-Account's Guaranteed Period. The Market Value Adjustment reflects the relationship between (i) the current Guaranteed Interest Rate that we are crediting for a Guaranteed Period equal to the time remaining in the Guaranteed Period at the time you request a full or partial surrender, and (ii) the then applicable Guaranteed Interest Rate being applied to the Sub-Account from which you select to make a full or partial surrender. Since our current guaranteed rates are based in part upon the investment yields available to Protective, the effect of the Market Value Adjustment will be related to the levels of such yields.

        This Contract provides for a guaranteed Death Benefit. If the Annuitant or Participant dies before the Annuity Commencement Date, the guaranteed Death Benefit will be payable to the Beneficiary as determined under the provisions of the Contract. The guaranteed Death Benefit is calculated as of the date of death.

        The guaranteed Death Benefit will equal the Account Value.

        If applicable, the guaranteed Death Benefit for all Guaranteed Periods will be totalled to obtain the guaranteed Death Benefit payable. With regard to joint Participants, at the first death of a joint Participant prior to the Annuity Commencement Date, the Beneficiary will be the surviving Participant. If the named Beneficiary is the spouse of the Participant and if the Annuitant is living, the spouse may elect, in lieu of receiving the guaranteed Death Benefit, to become the Participant and continue the Contract.

B.  GLOSSARY OF SPECIAL TERMS (PAGE 1)

    ANNUITANT -- Annuity payments may depend upon the continuation of the life of a person. That person is called an Annuitant and is named in the Contract. The Annuitant cannot be changed.

    ANNUITY DEPOSIT(S) -- The Annuity Deposit(s) made will be allocated to each Guaranteed Period(s) selected under each Contract. Each Annuity Deposit must be at least $5,000 unless approved by the Company.

    BENEFICIARY -- PRIMARY -- The person named to receive the Death Benefit under the Contract upon the death of either the Annuitant or the Participant, as applicable.

       CONTINGENT -- The person named to receive the Death Benefit if the Primary Beneficiary is not living when the Annuitant or Participant dies.

       IRREVOCABLE -- One whose consent is necessary to change the Beneficiary or exercise certain other rights.

    SUB-ACCOUNT VALUES -- The amount equal to that part of each Annuity Deposit allocated by a Participant to a Sub-Account(s), or any amount transferred to a Sub-Account(s) at the end of a Guaranteed Period increased by all interest credited and decreased by amounts due to previous full or partial surrenders (including Surrender Charges, Market Value Adjustments, and Premium Taxes thereon) and previous interest withdrawals.

    SURRENDER CHARGE -- A Surrender Charge, if applicable, is deducted from any Sub-Account Value from which a full or partial surrender is made prior to the end of an Initial or Subsequent Guaranteed Period. The Surrender Charge is equal to six months of interest on the amount withdrawn from a Sub-Account Value. The Surrender Charge for all full and partial surrenders made during an Initial Guaranteed Period shall not exceed, in the aggregate, a total of six months' interest on the amount of the Annuity Deposit originally allocated to the Sub-Account(s) from which the full or partial surrender is made. The Surrender Charge for all full and partial surrenders made during a Subsequent Guaranteed Period shall not exceed, in the aggregate, a total of six months' interest on the amount of the Sub-Account Value(s) originally transferred to a Subsequent Guaranteed Period from which the full or partial surrender is made.

C.  SURRENDER CHARGES (PAGE 7)

    A Surrender Charge, if applicable, will be applied to a full or partial surrender from a Sub-Account requested prior to the end of a Guaranteed Period. The Surrender Charge is equal to six months of interest on the amount surrendered from a Sub-Account. The Surrender Charge for all full and partial surrenders made during an Initial Guaranteed Period shall not exceed, in the aggregate, a total of six months' interest on the amount of the Annuity Deposit(s) originally allocated to the Sub-Account from which the full or partial surrender is made. The Surrender Charge for all full and partial surrenders made during a Subsequent Guaranteed Period shall not exceed, in the aggregate, a total of six months' interest on the amount of the Sub-Account Value originally transferred to a Subsequent Guaranteed Period from which the full or partial surrender is made. Interest will be computed at the same interest rate we are crediting the Sub-Account from which the withdrawal is made. The Surrender Charge will be deducted from the remaining Sub-Account Value from which the full or partial surrender is made. A Surrender Charge will apply during the first seven years of all Initial Guaranteed Periods, and during the first seven years of all Subsequent Guaranteed Periods. There is no Surrender Charge after the first seven years of each Initial or Subsequent Guaranteed Periods with a duration greater than seven years. In addition, for purposes of determining amounts subject to the Surrender Charge, we will consider surrendered amounts first to be interest withdrawals, to the extent interest credited to your Sub-Accounts during the prior Contract Year has not yet been withdrawn. No Surrender Charge (or Market Value Adjustment) is imposed on these interest withdrawal amounts.

    Surrender Charges and Market Value Adjustments will not apply to full or partial surrenders made from Sub-Accounts at the end of an Initial or Subsequent Guaranteed Period. The Surrender Value will equal the Sub-Account Value on this date. A request for a surrender at the end of an Initial or Subsequent Guaranteed Period must be received in a form acceptable to Protective within twenty days prior to the end of such Initial or Subsequent Guaranteed Period.

    If the date we receive your request for a full or partial surrender is prior to the end of an Initial or Subsequent Guaranteed Period, the Surrender Value will be calculated as of the Surrender Date by the Company as follows:

                             [(A X B) - SC] where:

  A      =    the Sub-Account Value of the Sub-Account from which a full or partial surrender is requested
  B      =    the Market Value Adjustment described above
 SC      =    the Surrender Charge plus any unpaid Premium Taxes, if applicable

    Protective will, upon the date of receipt of your request, inform you of the amounts available for full or partial surrenders.

    Any full or partial surrender may be subject to Federal and state income tax and, in some cases, Premium Tax.

    Because the Initial and Subsequent Guaranteed Periods may not extend beyond the Annuity Commencement Date then in effect, no Surrender Charge or Market Value Adjustment will be deducted upon the application of your Net Account Value to purchase an Annuity on the Annuity Commencement Date.

D.  MARKET VALUE ADJUSTMENT (PAGE 8)

    The amount payable on a full or partial surrender made prior to the end of any Guaranteed Period may be adjusted up or down by the application of the Market Value Adjustment formula. Such a Market Value Adjustment is applied to the Sub-Account Value, before it has been reduced by any Surrender Charge. For purposes of determining amounts subject to the Market Value Adjustment, we will consider surrendered amounts first to be interest withdrawals, to the extent interest credited to your Sub-Accounts during the prior Contract Year has not yet been withdrawn. No Market Value Adjustment (or Surrender Charge) is imposed on these interest withdrawal amounts.

    The formula which will be used to determine the Market Value Adjustment is:

    (1+G)    N/12
    ----
    (1+C)

    g = The Guaranteed Interest Rate in effect for the current Guaranteed Period (expressed as a decimal, e.g., 1% = .01).

    c = The current Guaranteed Interest Rate that the Company is offering for a Guaranteed Period of a duration measured in months as represented by N (expressed as a decimal, e.g., 1% = .01).

    N = The number of months from the Surrender Date to the end of the current Guaranteed Period.

    In the case of either a full or partial surrender from a Sub-Account, the Market Value Adjustment will reflect the relationship between (i) the current Guaranteed Interest Rate that the Company is crediting for a Guaranteed Period equal to the time remaining in the Sub-Account's Guaranteed Period at the time you request the surrender, and (ii) the then applicable Guaranteed Interest Rate being applied to the Sub-Account from which you select to make a full or partial surrender.

    Generally, if your Guaranteed Interest Rate is lower than the applicable current Guaranteed Interest Rate being credited by Protective for a Guaranteed Period equal to the time remaining in the Sub-Account's Guaranteed Period, then the application of the Market Value Adjustment may result in a Surrender Value that is less than the portion of your Annuity Deposit(s) allocated to a Sub-Account plus interest credited thereon. Similarly, if your Guaranteed Interest Rate is higher than the applicable current Guaranteed Interest Rate, the application of the Market Value Adjustment may result in a Surrender Value that is greater than the portion of your Annuity Deposit(s) allocated to a Sub-Account plus interest credited thereon.

    Since current Guaranteed Interest Rates are based in part upon the investment yields then available to Protective, the effect of the Market Value Adjustment will be related to the levels of such yields. It is possible, therefore, that, should such yields increase from the time you purchased your Contract, the effect of the Market Value Adjustment, coupled with the application of the Surrender Charge and/or Premium Taxes, could result in the amount you receive upon a full surrender of your Contract being LESS than your Annuity Deposit(s).

E.  DEATH BENEFIT (PAGE 9)

    If an Annuitant or Participant dies before the Annuity Commencement Date, a guaranteed Death Benefit will be payable to the Beneficiary named by the Participant or Annuitant as the case may be. With regard to joint Participants, at the first death of a joint Participant prior to the Annuity Commencement Date, the Beneficiary will be the surviving Participant.

    The guaranteed Death Benefit during an Initial or Subsequent Guaranteed Period will equal the Account Value. The guaranteed Death Benefit is calculated as of the date of death. If applicable, the guaranteed Death Benefit for all Guaranteed Periods will be totalled to obtain the guaranteed Death Benefit payable.

    If the Beneficiary is the surviving spouse of the deceased Participant or deceased Annuitant, the guaranteed Death Benefit may be taken in one sum immediately or it may be applied under any of the Annuity Options available under the Contract. However, if the Beneficiary is the spouse of the deceased Participant, and if the Annuitant is living, such spouse may elect, in lieu of receiving the guaranteed Death Benefit, to become the Participant and continue the Contract.

    For any Beneficiary who is not the surviving spouse of the deceased Participant or deceased Annuitant, the guaranteed Death Benefit may be taken in one sum immediately or it may be applied under an Annuity Option available under the Contract which either (i) provides that all amounts will be distributed within 5 years of the date of death or (ii) provides that amounts will be payable over the life of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary, and such distribution must commence within one year of the date of death.

F.  WAIVER OF SURRENDER CHARGES

    The Company will waive any applicable Surrender Charges in the event you, at any time after Contract Year 1, (1) enter for a period of at least ninety (90) days a facility which is licensed by the State and qualifies as a skilled nursing home facility under Medicare or Medicaid; or (2) you are first diagnosed as having a terminal illness by a physician that is not related to you or the Annuitant. The term "terminal illness" is defined in the Contract. Written proof of a terminal illness satisfactory to Protective must be submitted. Protective reserves the right to require an examination by a physician of its choice to verify the terminal illness. A Market Value Adjustment will be imposed if applicable. The Waiver of Surrender Charges provision is not available in all states due to applicable insurance laws.

G.  ANNUITY BENEFITS (PAGE 10)

    1.  ELECTING THE ANNUITY COMMENCEMENT DATE AND FORM OF ANNUITY (PAGE 10)

    Upon application for a Contract, you select an Annuity Commencement Date. The Annuity Commencement Date you choose may never extend beyond the Contract Year closest to the Annuitant's 85th birthday. Any request for extension of the maximum Annuity Commencement Date must be approved by the Administrative Office. You may elect to have all of your Net Account Value or a portion thereof applied on the Annuity Commencement Date under any of the Annuity Options described below. In the absence of such election, the Net Account Value will be applied on the Annuity Commencement Date under Option 2 -- Life Income With Payments for a 10 Year Guaranteed Period.

    2.  CHANGE OF ANNUITY COMMENCEMENT DATE OR ANNUITY OPTION (PAGE 10)

    You may change the Annuity Commencement Date from time to time, but any such change must be made in Writing and received by us within 30 days prior to the scheduled Annuity Commencement Date. In no event may Initial or Subsequent Guaranteed Periods extend beyond the Annuity Commencement Date then in effect.

G.  ANNUITY OPTIONS (PAGE 11)

    OPTION 4 -- The total amount applied may be used to purchase an annuity of any kind issued by us on the date this option is elected.

    The dollar amount of monthly payments under each available Annuity Option for each $1,000 applied is calculated in accordance with annuity tables set forth in the Contract. These tables are based on the 1983 Individual Annuity Mortality Table A projected 4 years with interest at 4% per annum.

H.  FEDERAL TAX MATTERS (PAGE 14)

    In order to be treated as an annuity contract for federal tax purposes, section 72(s) of the Code requires that contracts that are held by persons other than individuals (other than contracts that are issued in connection with certain Qualified Plans) contain certain provisions relating to distributions upon the death of an annuitant. Certain Contracts do not contain these provisions. The income under such Contracts is taxable as it accrues. We issue Forms 1099 in respect of such Contracts.

                         INDEX TO FINANCIAL STATEMENTS

Report of Independent Accountants....................................................        F-2

Consolidated Statements of Income for the years ended December 31, 1997, 1996, and
  1995...............................................................................        F-3

Consolidated Balance Sheets as of December 31, 1997 and 1996.........................        F-4

Consolidated Statements of Stockholder's Equity for the years ended December 31,
  1997, 1996, and 1995...............................................................        F-5

Consolidated Statements of Cash Flows for the years ended December 31, 1997, 1996,
  and 1995...........................................................................        F-6

Notes to Consolidated Financial Statements...........................................        F-7

Financial Statement Schedules:

  Schedule III -- Supplementary Insurance Information................................        S-1

  Schedule IV -- Reinsurance.........................................................        S-2

    All other schedules to the consolidated financial statements required by
Article 7 of Regulation S-X are not required under the related instructions or are inapplicable and therefore have been omitted.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Directors and Stockholder
Protective Life Insurance Company
Birmingham, Alabama

    We have audited the consolidated financial statements and the financial statement schedules of Protective Life Insurance Company and Subsidiaries listed in the index on page F-1 of this Form S-1. These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Protective Life Insurance Company and Subsidiaries as of December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.

                                          COOPERS & LYBRAND L.L.P.

February 11, 1998
Birmingham, Alabama

                       PROTECTIVE LIFE INSURANCE COMPANY

                       CONSOLIDATED STATEMENTS OF INCOME

                             (DOLLARS IN THOUSANDS)

                                                                  YEAR ENDED DECEMBER 31
                                                              -------------------------------
                                                                1997       1996       1995
                                                              ---------  ---------  ---------
REVENUES
  Premiums and policy fees (net of reinsurance ceded: 1997-
    $334,899; 1996-$308,174; 1995-$333,173).................  $ 480,206  $ 462,050  $ 411,682
  Net investment income.....................................    557,488    498,781    458,433
  Realized investment gains.................................      1,824      5,510      1,951
  Other income..............................................      6,149      5,010      1,355
                                                              ---------  ---------  ---------
                                                              1,045,667    971,351    873,421
                                                              ---------  ---------  ---------
BENEFITS AND EXPENSES
  Benefits and settlement expenses (net of reinsurance
    ceded: 1997-$180,605; 1996-$215,424; 1995-$247,224).....    658,872    626,893    553,100
  Amortization of deferred policy acquisition costs.........    107,175     91,001     82,700
  Other operating expenses (net of reinsurance ceded: 1997-
    $90,045; 1996-$81,839; 1995-$84,855)....................    129,870    128,148    119,888
                                                              ---------  ---------  ---------
                                                                895,917    846,042    755,688
                                                              ---------  ---------  ---------
INCOME BEFORE INCOME TAX....................................    149,750    125,309    117,733
INCOME TAX EXPENSE (BENEFIT)
  Current...................................................     66,283     44,908     47,009
  Deferred..................................................    (13,981)    (2,142)    (6,972)
                                                              ---------  ---------  ---------
                                                                 52,302     42,766     40,037
                                                              ---------  ---------  ---------
NET INCOME..................................................  $  97,448  $  82,543  $  77,696
                                                              ---------  ---------  ---------
                                                              ---------  ---------  ---------

                See notes to consolidated financial statements.

                       PROTECTIVE LIFE INSURANCE COMPANY

                          CONSOLIDATED BALANCE SHEETS

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                DECEMBER 31
                                                                                           ---------------------
                                                                                              1997       1996
                                                                                           ----------  ---------
ASSETS
Investments:
  Fixed maturities, at market (amortized cost: 1997-$6,221,871; 1996-$4,648,525).........  $6,348,252  $4,662,997
  Equity securities, at market (cost: 1997-$24,983; 1996-$31,669)........................      15,006     35,250
  Mortgage loans on real estate..........................................................   1,313,478  1,503,781
  Investment real estate, net of accumulated depreciation (1997-$671; 1996-$911).........      13,469     14,172
  Policy loans...........................................................................     194,109    166,704
  Other long-term investments............................................................      54,704     29,193
  Short-term investments.................................................................      54,337    101,215
                                                                                           ----------  ---------
    Total investments....................................................................   7,993,355  6,513,312
Cash.....................................................................................      39,197    114,384
Accrued investment income................................................................      94,095     70,541
Accounts and premiums receivable, net of allowance for uncollectible amounts
  (1997-$5,292; 1996-$2,525).............................................................      42,255     43,469
Reinsurance receivables..................................................................     591,457    332,614
Deferred policy acquisition costs........................................................     632,605    488,201
Property and equipment, net..............................................................      36,407     35,489
Other assets.............................................................................      14,445     14,636
Assets related to separate accounts......................................................     931,465    550,697
                                                                                           ----------  ---------
                                                                                           $10,375,281 $8,163,343
                                                                                           ----------  ---------
                                                                                           ----------  ---------
LIABILITIES
Policy liabilities and accruals:
  Future policy benefits and claims......................................................  $3,324,294  $2,448,449
  Unearned premiums......................................................................     396,696    257,553
                                                                                           ----------  ---------
                                                                                            3,720,990  2,706,002
Guaranteed investment contract deposits..................................................   2,684,676  2,474,728
Annuity deposits.........................................................................   1,511,553  1,331,067
Other policyholders' funds...............................................................     183,324    142,221
Other liabilities........................................................................     246,081    117,847
Accrued income taxes.....................................................................         941      1,854
Deferred income taxes....................................................................      49,417     37,722
Indebtedness to related parties..........................................................      28,055     25,014
Liabilities related to separate accounts.................................................     931,465    550,697
                                                                                           ----------  ---------
    Total liabilities....................................................................   9,356,502  7,387,152
                                                                                           ----------  ---------
COMMITMENTS AND CONTINGENT LIABILITIES -- NOTE G
STOCKHOLDER'S EQUITY
Preferred Stock, $1.00 par value, shares authorized and issued: 2,000, liquidation
  preference $2,000......................................................................           2          2
Common Stock, $1.00 par value............................................................       5,000      5,000
  Shares authorized and issued: 5,000,000
Additional paid-in capital...............................................................     327,992    237,992
Note receivable from PLC Employee Stock Ownership Plan...................................      (5,378)    (5,579)
Retained earnings........................................................................     629,436    532,088
Accumulated other comprehensive income
  Net unrealized gains on investments (net of income tax: 1997-$33,238; 1996-$3,601).....      61,727      6,688
                                                                                           ----------  ---------
    Total stockholder's equity...........................................................   1,018,779    776,191
                                                                                           ----------  ---------
                                                                                           $10,375,281 $8,163,343
                                                                                           ----------  ---------
                                                                                           ----------  ---------

                See notes to consolidated financial statements.

                       PROTECTIVE LIFE INSURANCE COMPANY

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                               NOTE
                                                                ADDITIONAL  RECEIVABLE             NET UNREALIZED      TOTAL
                                              PREFERRED  COMMON  PAID-IN     FROM PLC   RETAINED   GAINS (LOSSES)  STOCKHOLDER'S
                                                STOCK    STOCK   CAPITAL       ESOP     EARNINGS   ON INVESTMENTS     EQUITY
                                              ---------  ------ ----------  ----------  ---------  --------------  -------------
Balance, December 31, 1994...................            $5,000  $126,494    $(5,936)   $377,049     $(107,532)      $ 395,075
                                                                                                                   -------------
  Net income for 1995........................                                             77,696                        77,696
  Increase in net unrealized gains on
    investments (net of income tax:
    $89,742).................................                                                          166,663         166,663
  Reclassification adjustment for amounts
    included in net income (net of income
    tax: $(683)).............................                                                           (1,268)         (1,268)
                                                                                                                   -------------
  Comprehensive income for 1995..............                                                                          243,091
                                                                                                                   -------------
  Common dividends ($1.00 per share).........                                             (5,000)                       (5,000)
  Preferred dividends ($50 per share)........                                               (100)                         (100)
  Capital contribution from PLC..............                      18,000                                               18,000
  Decrease in note receivable form PLC
    ESOP.....................................                                    171                                       171
                                                 --
                                                         ------ ----------  ----------  ---------  --------------  -------------
Balance, December 31, 1995...................            5,000    144,494     (5,765)    449,645        57,863         651,237
                                                                                                                   -------------
  Net income for 1996........................                                             82,543                        82,543
  Decrease in net unrealized gains on
    investments (net of income tax:
    $(25,627)................................                                                          (47,593)        (47,593)
  Reclassification adjustment for amounts
    included in net income (net of income
    tax: $(1,928))...........................                                                           (3,582)         (3,582)
                                                                                                                   -------------
  Comprehensive income for 1996..............                                                                           31,368
                                                                                                                   -------------
  Redemption feature of preferred stock
    removed-Note I...........................    $2                 1,998                                                2,000
  Preferred dividends ($50 per share)........                                               (100)                         (100)
  Capital contribution from PLC..............                      91,500                                               91,500
  Decrease in note receivable from PLC
    ESOP.....................................                                    186                                       186
                                                 --
                                                         ------ ----------  ----------  ---------  --------------  -------------
Balance, December 31, 1996...................     2      5,000    237,992     (5,579)    532,088         6,688         776,191
                                                                                                                   -------------
  Net income for 1997........................                                             97,448                        97,448
  Increase in net unrealized gains on
    investments (net of income tax-
    $30,275).................................                                                           56,225          56,225
  Reclassification adjustment for amounts
    included in net income (net of income
    tax: $(638)).............................                                                           (1,186)         (1,186)
                                                                                                                   -------------
  Comprehensive income for 1997..............                                                                          152,487
                                                                                                                   -------------
  Preferred dividends ($50 per share)........                                               (100)                         (100)
  Capital contribution from PLC..............                      90,000                                               90,000
  Decrease in note receivable from PLC
    ESOP.....................................                                    201                                       201
                                                 --
                                                         ------ ----------  ----------  ---------  --------------  -------------
Balance, December 31, 1997...................    $2      $5,000  $327,992    $(5,378)   $629,436     $  61,727       $1,018,779
                                                 --
                                                 --
                                                         ------ ----------  ----------  ---------  --------------  -------------
                                                         ------ ----------  ----------  ---------  --------------  -------------

                See notes to consolidated financial statements.

                       PROTECTIVE LIFE INSURANCE COMPANY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                                                              DECEMBER 31
                                                                   ----------------------------------
                                                                      1997        1996        1995
                                                                   ----------  ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income.....................................................  $   97,448  $   82,543  $   77,696
  Adjustments to reconcile net income to net cash provided by operating activities:
    Amortization of deferred policy acquisition costs............     107,175      91,001      84,501
    Capitalization of deferred policy acquisition costs..........    (135,211)    (77,078)    (89,266)
    Depreciation expense.........................................       5,124       5,333       4,317
    Deferred income taxes........................................     (17,918)     (2,442)     (6,971)
    Accrued income taxes.........................................      (5,558)        893       5,537
    Interest credited to universal life and investment
      products...................................................     299,004     280,377     286,710
    Policy fees assessed on universal life and investment
      products...................................................    (131,582)   (116,401)   (100,840)
    Change in accrued investment income and other receivables....    (158,798)    (70,987)   (161,924)
    Change in policy liabilities and other policyholder funds of
      traditional life and health products.......................     279,522     133,621     201,353
    Change in other liabilities..................................      65,393       7,209      (3,270)
    Other (net)..................................................      (1,133)     (4,281)     (6,634)
                                                                   ----------  ----------  ----------
Net cash provided by operating activities........................     403,466     329,788     291,209
                                                                   ----------  ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Maturities and principal reduction of investments:
    Investments available for sale...............................   6,462,663   1,327,323   2,014,060
    Other........................................................     324,242     168,898      78,568
  Sale of investments:
    Investment available for sale................................   1,108,058   1,569,119   1,523,454
    Other........................................................     695,270     568,218     141,184
  Cost of investments acquired:
    Investments available for sale...............................  (8,428,804) (3,798,631) (3,626,877)
    Other........................................................    (718,335)   (400,322)   (540,648)
  Acquisitions and bulk reinsurance assumptions..................    (169,124)    264,126
  Purchase of property and equipment.............................      (6,087)     (6,899)     (5,629)
  Sale of property and equipment.................................       2,681         288         286
                                                                   ----------  ----------  ----------
Net cash used in investing activities............................    (729,436)   (307,880)   (415,602)
                                                                   ----------  ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Borrowings under line of credit arrangements and long-term
    debt.........................................................   1,159,538     941,438   1,162,700
  Capital contribution from PLC..................................      90,000      91,500      18,000
  Principal payments on line of credit arrangements and long-term
    debt.........................................................  (1,159,538)   (941,438) (1,162,700)
  Principal payment on surplus note to PLC.......................      (4,693)    (10,000)     (4,750)
  Dividends to stockholder.......................................        (100)       (100)     (5,100)
  Investment product deposits and change in universal life
    deposits.....................................................     910,659     949,122     908,063
  Investment product withdrawals.................................    (745,083)   (944,244)   (785,622)
                                                                   ----------  ----------  ----------
Net cash provided by financing activities........................     250,783      86,278     130,591
                                                                   ----------  ----------  ----------
INCREASE (DECREASE) IN CASH......................................     (75,187)    108,186       6,198
CASH AT BEGINNING OF YEAR........................................     114,384       6,198           0
                                                                   ----------  ----------  ----------
CASH AT END OF YEAR..............................................  $   39,197  $  114,384  $    6,198
                                                                   ----------  ----------  ----------
                                                                   ----------  ----------  ----------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Cash paid during the year:
    Interest on debt.............................................  $    4,343  $    4,633  $    6,029
    Income taxes.................................................  $   70,133  $   43,478  $   41,397
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING
  ACTIVITIES
  Reduction of principal on note from ESOP.......................  $      201  $      186  $      171
  Acquisitions and bulk reinsurance assumptions
    Assets acquired..............................................  $1,114,832  $  296,935  $      613
    Liabilities assumed..........................................    (902,267)   (364,862)    (21,800)
                                                                   ----------  ----------  ----------
    Net..........................................................  $  212,565  $  (67,927) $  (21,187)
                                                                   ----------  ----------  ----------
                                                                   ----------  ----------  ----------

                See notes to consolidated financial statements.

                       PROTECTIVE LIFE INSURANCE COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (ALL DOLLAR AMOUNTS IN TABLES ARE IN THOUSANDS)

NOTE A -- SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION

    The accompanying consolidated financial statements of Protective Life Insurance Company and subsidiaries ("Protective") are prepared on the basis of generally accepted accounting principles. Such accounting principles differ from statutory reporting practices used by insurance companies in reporting to state regulatory authorities. (See also Note B.)

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make various estimates that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities, as well as the reported amounts of revenues and expenses.

    ENTITIES INCLUDED

    The consolidated financial statements include the accounts, after intercompany eliminations, of Protective Life Insurance Company and its wholly-owned subsidiaries. Protective is a wholly-owned subsidiary of Protective Life Corporation ("PLC"), an insurance holding company.

    NATURE OF OPERATIONS

    Protective produces, distributes, and services a diverse array of life insurance, specialty insurance and retirement savings and investment products. Protective markets individual life insurance, dental insurance and managed care services, credit life and disability insurance, guaranteed investment contracts, guaranteed funding agreements, and fixed and variable annuities throughout the United States. Protective also maintains a separate division devoted exclusively to the acquisition of insurance policies from other companies.

    The operating results of companies in the insurance industry have historically been subject to significant fluctuations due to competition, economic conditions, interest rates, investment performance, maintenance of insurance ratings, and other factors.

    RECENTLY ISSUED ACCOUNTING STANDARDS

    In 1996 Protective adopted Statement of Financial Accounting Standards ("SFAS") No. 120, "Accounting and Reporting by Mutual Life Insurance Enterprises and by Insurance Enterprises for Certain Long-Duration Participating Contracts;" SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of;" and SFAS No. 122, "Accounting for Mortgage Servicing Rights." In 1997 Protective adopted SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities;" SFAS No. 130, "Reporting Comprehensive Income;" and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information."

    SFAS No. 130 requires the presentation of comprehensive income and its components in a financial statement that is displayed with the same prominence as other financial statements. Protective has reconfigured the Consolidated Statements of Stockholder's Equity presented herein in accordance with this Statement. SFAS No. 131 requires additional disclosures with respect to Protective's operating segments.

    The adoption of these accounting standards did not have a material effect on Protective's financial statements but has resulted in changed disclosure and financial statement presentation.

                       PROTECTIVE LIFE INSURANCE COMPANY

                (ALL DOLLAR AMOUNTS IN TABLES ARE IN THOUSANDS)

NOTE A -- SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    INVESTMENTS

    Protective has classified all of its investments in fixed maturities, equity securities, and short-term investments as "available for sale."

    Investments are reported on the following bases less allowances for uncollectible amounts on investments, if applicable:

    - Fixed maturities (bonds, bank loan participations, and redeemable preferred stocks) -- at current market value.

    - Equity securities (common and nonredeemable preferred stocks) -- at current market value.

    - Mortgage loans on real estate -- at unpaid balances, adjusted for loan origination costs, net of fees, and amortization of premium or discount.

    - Investment real estate -- at cost, less allowances for depreciation computed on the straight-line method. With respect to real estate acquired through foreclosure, cost is the lesser of the loan balance plus foreclosure costs or appraised value.

    - Policy loans -- at unpaid balances.

    - Other long-term investments -- at a variety of methods similar to those listed above, as deemed appropriate for the specific investment.

    - Short-term investments -- at cost, which approximates current market value.

    Substantially all short-term investments have maturities of three months or less at the time of acquisition and include approximately $3.1 million in bank deposits voluntarily restricted as to withdrawal.

    As prescribed by SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," certain investments are recorded at their market values with the resulting unrealized gains and losses reduced by a related adjustment to deferred policy acquisition costs, net of income tax reported as a component of stockholder's equity. The market values of fixed maturities increase or decrease as interest rates fall or rise. Therefore, although the adoption of SFAS No. 115 does not affect Protective's operations, its reported stockholder's equity will fluctuate significantly as interest rates change.

    Protective's balance sheets at December 31, prepared on the basis of reporting investments at amortized cost rather than at market values, are as follows:

                                                                       1997           1996
                                                                   -------------  ------------
Total investments................................................  $   7,876,952  $  6,495,259
Deferred policy acquisition costs................................        654,043       495,965
All other assets.................................................      1,749,321     1,161,830
                                                                   -------------  ------------
                                                                   $  10,280,316  $  8,153,054
                                                                   -------------  ------------
                                                                   -------------  ------------
Deferred income taxes............................................  $      16,179  $     34,121
All other liabilities............................................      9,307,085     7,349,430
                                                                   -------------  ------------
                                                                       9,323,264     7,383,551
Stockholder's equity.............................................        957,052       769,503
                                                                   -------------  ------------
                                                                   $  10,280,316  $  8,153,054
                                                                   -------------  ------------
                                                                   -------------  ------------

                       PROTECTIVE LIFE INSURANCE COMPANY

                (ALL DOLLAR AMOUNTS IN TABLES ARE IN THOUSANDS)

NOTE A -- SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Realized gains and losses on sales of investments are recognized in net income using the specific identification basis.

    DERIVATIVE FINANCIAL INSTRUMENTS

    Protective does not use derivative financial instruments for trading purposes. Combinations of futures contracts and options on treasury notes are currently being used as hedges for asset/liability management of certain investments, primarily mortgage loans on real estate, mortgage-backed securities, and liabilities arising from interest-sensitive products such as guaranteed investment contracts and individual annuities. Realized investment gains and losses on such contracts are deferred and amortized over the life of the hedged asset. Net realized gains of $1.5 million and net realized losses of $0.2 million were deferred in 1997 and 1996 respectively. At December 31, 1997 and 1996, options and open futures contracts with notional amounts of $925.0 million and $805.0 million, respectively, had net unrealized losses of $0.4 million and $1.9 million respectively.

    Protective uses interest rate swap contracts to convert certain investments from a variable to a fixed rate of interest. At December 31, 1997, related open interest rate swap contracts with a notional amount of $95.3 million were in a $0.1 million net unrealized loss position. At December 31, 1996, related open interest rate swap contracts with a notional amount of $150.3 million were in a $0.7 million net unrealized loss position.

    In connection with a commercial mortgage loan securitization, Protective entered into interest rate swap contracts converting a fixed rate of interest to a floating rate of interest and converting a floating rate of interest to a fixed rate of interest with notional amounts at December 31, 1997, of $332.4 million and $200.0 million, respectively. In the aggregate, there were no net unrealized gains or losses associated with these swap contracts at December 31, 1997.

    CASH

    Cash includes all demand deposits reduced by the amount of outstanding checks and drafts.

    PROPERTY AND EQUIPMENT

    Property and equipment are reported at cost. Protective primarily uses the straight-line method of depreciation based upon the estimated useful lives of the assets. Major repairs or improvements are capitalized and depreciated over the estimated useful lives of the assets. Other repairs are expensed as incurred. The cost and related accumulated depreciation of property and equipment sold or retired are removed from the accounts, and resulting gains or losses are included in income.

                       PROTECTIVE LIFE INSURANCE COMPANY

                (ALL DOLLAR AMOUNTS IN TABLES ARE IN THOUSANDS)

NOTE A -- SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Property and equipment consisted of the following at December 31:

                                                                            1997       1996
                                                                          ---------  ---------
Home office building....................................................  $  37,459  $  36,586
Other, principally furniture and equipment..............................     46,937     35,401
                                                                          ---------  ---------
                                                                             84,396     71,987
Accumulated depreciation................................................     47,989     36,498
                                                                          ---------  ---------
                                                                          $  36,407  $  35,489
                                                                          ---------  ---------
                                                                          ---------  ---------

    SEPARATE ACCOUNTS

    Protective operates separate accounts, some in which Protective bears the investment risk and others in which the investments risk rests with the contractholder. The assets and liabilities related to separate accounts in which Protective does not bear the investment risk are valued at market and reported separately as assets and liabilities related to separate accounts in the accompanying consolidated financial statements.

    REVENUES, BENEFITS, CLAIMS, AND EXPENSES

    Traditional Life and Health Insurance Products -- Traditional life insurance products consist principally of those products with fixed and guaranteed premiums and benefits and include whole life insurance policies, term life insurance policies, limited-payment life insurance policies, and certain annuities with life contingencies. Life insurance and immediate annuity premiums are recognized as revenue when due. Health insurance premiums are recognized as revenue over the terms of the policies. Benefits and expenses are associated with earned premiums so that profits are recognized over the life of the contracts. This is accomplished by means of the provision for liabilities for future policy benefits and the amortization of deferred policy acquisition costs.

    Liabilities for future policy benefits on traditional life insurance products have been computed using a net level method including assumptions as to investment yields, mortality, persistency, and other assumptions based on Protective's experience modified as necessary to reflect anticipated trends and to include provisions for possible adverse deviation. Reserve investment yield assumptions are graded and range from 2.5% to 7.0%. The liability for future policy benefits and claims on traditional life and health insurance products includes estimated unpaid claims that have been reported to Protective and claims incurred but not yet reported. Policy claims are charged to expense in the period that the claims are incurred.

                       PROTECTIVE LIFE INSURANCE COMPANY

                (ALL DOLLAR AMOUNTS IN TABLES ARE IN THOUSANDS)

NOTE A -- SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Activity in the liability for unpaid claims is summarized as follows:

                                                              1997        1996        1995
                                                           ----------  ----------  ----------
Balance beginning of year................................  $  108,159  $   73,642  $   79,462
  Less reinsurance.......................................       6,423       3,330       5,024
                                                           ----------  ----------  ----------
Net balance beginning of year............................     101,736      70,312      74,438
                                                           ----------  ----------  ----------
Incurred related to:
Current year.............................................     258,322     275,524     216,839
Prior year...............................................     (14,540)     (2,417)     (4,038)
                                                           ----------  ----------  ----------
  Total incurred.........................................     243,782     273,107     212,801
                                                           ----------  ----------  ----------
Paid related to:
Current year.............................................     203,381     197,163     164,321
Prior year...............................................      58,104      57,812      48,834
                                                           ----------  ----------  ----------
  Total paid.............................................     261,485     254,975     213,155
                                                           ----------  ----------  ----------
Other changes:
  Acquisitions and reserve transfers.....................       3,415      13,292      (3,772)
                                                           ----------  ----------  ----------
Net balance end of year..................................      87,448     101,736      70,312
  Plus reinsurance.......................................      18,673       6,423       3,330
                                                           ----------  ----------  ----------
Balance end of year......................................  $  106,121  $  108,159  $   73,642
                                                           ----------  ----------  ----------
                                                           ----------  ----------  ----------

    - Universal Life and Investment Products -- Universal life and investment products include universal life insurance, guaranteed investment contracts, deferred annuities, and annuities without life contingencies. Revenues for universal life and investment products consist of policy fees that have been assessed against policy account balances for the costs of insurance, policy administration, and surrenders. That is, universal life and investment product deposits are not considered revenues in accordance with generally accepted accounting principles. Benefit reserves for universal life and investment products represent policy account balances before applicable surrender charges plus certain deferred policy initiation fees that are recognized in income over the term of the policies. Policy benefits and claims that are charged to expense include benefit claims incurred in the period in excess of related policy account balances and interest credited to policy account balances. Interest credit rates for universal life and investment products ranged from 3.0% to 9.4% in 1997.

      At December 31, 1997, Protective estimates the fair value of its guaranteed investment contracts to be $2,687.3 million using discounted cash flows. The surrender value of Protective's annuities which approximates fair value was $1,494.6 million.

    - Policy Acquisition Costs -- Commissions and other costs of acquiring traditional life and health insurance, universal life insurance, and investment products that vary with and are primarily related to the production of new business have been deferred. Traditional life and health insurance acquisition costs are amortized over the premium-payment period of the related policies in proportion to the ratio of annual premium income to total anticipated premium income. Acquisition costs for universal life and investment products are being amortized over the lives of the policies in relation to the present value of estimated gross profits from surrender charges and

                       PROTECTIVE LIFE INSURANCE COMPANY

                (ALL DOLLAR AMOUNTS IN TABLES ARE IN THOUSANDS)

NOTE A -- SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
     investment, mortality, and expense margins. Under SFAS No. 97, "Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments," Protective makes certain assumptions regarding the mortality, persistency, expenses, and interest rates it expects to experience in future periods. These assumptions are to be best estimates and are to be periodically updated whenever actual experience and/or expectations for the future change from initial assumptions. Additionally, relating to SFAS No. 115, these costs have been adjusted by an amount equal to the amortization that would have been recorded if unrealized gains or losses on investments associated with Protective's universal life and investment products had been realized.

    The cost to acquire blocks of insurance representing the present value of future profits from such blocks of insurance is also included in deferred policy acquisition costs. For acquisitions occurring after 1988, Protective amortizes the present value of future profits over the premium payment period including accrued interest at 8%. The unamortized present value of future profits for such acquisitions was approximately $261.9 million and $149.9 million at December 31, 1997 and 1996, respectively. During 1996 $69.2 million of present value of future profits on acquisitions made during the year was capitalized and $21.8 million was amortized. During 1997 $136.2 million of present value of future profits on acquisitions made during the year was capitalized, and $24.2 million was amortized. The unamortized present value of future profits for all acquisitions was $274.9 million at December 31, 1997 and $167.6 million at December 31, 1996.

    PARTICIPATING POLICIES

    Participating business comprises approximately 1% of the individual life insurance in force and 2% of the individual life insurance premium income. Policyholder dividends totaled $4.6 million in 1997, $4.1 million in 1996, and $2.6 million in 1995.

    INCOME TAXES

    Protective uses the asset and liability method of accounting for income taxes. Income tax provisions are generally based on income reported for financial statement purposes. Deferred federal income taxes arise from the recognition of temporary differences between the bases of assets and liabilities determined for financial reporting purposes and the bases determined for income tax purposes. Such temporary differences are principally related to the deferral of policy acquisition costs and the provision for future policy benefits and expenses.

    RECLASSIFICATIONS

    Certain reclassifications have been made in the previously reported financial statements and accompanying notes to make the prior year amounts comparable to those of the current year. Such reclassifications had no effect on net income, total assets, or stockholder's equity.

NOTE B -- RECONCILIATION WITH STATUTORY REPORTING PRACTICES

    Financial statements prepared in conformity with generally accepted accounting principals ("GAAP") differ in some respects from the statutory accounting practices prescribed or permitted by insurance regulatory authorities. The most significant differences are: (a) acquisition costs of obtaining new business

                       PROTECTIVE LIFE INSURANCE COMPANY

                (ALL DOLLAR AMOUNTS IN TABLES ARE IN THOUSANDS)

NOTE B -- RECONCILIATION WITH STATUTORY REPORTING PRACTICES (CONTINUED) are deferred and amortized over the approximate life of the policies rather than charged to operations as incurred, (b) benefit liabilities are computed using a net level method and are based on realistic estimates of expected mortality, interest, and withdrawals as adjusted to provide for possible unfavorable deviation from such assumptions, (c) deferred income taxes are provided for temporary differences between financial and taxable earnings, (d) the Asset Valuation Reserve and Interest Maintenance Reserve are restored to stockholder's equity, (e) furniture and equipment, agents' debit balances, and prepaid expenses are reported as assets rather than being charged directly to surplus (referred to as nonadmitted items), (f) certain items of interest income, principally accrual of mortgage and bond discounts are amortized differently, and (g) bonds are stated at market instead of amortized cost.

    The reconciliations of net income and stockholder's equity prepared in conformity with statutory reporting practices to that reported in the accompanying consolidated financial statements are as follows:

                                                 NET INCOME                  STOCKHOLDER'S EQUITY
                                       -------------------------------  -------------------------------
                                         1997       1996       1995       1997       1996       1995
                                       ---------  ---------  ---------  ---------  ---------  ---------
In conformity with statutory
  reporting practices: (1)...........  $ 134,417  $ 102,337  $ 115,259  $ 579,111  $ 456,320  $ 324,416
Additions (deductions) by adjustment:
  Deferred policy acquisition costs,
    net of amortization..............     10,310     (2,830)      (765)   632,605    488,201    410,183
  Deferred income tax................     13,981      2,142      6,972    (49,417)   (37,722)   (67,420)
  Asset Valuation Reserve............                                      67,369     64,233    105,769
  Interest Maintenance Reserve.......     (1,434)    (2,142)    (1,235)     9,809     17,682     14,412
  Nonadmitted items..................                                      30,500     21,610     20,603
  Other timing and valuation
    adjustments......................    (54,494)   (11,210)   (45,028)  (215,448)  (197,227)  (108,495)
  Noninsurance affiliates............     17,530     11,104        (22)        (4)         4         (9)
  Consolidation elimination..........    (22,862)   (16,858)     2,515    (35,746)   (36,910)   (46,222)
                                       ---------  ---------  ---------  ---------  ---------  ---------
In conformity with generally accepted
  accounting principles..............  $  97,448  $  82,543  $  77,696  $1,018,779 $ 776,191  $ 653,237
                                       ---------  ---------  ---------  ---------  ---------  ---------
                                       ---------  ---------  ---------  ---------  ---------  ---------

------------------------

(1) Consolidated

                       PROTECTIVE LIFE INSURANCE COMPANY

                (ALL DOLLAR AMOUNTS IN TABLES ARE IN THOUSANDS)

NOTE C -- INVESTMENT OPERATIONS

    Major categories of net investment income for the years ended December 31 are summarized as follows:

                                                              1997        1996        1995
                                                           ----------  ----------  ----------
Fixed maturities.........................................  $  396,255  $  310,353  $  272,942
Equity securities........................................       1,186       2,124       1,338
Mortgage loans on real estate............................     161,604     153,463     162,135
Investment real estate...................................       2,004       1,875       1,855
Policy loans.............................................      11,370      10,378       8,958
Other, principally short-term investments................      21,876      51,637      40,348
                                                           ----------  ----------  ----------
                                                              594,295     529,830     487,576
Investment expenses......................................      36,807      31,049      29,143
                                                           ----------  ----------  ----------
                                                           $  557,488  $  498,781  $  458,433
                                                           ----------  ----------  ----------
                                                           ----------  ----------  ----------

    Realized investment gains (losses) for the years ended December 31 are summarized as follows:

Fixed maturities..............................  $  (8,355) $  (7,101) $   6,118
Equity securities.............................      5,975      1,733         44
Mortgage loans and other investments..........      4,204     10,878     (4,211)
                                                ---------  ---------  ---------
                                                $   1,824  $   5,510  $   1,951
                                                ---------  ---------  ---------
                                                ---------  ---------  ---------

    Protective has established an allowance for uncollectible amounts on investments. The allowance totaled $23.0 million at December 31, 1997 and $30.9 million at December 31, 1996. Additions and reductions to the allowance are included in realized investment gains (losses). Without such additions/ reductions, Protective had net realized investment losses of $6.1 million in 1997, net realized investment gains of $3.7 million in 1996, and net realized investment losses of $0.5 million in 1995.

    In 1997, gross gains on the sale of investments available for sale (fixed maturities, equity securities and short-term investments) were $21.3 million and gross losses were $23.5 million. In 1996, gross gains were $6.9 million and gross losses were $11.8 million. In 1995, gross gains were $18.0 million and gross losses were $11.8 million.

                       PROTECTIVE LIFE INSURANCE COMPANY

                (ALL DOLLAR AMOUNTS IN TABLES ARE IN THOUSANDS)

NOTE C -- INVESTMENT OPERATIONS (CONTINUED)

    The amortized cost and estimated market values of Protective's investments classified as available for sale at December 31 are as follows:

                                                                                GROSS        GROSS      ESTIMATED
                                                                AMORTIZED    UNREALIZED   UNREALIZED      MARKET
1997                                                               COST         GAINS       LOSSES        VALUES
-------------------------------------------------------------  ------------  -----------  -----------  ------------
Fixed maturities:
  Bonds:
    Mortgage-backed..........................................  $  2,982,266   $  54,103    $  16,577   $  3,019,792
    United States Government and authorities.................       160,484       1,366            0        161,850
    States, municipalities, and political subdivisions.......        31,621         532            0         32,153
    Public utilities.........................................       481,679       7,241            0        488,920
    Convertibles and bonds with warrants.....................           694           0          168            526
    All other corporate bonds................................     2,559,186      80,903        1,019      2,639,070
  Redeemable preferred stocks................................         5,941           0            0          5,941
                                                               ------------  -----------  -----------  ------------
                                                                  6,221,871     144,145       17,764      6,348,252
Equity securities............................................        24,983         300       10,277         15,006
Short-term investments.......................................        54,337           0            0         54,337
                                                               ------------  -----------  -----------  ------------
                                                               $  6,301,190   $ 144,445    $  28,041   $  6,417,595
                                                               ------------  -----------  -----------  ------------
                                                               ------------  -----------  -----------  ------------

                                                                                GROSS        GROSS      ESTIMATED
                                                                AMORTIZED    UNREALIZED   UNREALIZED      MARKET
1996                                                               COST         GAINS       LOSSES        VALUES
-------------------------------------------------------------  ------------  -----------  -----------  ------------
Fixed maturities:
  Bonds:
    Mortgage-backed..........................................  $  2,192,978   $  29,925    $  20,810   $  2,202,093
    United States Government and authorities.................       348,318         661        1,377        347,602
    States, municipalities, and political subdivisions.......         5,515          47            9          5,553
    Public utilities.........................................       364,692       2,205          337        366,560
    Convertibles and bonds with warrants.....................           679           0          158            521
    All other corporate bonds................................     1,679,276      33,879       29,388      1,683,767
  Bank loan participations...................................        49,829           0            0         49,829
  Redeemable preferred stocks................................         7,238          60          226          7,072
                                                               ------------  -----------  -----------  ------------
                                                                  4,648,525      66,777       52,305      4,662,997
Equity securities............................................        31,669       9,570        5,989         35,250
Short-term investments.......................................       101,215           0            0        101,215
                                                               ------------  -----------  -----------  ------------
                                                               $  4,781,409   $  76,347    $  58,294   $  4,799,462
                                                               ------------  -----------  -----------  ------------
                                                               ------------  -----------  -----------  ------------

                       PROTECTIVE LIFE INSURANCE COMPANY

                (ALL DOLLAR AMOUNTS IN TABLES ARE IN THOUSANDS)

NOTE C -- INVESTMENT OPERATIONS (CONTINUED)
    The amortized cost and estimated market values of fixed maturities at December 31, by expected maturity, are shown below. Expected maturities are derived from rates of prepayment that may differ from actual rates of prepayment.

                                                                                   ESTIMATED
                                                                     AMORTIZED       MARKET
1997                                                                    COST         VALUES
------------------------------------------------------------------  ------------  ------------
Due in one year or less...........................................  $    456,248  $    460,994
Due after one year through five years.............................     2,774,769     2,815,553
Due after five years through ten years............................     2,377,989     2,440,193
Due after ten years...............................................       612,865       631,512
                                                                    ------------  ------------
                                                                    $  6,221,871  $  6,348,252
                                                                    ------------  ------------
                                                                    ------------  ------------

                                                                                   ESTIMATED
                                                                     AMORTIZED       MARKET
1996                                                                    COST         VALUES
------------------------------------------------------------------  ------------  ------------
Due in one year or less...........................................  $    417,463  $    420,774
Due after one year through five years.............................     1,547,805     1,546,278
Due after five years through ten years............................     2,090,149     2,095,781
Due after ten years...............................................       593,108       600,164
                                                                    ------------  ------------
                                                                    $  4,648,525  $  4,662,997
                                                                    ------------  ------------
                                                                    ------------  ------------

    The approximate percentage distribution of Protective's fixed maturity investments by quality rating at December 31 is as follows:

RATING                                                                         1997       1996
---------------------------------------------------------------------------  ---------  ---------
AAA........................................................................       41.1%      48.3%
AA.........................................................................        4.8        4.4
A..........................................................................       29.1       22.6
BBB
  Bonds....................................................................       21.9       21.1
  Bank loan participations.................................................                   0.1
BB or Less
  Bonds....................................................................        3.0        2.5
  Bank loan participations.................................................                   0.9
Redeemable preferred stocks................................................        0.1        0.1
                                                                             ---------  ---------
                                                                                 100.0%     100.0%
                                                                             ---------  ---------
                                                                             ---------  ---------

At December 31, 1997 and 1996, Protective had bonds which were rated less than investment grade of $195.2 million and $117.5 million, respectively, having an amortized cost of $193.6 million and $137.0 million, respectively. At December 31, 1997, approximately $89.6 million of the bonds rates less than investment grade were securities issued in company-sponsored commercial mortgage loan securitizations. Additionally, Protective had bank loan participations at December 31, 1996 which were rated less than investment grade of $43.6 million having an amortized cost of $43.6 million.

                       PROTECTIVE LIFE INSURANCE COMPANY

                (ALL DOLLAR AMOUNTS IN TABLES ARE IN THOUSANDS)

NOTE C -- INVESTMENT OPERATIONS (CONTINUED)
    The change in unrealized gains (losses), net of income tax on fixed maturity and equity securities for the years ended December 31 is summarized as follows:

                                                              1997        1996        1995
                                                           ----------  ----------  -----------
Fixed maturities.........................................  $   72,741  $  (56,898) $   199,024
Equity securities........................................  $   (8,813) $      207  $     2,740

    At December 31, 1997, all of Protective's mortgage loans were commercial loans of which 75% were retail, 9% were apartments, 7% were office buildings, and 7% were warehouses. Protective specializes in making mortgage loans on either credit-oriented or credit-anchored commercial properties, most of which are strip shopping centers in smaller towns and cities. No single tenant's leased space represents more than 5% of mortgage loans. Approximately 84% of the mortgage loans are on properties located in the following states listed in decreasing order of significance: Florida, Georgia, Texas, North Carolina, Alabama, Virginia, South Carolina, Tennessee, Kentucky, California, Maryland, Mississippi, Ohio, Michigan, and Indiana.

    Many of the mortgage loans have call provisions after five to seven years. Assuming the loans are called at their next call dates, approximately $76.7 million would become due in 1998, $434.4 million in 1999 to 2002, and $129.7 million in 2003 to 2007.

    At December 31, 1997, the average mortgage loan was $1.6 million, and the weighted average interest rate was 8.8%. The largest single mortgage loan was $12.8 million. While Protective's mortgage loans do not have quoted market values, at December 31, 1997 and 1996, Protective estimates the market value of its mortgage loans to be $1,405.5 million and $1,581.7 million, respectively, using discounted cash flows from the next call date.

    At December 31, 1997 and 1996, Protective's problem mortgage loans and foreclosed properties totaled $17.7 million and $23.7 million, respectively. Protective's mortgage loans are collateralized by real estate, any assessment of impairment is based upon the estimated fair value of the real estate. Based on Protective's evaluation of its mortgage loan portfolio, Protective does not expect any material losses on its mortgage loans.

    Certain investments, principally real estate, with a carrying value of $6.7 million were nonincome producing for the twelve months ended December 31, 1997.

    Protective believes it is not practicable to determine the fair value of its policy loans since there is no stated maturity, and policy loans are often repaid by reductions to policy benefits. Policy loan interest rates generally range from 4.5% to 8.0%. The fair values of Protective's other long-term investments approximate cost.

                       PROTECTIVE LIFE INSURANCE COMPANY

                (ALL DOLLAR AMOUNTS IN TABLES ARE IN THOUSANDS)

NOTE D -- FEDERAL INCOME TAXES

    Protective's effective income tax rate varied from the maximum federal income tax rate as follows:

                                                                                       1997       1996       1995
                                                                                     ---------  ---------  ---------
Statutory federal income tax rate applied to pretax income.........................       35.0%      35.0%      35.0%
Dividends received deduction and tax-exempt interest...............................       (0.2)      (0.4)      (0.5)
Low-income housing credit..........................................................       (0.6)      (0.6)      (0.7)
Tax benefits arising from prior acquisitions and other adjustments.................        0.7        0.1        0.2
                                                                                           ---        ---        ---
Effective income tax rate..........................................................       34.9%      34.1%      34.0%
                                                                                           ---        ---        ---
                                                                                           ---        ---        ---

    The provision for federal income tax differs from amounts currently payable due to certain items reported for financial statement purposes in periods which differ from those in which they are reported for income tax purposes.

    Details of the deferred income tax provision for the years ended December 31 are as follows:

                                                                                   1997        1996        1995
                                                                                ----------  ----------  ----------
Deferred policy acquisition costs.............................................  $    7,054  $   15,542  $  (11,606)
Benefit and other policy liability changes....................................     (23,564)    (16,321)     52,496
Temporary differences of investment income....................................       2,516      (1,163)    (34,175)
Other items...................................................................          13        (200)    (13,687)
                                                                                ----------  ----------  ----------
                                                                                $  (13,981) $   (2,142) $   (6,972)
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------

    The components of Protective's net deferred income tax liability as of December 31 were as follows:

                                                                                               1997        1996
                                                                                            ----------  ----------
Deferred income tax assets:
  Policy and policyholder liability reserves..............................................  $  138,701  $   80,151
  Other...................................................................................       1,029       2,503
                                                                                            ----------  ----------
                                                                                               139,730      82,654
                                                                                            ----------  ----------
                                                                                            ----------  ----------
Deferred income tax liabilities:
  Deferred policy acquisition costs.......................................................     150,895     117,696
  Unrealized gain on investments..........................................................      38,252       2,680
                                                                                            ----------  ----------
                                                                                               189,147     120,376
                                                                                            ----------  ----------
  Net deferred income tax liability.......................................................  $   49,417  $   37,722
                                                                                            ----------  ----------
                                                                                            ----------  ----------

    Under pre-1984 life insurance company income tax laws, a portion of Protective's gain from operations which was not subject to current income taxation was accumulated for income tax purposes in a memorandum account designated as Policyholders' Surplus. The aggregate accumulation in this account at December 31, 1997 was approximately $73 million. Should the accumulation in the Policyholders' Surplus account exceed certain stated maximums, or should distributions including cash dividends be made to PLC in excess of approximately $727 million, such excess would be subject to federal income taxes at rates then effective. Deferred income taxes have not been provided on amounts designated as Policyholders' Surplus.

                       PROTECTIVE LIFE INSURANCE COMPANY

                (ALL DOLLAR AMOUNTS IN TABLES ARE IN THOUSANDS)

NOTE D -- FEDERAL INCOME TAXES (CONTINUED)
Protective does not anticipate involuntarily paying income tax on amounts in the Policyholders' Surplus accounts.

    Protective's income tax returns are included in the consolidated income tax returns of PLC. The allocation of income tax liabilities among affiliates is based upon separate income tax return calculations.

NOTE E -- DEBT

    At December 31, 1997, PLC had no borrowings outstanding under a term note that contains, among other provisions, requirements for maintaining certain financial ratios, and restrictions on indebtedness incurred by PLC's subsidiaries including Protective. Additionally, PLC, on a consolidated basis, cannot incur debt in excess of 50% of its total capital.

    Protective has arranged sources of credit to temporarily fund scheduled investment commitments. Protective expects that the rate received on its investments will equal or exceed its borrowing rate. Protective had no such temporary borrowings outstanding at December 31, 1997 and 1996.

    Included in indebtedness to related parties is a surplus debenture issued by Protective to PLC. At December 31, 1997, the balance of the surplus debenture was $20.0 million. The debenture matures in 2003.

    Indebtedness to related parties also consists of payables to affiliates under control of PLC in the amount of $8.1 million at December 31, 1997. Protective routinely receives from or pays to affiliates under the control of PLC reimbursements for expenses incurred on one another's behalf. Receivables and payables among affiliates are generally settled monthly.

    Interest expense on borrowed money totaled $4.3 million, $4.6 million, and $6.0 million, in 1997, 1996, and 1995, respectively.

NOTE F -- RECENT ACQUISITIONS

    In January 1996 Protective acquired through coinsurance a block of life insurance policies. In June 1996 Protective acquired through coinsurance a block of credit life insurance policies. In December 1996 Protective acquired a small life insurance company and acquired through coinsurance a block of life insurance policies.

    In June 1997, Protective acquired West Coast Life Insurance Company ("West Coast"). In September 1997, Protective acquired the Western Diversified Group. In October 1997, Protective coinsured a block of credit policies.

    These transactions have been accounted for as purchases, and the results of the transactions have been included in the accompanying financial statements since the effective dates of the agreements.

    Summarized below are the consolidated results of operations of 1997 and 1996, on an unaudited pro forma basis, as if the West Coast and Western Diversified Group acquisitions had occurred as of January 1, 1996. The pro forma information is based on Protective's consolidated results of operations for 1997 and 1996 and on data provided by the respective companies, after giving effect to certain pro forma adjustments. The pro forma financial information does not purport to be indicative of results of operations that

                       PROTECTIVE LIFE INSURANCE COMPANY

                (ALL DOLLAR AMOUNTS IN TABLES ARE IN THOUSANDS)

NOTE F -- RECENT ACQUISITIONS (CONTINUED) would have occurred had the transaction occurred on the basis assumed above nor are they indicative of results of the future operations of the combined enterprises.

                                                                                                1997          1996
                                                                                        ------------  ------------
  Total revenues......................................................................  $  1,133,962  $  1,126,096
  Net income..........................................................................  $    100,621  $     88,774

NOTE G -- COMMITMENTS AND CONTINGENT LIABILITIES

    Under insurance guaranty fund laws, in most states, insurance companies doing business therein can be assessed up to prescribed limits for policyholder losses incurred by insolvent companies. Protective does not believe such assessments will be materially different from amounts already provided for in the financial statements. Most of these laws do provide, however, that an assessment may be excused or deferred if it would threaten an insurer's own financial strength.

    A number of civil jury verdicts have been returned against life and health insurers in the jurisdictions in which Protective does business involving the insurers' sales practices, alleged agent misconduct, failure to properly supervise agents, and other matters. Increasingly these lawsuits have resulted in the award of substantial judgments against the insurer that are disproportionate to the actual damages, including material amounts of punitive damages. In addition, in some class action and other lawsuits involving insurers' sales practices, insurers have made material settlement payments. In some states (including Alabama), juries have substantial discretion in awarding punitive damages which creates the potential for unpredictable material adverse judgments in any given punitive damage suit. Protective and its subsidiaries, like other life and health insurers, in the ordinary course of business, are involved in such litigation. Although the outcome of any litigation cannot be predicted with certainty, Protective believes that at the present time there are no pending or threatened lawsuits that are reasonably likely to have a material adverse effect on the financial position, results of operations, or liquidity of Protective.

NOTE H -- STOCKHOLDER'S EQUITY AND RESTRICTIONS

    At December 31, 1997, approximately $483 million of consolidated stockholder's equity excluding net unrealized gains and losses represented net assets of Protective that cannot be transferred in the form of dividends, loans, or advances to PLC. In general, dividends up to specified levels are considered ordinary and may be paid thirty days after written notice to the insurance commissioner of the state of domicile unless such commissioner objects to the dividend prior to the expiration of such period. Dividends in larger amounts are considered extraordinary and are subject to affirmative prior approval by such commissioner. The maximum amount that would qualify as ordinary dividends to PLC by Protective in 1998 is estimated to be $154 million.

NOTE I -- PREFERRED STOCK

    PLC owns all of the 2,000 shares of preferred stock issued by Protective's subsidiary, American Foundation. During 1996, American Foundation's articles of incorporation were amended such that the preferred stock is redeemable solely at the discretion of American Foundation. The stock pays, when and if declared, annual minimum cumulative dividends of $50 per share, and noncumulative participating

                       PROTECTIVE LIFE INSURANCE COMPANY

                (ALL DOLLAR AMOUNTS IN TABLES ARE IN THOUSANDS)

NOTE I -- PREFERRED STOCK (CONTINUED)
dividends to the extent American Foundation's statutory earnings for the immediately preceding fiscal year exceed $1 million. Dividends of $0.1 million were paid to PLC in 1997, 1996, and 1995.

NOTE J -- RELATED PARTY MATTERS

    On August 6, 1990, PLC announced that its Board of Directors approved the formation of an Employee Stock Ownership Plan ("ESOP"). On December 1, 1990, Protective transferred to the ESOP 520,000 shares of PLC's common stock held by it in exchange for a note. The outstanding balance of the note, $5.4 million at December 31, 1997, is accounted for as a reduction to stockholder's equity. The stock will be used to match employee contributions to PLC's existing 401(k) Plan. The ESOP shares are dividend paying. Dividends on the shares are used to pay the ESOP's note to Protective.

    Protective leases furnished office space and computers to affiliates. Lease revenues were $3.1 million in 1997, $3.7 million in 1996, and $3.1 million in 1995. Protective purchases data processing, legal, investment and management services from affiliates. The costs of such services were $51.6 million, $50.4 million, and $38.1 million, in 1997, 1996, and 1995, respectively. Commissions paid to affiliated marketing organizations of $5.2 million, $7.4 million, and $10.9 million, in 1997, 1996, and 1995, respectively, were included in deferred policy acquisition costs.

    Certain corporations with which PLC's directors were affiliated paid Protective premiums and policy fees for various types of group insurance. Such premiums and policy fees amounted to $21.4 million, $31.2 million, and $21.2 million, in 1997, 1996, and 1995, respectively. Protective and/or PLC paid commissions, interest, and service fees to these same corporations totaling $5.4 million, $5.0 million, and $5.3 million, in 1997, 1996, and 1995, respectively.

    For a discussion of indebtedness to related parties, see Note E.

NOTE K -- OPERATING SEGMENTS

    Protective operates seven divisions whose principal strategic focuses can be grouped into three general categories: Life Insurance, Specialty Insurance Products, and Retirement Savings and Investment Products. Each division has a senior officer of Protective responsible for its operations. A division is generally distinguished by products and/or channels of distribution. A brief description of each division follows.

LIFE INSURANCE

    ACQUISITIONS DIVISION. The Acquisitions Division focuses solely on acquiring, converting, and servicing business acquired from other companies. These acquisitions may be accomplished through acquisitions of companies or through the assumption or reinsurance of life insurance and related policies.

    INDIVIDUAL LIFE DIVISION. The Individual Life Division markets universal life and other life insurance products on a national basis through a network of independent insurance agents. The Division primarily utilizes a distribution system based on experienced independent producing general agents who are recruited by regional sales managers. In addition, the Division distributes insurance products in the life insurance brokerage market.

    WEST COAST DIVISION. The West Coast Division sells universal and traditional ordinary life products in the life insurance brokerage market and in the "bank owned life insurance" market. The Division primarily

                       PROTECTIVE LIFE INSURANCE COMPANY

                (ALL DOLLAR AMOUNTS IN TABLES ARE IN THOUSANDS)

NOTE K -- OPERATING SEGMENTS (CONTINUED) utilizes a distribution system comprised of brokerage general agencies with a network of independent life agents.

SPECIALTY INSURANCE PRODUCTS

    DENTAL AND CONSUMER BENEFITS DIVISION. The Division (formerly known as the Group Division) recently exited from the traditional group major medical business, fulfilling the Division's strategy to focus primarily on dental and related products. Accordingly, the Division was renamed the Dental and Consumer Benefits Division. The Division's primary focus is on indemnity dental products. The Division also markets group life and disability coverages, and administers an essentially closed block of individual cancer insurance policies.

    FINANCIAL INSTITUTIONS DIVISION. The Financial Institutions Division specializes in marketing credit life and disability insurance products through banks, consumer finance companies and automobile dealers. The Division markets through employee field representatives, independent brokers, and an affiliate. The Division also includes a small property casualty insurer that sells automobile extended warranty coverages.

RETIREMENT SAVINGS AND INVESTMENT PRODUCTS

    GUARANTEED INVESTMENT CONTRACTS DIVISION. The Guaranteed Investment Contracts ("GIC") Division markets GICs to 401(k) and other qualified retirement savings plans. The Division also offers related products, including guaranteed funding agreements offered to the trustees of municipal bond proceeds, floating rate contracts offered to trust departments, and long-term annuity contracts offered to fund certain state obligations.

    INVESTMENT PRODUCTS DIVISION. The Investment Products Division manufactures, sells, and supports fixed and variable annuity products. These products are primarily sold through stockbrokers, but are also sold through financial institutions and the Individual Life Division's agency sales force.

CORPORATE AND OTHER

    Protective has an additional business segment herein referred to as Corporate and Other. The Corporate and Other segment primarily consists of net investment income and expenses not attributable to the Divisions above (including net investment income on capital and interest on substantially all debt).

    Protective uses the same accounting policies and procedures to measure operating segment income and assets as it uses to measure its consolidated net income and assets. Operating segment income is generally income before income tax. Premiums and policy fees, other income, benefits and settlement expenses, and amortization of deferred policy acquisition costs are attributed directly to each operating segment. Net investment income is allocated based on directly related assets required for transacting the business of that segment. Realized investment gains (losses) and other operating expenses are allocated to the segments in a manner which most appropriately reflects the operations of that segment. Unallocated realized investment gains (losses) are deemed not to be associated with any specific segment.

    Assets are allocated based on policy liabilities and deferred policy acquisition costs directly attributable to each segment.

    There are no significant intersegment transactions.

    Operating segment income and assets for the years ended December 31 are as follows:

                       PROTECTIVE LIFE INSURANCE COMPANY

                (ALL DOLLAR AMOUNTS IN TABLES ARE IN THOUSANDS)

NOTE K -- OPERATING SEGMENTS (CONTINUED)

                 (This page has been left blank intentionally.)

                       PROTECTIVE LIFE INSURANCE COMPANY

                (ALL DOLLAR AMOUNTS IN TABLES ARE IN THOUSANDS)

NOTE K -- OPERATING SEGMENTS (CONTINUED)

                                        LIFE INSURANCE
                           -----------------------------------------
                                           INDIVIDUAL
OPERATING SEGMENT INCOME   ACQUISITIONS       LIFE       WEST COAST
-------------------------  -------------   -----------   -----------
1997
Premiums and policy
  fees...................    $  102,635    $   127,480   $   14,122
Net investment income....       110,155         54,593       30,194
Realized investment gains
  (losses)...............
Other income.............            10            617
                           -------------   -----------   -----------
    Total revenues.......       212,800        182,690       44,316
                           -------------   -----------   -----------
Benefits and settlement
  expenses...............       116,506        114,678       28,304
Amortization of deferred
  policy acquisition
  costs..................        16,606         27,354          961
Other operating
  expenses...............        23,016         18,178        6,849
                           -------------   -----------   -----------
    Total benefits and
     expenses............       156,128        160,210       36,114
                           -------------   -----------   -----------
Income before income
  tax....................        56,672         22,480        8,202
Income tax expense.......
                           -------------   -----------   -----------
Net income...............
                           -------------   -----------   -----------
1996
Premiums and policy
  fees...................    $  106,543    $   116,710
Net investment income....       106,015         48,442
Realized investment gains
  (losses)...............                        3,098
Other income.............           641          1,056
                           -------------   -----------   -----------
    Total revenues.......       213,199        169,306
                           -------------   -----------   -----------
Benefits and settlement
  expenses...............       118,181         96,404
Amortization of deferred
  policy acquisition
  costs..................        17,162         28,393
Other operating
  expenses...............        24,292         28,611
                           -------------   -----------   -----------
    Total benefits and
     expenses............       159,635        153,408
                           -------------   -----------   -----------
Income before income
  tax....................        53,564         15,898
Income tax expense.......
                           -------------   -----------   -----------
Net income...............
                           -------------   -----------   -----------
1995
Premiums and policy
  fees...................    $   98,501    $    99,018
Net investment income....        95,018         40,237
Realized investment gains
  (losses)...............
Other income.............            25            169
                           -------------   -----------   -----------
    Total revenues.......       193,544        139,424
                           -------------   -----------   -----------
Benefits and settlement
  expenses...............       100,016         80,067
Amortization of deferred
  policy acquisition
  costs..................        20,601         20,403
Other operating
  expenses...............        22,551         22,748
                           -------------   -----------   -----------
    Total benefits and
     expenses............       143,168        123,218
                           -------------   -----------   -----------
Income before income
  tax....................        50,376         16,206
Income tax expense.......
                           -------------   -----------   -----------
Net income...............
                           -------------   -----------   -----------
OPERATING SEGMENT ASSETS
-------------------------
1997
Investments and other
  assets.................    $1,401,294    $   960,316   $  910,030
Deferred policy
  acquisition costs......       138,052        252,321      108,126
                           -------------   -----------   -----------
Total assets.............    $1,539,346    $ 1,212,637   $1,018,156
                           -------------   -----------   -----------
1996
Investments and other
  assets.................    $1,423,081    $   814,728
Deferred policy
  acquisition costs......       156,172        220,232
                           -------------   -----------   -----------
Total assets.............    $1,579,253    $ 1,034,960
                           -------------   -----------   -----------
1995
Investments and other
  assets.................    $1,131,653    $   701,431
Deferred policy
  acquisition costs......       123,889        186,496
                           -------------   -----------   -----------
Total assets.............    $1,255,542    $   887,927
                           -------------   -----------   -----------

----------------------------------

(1) Adjustments represent the inclusion of unallocated realized investment gains (losses) and the recognition of income tax expense. There are no asset adjustments.

                       PROTECTIVE LIFE INSURANCE COMPANY

                (ALL DOLLAR AMOUNTS IN TABLES ARE IN THOUSANDS)

NOTE K -- OPERATING SEGMENTS (CONTINUED)

                               SPECIALTY INSURANCE         RETIREMENT SAVINGS AND
                                    PRODUCTS                 INVESTMENT PRODUCTS
                           ---------------------------   ---------------------------
                           DENTAL AND                     GUARANTEED                   CORPORATE
                            CONSUMER       FINANCIAL      INVESTMENT     INVESTMENT       AND                             TOTAL
                            BENEFITS     INSTITUTIONS     CONTRACTS       PRODUCTS       OTHER      ADJUSTMENTS(1)    CONSOLIDATED
                           -----------   -------------   ------------   ------------   ----------   ---------------   -------------
1997
Premiums and policy
  fees...................    $151,110       $ 72,263                    $   12,367      $    229                       $   480,206
Net investment income....      23,810         16,341     $  211,915        105,196         5,284                           557,488
Realized investment gains
  (losses)...............                                    (3,180)           589                       $4,415              1,824
Other income.............       1,278          3,033                          (192)        1,403                             6,149
                           -----------   -------------   ------------   ------------   ----------        ------       -------------
    Total revenues.......     176,198         91,637        208,735        117,960         6,916                         1,045,667
                           -----------   -------------   ------------   ------------   ----------        ------       -------------
Benefits and settlement
  expenses...............     110,148         27,643        179,235         82,019           339                           658,872
Amortization of deferred
  policy acquisition
  costs..................      15,711         30,812            618         15,110             3                           107,175
Other operating
  expenses...............      38,572         20,165          3,945         12,312         6,833                           129,870
                           -----------   -------------   ------------   ------------   ----------        ------       -------------
    Total benefits and
     expenses............     164,431         78,620        183,798        109,441         7,175                           895,917
                           -----------   -------------   ------------   ------------   ----------        ------       -------------
Income before income
  tax....................      11,767         13,017         24,937          8,519          (259)                          149,750
Income tax expense.......                                                                                52,302             52,302
                           -----------   -------------   ------------   ------------   ----------        ------       -------------
Net income...............                                                                                              $    97,448
                           -----------   -------------   ------------   ------------   ----------        ------       -------------
1996
Premiums and policy
  fees...................    $156,530       $ 73,422                    $    8,189      $    656                       $   462,050
Net investment income....      16,249         13,898     $  214,369         98,719         1,089                           498,781
Realized investment gains
  (losses)...............                                    (7,963)         3,858                       $6,517              5,510
Other income.............       2,193                                           56         1,064                             5,010
                           -----------   -------------   ------------   ------------   ----------        ------       -------------
    Total revenues.......     174,972         87,320        206,406        110,822         2,809                           971,351
                           -----------   -------------   ------------   ------------   ----------        ------       -------------
Benefits and settlement
  expenses...............     125,797         42,781        169,927         73,093           710                           626,893
Amortization of deferred
  policy acquisition
  costs..................       5,326         24,900            509         14,710             1                            91,001
Other operating
  expenses...............      43,028         10,673          3,840         13,196         4,508                           128,148
                           -----------   -------------   ------------   ------------   ----------        ------       -------------
    Total benefits and
     expenses............     174,151         78,354        174,276        100,999         5,219                           846,042
                           -----------   -------------   ------------   ------------   ----------        ------       -------------
Income before income
  tax....................         821          8,966         32,130          9,823        (2,410)                          125,309
Income tax expense.......                                                                                42,766             42,766
                           -----------   -------------   ------------   ------------   ----------        ------       -------------
Net income...............                                                                                              $    82,543
                           -----------   -------------   ------------   ------------   ----------        ------       -------------
1995
Premiums and policy
  fees...................    $142,483       $ 65,669                    $    4,566      $  1,445                       $   411,682
Net investment income....      14,329          9,276     $  203,376         95,661           536                           458,433
Realized investment gains
  (losses)...............                                    (3,908)         4,938                       $  921              1,951
Other income.............       2,451         (2,187)                         (181)        1,078                             1,355
                           -----------   -------------   ------------   ------------   ----------        ------       -------------
    Total revenues.......     159,263         72,758        199,468        104,984         3,059                           873,421
                           -----------   -------------   ------------   ------------   ----------        ------       -------------
Benefits and settlement
  expenses...............     109,447         24,020        165,963         72,111         1,476                           553,100
Amortization of deferred
  policy acquisition
  costs..................       3,052         26,809            386         11,446             3                            82,700
Other operating
  expenses...............      37,657         14,228          4,140         10,494         8,070                           119,888
                           -----------   -------------   ------------   ------------   ----------        ------       -------------
    Total benefits and
     expenses............     150,156         65,057        170,489         94,051         9,549                           755,688
                           -----------   -------------   ------------   ------------   ----------        ------       -------------
Income before income
  tax....................       9,107          7,701         28,979         10,933        (6,490)                          117,733
Income tax expense.......                                                                                40,037             40,037
                           -----------   -------------   ------------   ------------   ----------        ------       -------------
Net income...............                                                                                              $    77,696
                           -----------   -------------   ------------   ------------   ----------        ------       -------------
OPERATING SEGMENT ASSETS
-------------------------
1997
Investments and other
  assets.................    $208,071       $536,058     $2,887,732     $2,313,279      $525,896                       $ 9,742,676
Deferred policy
  acquisition costs......      22,459         52,836          1,785         56,074           952                           632,605
                           -----------   -------------   ------------   ------------   ----------        ------       -------------
Total assets.............    $230,530       $588,894     $2,889,517     $2,369,353      $526,848                       $10,375,281
                           -----------   -------------   ------------   ------------   ----------        ------       -------------
1996
Investments and other
  assets.................    $205,696       $312,826     $2,606,873     $1,821,250      $490,688                       $ 7,675,142
Deferred policy
  acquisition costs......      27,944         32,040          1,164         50,637            12                           488,201
                           -----------   -------------   ------------   ------------   ----------        ------       -------------
Total assets.............    $233,640       $344,866     $2,608,037     $1,871,887      $490,700                       $ 8,163,343
                           -----------   -------------   ------------   ------------   ----------        ------       -------------
1995
Investments and other
  assets.................    $215,248       $228,849     $2,535,946     $1,541,255      $414,128                       $ 6,768,510
Deferred policy
  acquisition costs......      24,974         36,283            993         37,534            14                           410,183
                           -----------   -------------   ------------   ------------   ----------        ------       -------------
Total assets.............    $240,222       $265,132     $2,536,939     $1,578,789      $414,142                       $ 7,178,693

                       PROTECTIVE LIFE INSURANCE COMPANY

                (ALL DOLLAR AMOUNTS IN TABLES ARE IN THOUSANDS)

NOTE K -- OPERATING SEGMENTS (CONTINUED)

                           -----------   -------------   ------------   ------------   ----------        ------       -------------

----------------------------------

                       PROTECTIVE LIFE INSURANCE COMPANY

                (ALL DOLLAR AMOUNTS IN TABLES ARE IN THOUSANDS)

NOTE L -- EMPLOYEE BENEFIT PLANS

    PLC has a defined benefit pension plan covering substantially all of its employees. The plan is not separable by affiliates participating in the plan. However, approximately 81% of the participants in the plan are employees of Protective. The benefits are based on years of service and the employee's highest thirty-six consecutive months of compensation. PLC's funding policy is to contribute amounts to the plan sufficient to meet the minimum finding requirements of ERISA plus such additional amounts as PLC may determine to be appropriate from time to time. Contributions are intended to provide not only for benefits attributed to service to date but also for those expected to be earned in the future.

    The actuarial present value of benefit obligations and the funded status of the plan taken as a whole at December 31 are as follows:

                                                                                                1997       1996
                                                                                              ---------  ---------
Accumulated benefit obligation, including vested benefits of $18,216 in 1997 and $14,720 in
  1996......................................................................................  $  19,351  $  15,475
                                                                                              ---------  ---------
Projected benefit obligation for service rendered to date...................................  $  30,612  $  25,196
Plan assets at fair value (group annuity contract with Protective)..........................     21,763     19,779
                                                                                              ---------  ---------
Plan assets less than the projected benefit obligation......................................     (8,849)    (5,417)
Unrecognized net loss from past experience different from that assumed......................      6,997      3,559
Unrecognized prior service cost.............................................................        605        705
Unrecognized net transition asset...........................................................        (51)       (67)
                                                                                              ---------  ---------
Net pension liability recognized in balance sheet...........................................  $  (1,298) $  (1,220)
                                                                                              ---------  ---------
                                                                                              ---------  ---------

    Net pension cost includes the following components for the years ended December 31:

                                                                                      1997       1996       1995
                                                                                    ---------  ---------  ---------
Service cost -- benefits earned during the year...................................  $   2,112  $   1,908  $   1,540
Interest cost on projected benefit obligation.....................................      2,036      1,793      1,636
Actual return on plan assets......................................................     (1,624)    (1,674)    (1,358)
Net amortization and deferral.....................................................         66        374        114
                                                                                    ---------  ---------  ---------
Net pension cost..................................................................  $   2,590  $   2,401  $   1,932
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------

    Protective's share of the net pension cost was $1.8 million, $1.5 million, and $1.2 million, in 1997, 1996, and 1995, respectively.

    Assumptions used to determine the benefit obligations as of December 31 were as follows:

                                                                                          1997       1996       1995
                                                                                        ---------  ---------  ---------
Weighted average discount rate........................................................       7.25%      7.75%      7.25%
Rates of increase in compensation level...............................................       5.25%      5.75%      5.25%
Expected long-term rate of return on assets...........................................       8.50%      8.50%      8.50%

    Assets of the pension plan are included in the general assets of Protective. Upon retirement, the amount of pension plan assets vested in the retiree is used to purchase a single premium annuity from

                       PROTECTIVE LIFE INSURANCE COMPANY

                (ALL DOLLAR AMOUNTS IN TABLES ARE IN THOUSANDS)

Protective in the retiree's name. Therefore, amounts presented above as plan assets exclude assets relating to retirees.

    PLC also sponsors an unfunded Excess Benefits Plan, which is a nonqualified plan that provides defined pension benefits in excess of limits imposed by federal income tax law. At December 31, 1997 and 1996, the projected benefit obligation of this plan totaled $10.0 million and $7.2 million, respectively.

    In addition to pension benefits, PLC provides limited healthcare benefits to eligible retired employees until age 65. The postretirement benefit is provided by an unfunded plan. At December 31, 1997 and 1996, the liability for such benefits totaled $1.3 million and $1.4 million, respectively. The expense recorded by PLC was $0.1 million in 1997 and 1996 and $0.2 million in 1995. PLC's obligation is not materially affected by a 1% change in the healthcare cost trend assumptions used in the calculation of the obligation.

    Life insurance benefits for retirees are provided through the purchase of life insurance policies upon retirement equal to the employees' annual compensation. This plan is partially funded at a maximum of $50,000 face amount of insurance.

    PLC sponsors a defined contribution plan which covers substantially all employees. Employee contributions are made on a before-tax basis as provided by
Section 401(k) of the Internal Revenue Code. In 1990, PLC established an Employee Stock Ownership Plan to match employee contributions to PLC's 401(k) Plan. In 1994, a stock bonus was added to the 401(k) Plan for employees who are not otherwise under a bonus plan. Expense related to the ESOP consists of the cost of the shares allocated to participating employees plus the interest expense on the ESOP's note payable to Protective less dividends on shares held by the ESOP. At December 31, 1997, PLC had committed 47,523 shares to be released to fund employee benefits. The expense recorded by PLC for these employee benefits was less than $0.1 million, $1.0 million, and $0.7 million, in 1997, 1996, and 1995, respectively.

NOTE M -- STOCK BASED COMPENSATION

    Certain Protective employees participate in PLC's Performance Share Plan and receive stock appreciation rights (SARs) from PLC.

    Since 1973 PLC has had a Performance Share Plan to motivate senior management to focus on PLC's long-range earnings performance. The criterion for payment of performance share awards is based upon a comparison of PLC's average return on average equity over a four year award period (earlier upon the death, disability or retirement of the executive, or in certain circumstances, of a change in control of PLC) to that of a comparison group of publicly held life insurance companies, multiline insurers, and insurance holding companies. If PLC's results are below the median of the comparison group, no portion of the award is earned. If PLC's results are at or above the 90th percentile, the award maximum is earned. Under the plan approved by stockholders in 1992, up to 3,200,000 shares may be issued in payment of awards. The number of shares granted in 1997, 1996, and 1995 were 49,390, 52,290, and 72,610 shares, respectively, having an approximate market value on the grant date of $2.0 million, $1.8 million, and $1.6 million, respectively. At December 31, 1997, outstanding awards measured at target and maximum payouts were 261,318 and 353,385 shares, respectively. The expense recorded by PLC for the Performance Share Plan was $2.7 million, $3.0 million, and $2.9 million in 1997, 1996, and 1995, respectively.

    During 1996, stock appreciation rights (SARs) were granted to certain executives of PLC to provide long-term incentive compensation based on the performance of PLC's Common Stock. Under this arrangement PLC will pay (in shares of PLC Common Stock) an amount equal to the difference between the specified base price of PLC's Common Stock and the market value at the exercise date. The SARs are exercisable after five years (earlier upon the death, disability or retirement of the executive, or in certain

                       PROTECTIVE LIFE INSURANCE COMPANY

                (ALL DOLLAR AMOUNTS IN TABLES ARE IN THOUSANDS)

NOTE M -- STOCK BASED COMPENSATION (CONTINUED) circumstances, of a change in control of PLC) and expire in 2006 or upon termination of employment. The number of SARs granted during 1996 and outstanding at December 31, 1997 was 337,500. The SARs have a base price of $34.875 per share of PLC Common Stock (the market price on the grant date was $35.00 per share). The estimated fair value of the SARs on the grant date was $3.0 million. This estimate was derived using the Roll-Geske variation of the Black-Sholes option pricing model. Assumptions used in the pricing model are as follows: expected volatility rate of 15% (approximately equal to that of the S & P Life Insurance Index), a risk free interest rate of 6.35%, a dividend yield rate of 1.97%, and an expected exercise date of August 15, 2002. The expense recorded by PLC for the SARs was $0.6 million in 1997 and $0.2 million in 1996.

NOTE N -- REINSURANCE

    Protective assumes risks from and reinsures certain parts of its risks with other insurers under yearly renewable term, coinsurance, and modified coinsurance agreements. Yearly renewable term and coinsurance agreements are accounted for by passing a portion of the risk to the reinsurer. Generally, the reinsurer receives a proportionate part of the premiums less commissions and is liable for a corresponding part of all benefit payments. Modified coinsurance is accounted for similarly to coinsurance except that the liability for future policy benefits is held by the original company, and settlements are made on a net basis between the companies. While the amount retained on an individual life will vary based upon age and mortality prospects of the risk Protective, generally, will not carry more than $500,000 individual life insurance on a single risk. In many cases, the retention is less.

    Protective has reinsured approximately $34.1 billion, $18.8 billion, and $17.5 billion in face amount of life insurance risks with other insurers representing $147.2 million, $113.5 million, and $116.1 million of premium income for 1997, 1996, and 1995, respectively. Protective has also reinsured accident and health risks representing $187.7 million, $194.7 million, and $217.1 million of premium income for 1997, 1996, and 1995, respectively. In 1997 and 1996, policy and claim reserves relating to insurance ceded of $485.8 million and $325.9 million respectively are included in reinsurance receivables. Should any of the reinsurers be unable to meet its obligation at the time of the claim, obligation to pay such claim would remain with Protective. At December 31, 1997 and 1996, Protective had paid $25.6 million and $6.7 million, respectively, of ceded benefits which are recoverable from reinsurers. In addition, at December 31, 1997, Protective had receivables of $80.3 million related to insurance assumed.

    A substantial portion of Protective's new credit insurance sales are being reinsured. Included in the preceding paragraph are credit life and credit accident and health insurance premiums of $96.7 million, $103.0 million, and $125.8 million for 1997, 1996 and 1995, respectively, and reserves which were ceded of $238.8 million and $135.8 million during 1997 and 1996, respectively.

                       PROTECTIVE LIFE INSURANCE COMPANY

                (ALL DOLLAR AMOUNTS IN TABLES ARE IN THOUSANDS)

NOTE O -- ESTIMATED MARKET VALUES OF FINANCIAL INSTRUMENTS

    The carrying amount and estimated market values of Protective's financial instruments at December 31 are as follows:

                                                      1997                            1996
                                          -----------------------------   -----------------------------
                                            CARRYING        ESTIMATED       CARRYING        ESTIMATED
                                             AMOUNT       MARKET VALUES      AMOUNT       MARKET VALUES
                                          -------------   -------------   -------------   -------------
Assets (see Notes A and C):
Investments:
  Fixed maturities......................  $   6,348,252   $   6,348,252   $   4,662,997   $   4,662,997
  Equity securities.....................         15,006          15,006          35,250          35,250
  Mortgage loans on real estate.........      1,313,478       1,405,474       1,503,781       1,581,694
  Short-term investments................         54,337          54,337         101,215         101,215
Cash....................................         39,197          39,197         114,384         114,384
Liabilities (see Notes A and E):
  Guaranteed investment contract
    deposits............................      2,684,676       2,687,331       2,474,728       2,462,036
  Annuity deposits......................      1,511,553       1,494,600       1,331,067       1,322,304
Other (see Note A):
  Futures contracts.....................                                                         (1,708)
  Interest rate swaps...................                           (145)                           (679)
  Options...............................                            234

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

    The expenses of the issuance and distribution of the Contracts, other than any underwriting discounts and commissions, are as follows:

Securities and Exchange Commission Registration Fees.............  $  68,965.52
Printing and engraving...........................................        70,000
Accounting fees and expenses.....................................        20,000
Legal fees and expenses..........................................        20,000
Miscellaneous....................................................             0
                                                                   ------------
      TOTAL EXPENSES.............................................  $  68,965.52
                                                                   ------------
                                                                   ------------

------------------------

*Estimated.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 6.5 of Article VI of the Certificate of Incorporation of PLC provides, in substance, that any of PLC's directors and officers and certain directors and officers of Protective, who is a party or is threatened to be made a party to any action, suit or proceeding, other than an action by or in the right of PLC, by reason of the fact that he is or was an officer or director, shall be indemnified by PLC against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of PLC and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. If the action or suit is or was by or in the right of PLC to procure a judgment in its favor, such person shall be indemnified by PLC against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to PLC unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. To the extent that any officer or director has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any issue or matter therein, he shall be indemnified by PLC against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith without the necessity of any action being taken by PLC other than the determination, in good faith, that such defense has been successful. In all other cases, unless ordered by a court, indemnification shall be made by PLC only as authorized in the specific case upon a determination that indemnification of the officer or director is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (c) by the holders of a majority of the shares of capital stock of PLC entitled to vote thereon. By means of a by-law, Protective offers its directors and certain executive officers similar indemnification.

    In addition, the executive officers and directors are insured by PLC's Directors' and Officers' Liability Insurance Policy including Company Reimbursement and are indemnified by a written contract with PLC which supplements such coverage.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

    Not applicable.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  EXHIBIT
   NUMBER                                               DESCRIPTION                                      METHOD OF FILING
------------          --------------------------------------------------------------------------------   ----------------
    *  1(a)     --    Underwriting Agreement
*****  1(b)     --    Form of Distribution Agreement
 ****  2        --    Stock Purchase Agreement
    *  3(a)     --    Articles of Incorporation
    *  3(b)     --    By-laws
   **  4(a)     --    Group Modified Guaranteed Annuity Contract
  ***  4(b)     --    Individual Certificate
   **  4(h)     --    Tax-Sheltered Annuity Endorsement
   **  4(i)     --    Qualified Retirement Plan Endorsement
   **  4(j)     --    Individual Retirement Annuity Endorsement
   **  4(l)     --    Section 457 Deferred Compensation Plan Endorsement
    *  4(m)     --    Qualified Plan Endorsement
   **  4(n)     --    Application for Individual Certificate
   **  4(o)     --    Adoption Agreement for Participation in Group Modified Guaranteed Annuity
  ***  4(p)     --    Individual Modified Guaranteed Annuity Contract
   **  4(q)     --    Application for Individual Modified Guaranteed Annuity Contract
   **  4(r)     --    Tax-Sheltered Annuity Endorsement
   **  4(s)     --    Individual Retirement Annuity Endorsement
   **  4(t)     --    Section 457 Deferred Compensation Plan Endorsement
   **  4(v)     --    Qualified Retirement Plan Endorsement
 ****  4(w)     --    Endorsement -- Group Policy
 ****  4(x)     --    Endorsement -- Certificate
 ****  4(y)     --    Endorsement -- Individual Contract
 ****  4(z)     --    Endorsement (Annuity Deposits) -- Group Policy
 ****  4(aa)    --    Endorsement (Annuity Deposits) -- Certificate
 ****  4(bb)    --    Endorsement (Annuity Deposits) -- Individual Contract
   **  4(cc)    --    Endorsement -- Individual
   **  4(dd)    --    Endorsement -- Group Contract/Certificate
*****  4(ee)    --    Endorsement (96) -- Individual
*****  4(ff)    --    Endorsement (96) -- Group Contract
*****  4(gg)    --    Endorsement (96) -- Group Certificate
*****  4(hh)    --    Individual Modified Guaranteed Annuity Contract (96)
       4(ii)    --    Settlement Endorsement
    *  5        --    Opinion re legality
    * 10(a)     --    Bond Purchase Agreement
    * 10(b)     --    Escrow Agreement
      24(a)     --    Consent of Coopers & Lybrand L.L.P.
      24(b)     --    Consent of Sutherland, Asbill & Brennan, L.L.P.
      25        --    Power of Attorney

------------------------

    *Previously filed in Form S-1 Registration Statement, Registration No.
     33-31940.

   **Previously filed in Amendment No. 1 to Form S-1 Registration Statement,
     Registration No. 33-31940.

  ***Previously filed in Amendment No. 2 to Form S-1 Registration Statement,
     Registration No. 33-31940.

 ****Previously filed in Amendment No. 2 to Form S-1 Registration Statement,
     Registration No. 33-57052.

*****Previously filed in Form S-1 Registration Statement, Registration No.
     333-02249.

 FINANCIAL
 STATEMENTS
 SCHEDULES                            FILED WITH THIS AMENDMENT
------------         -----------------------------------------------------------
Schedule III   --    Supplementary Insurance Information
Schedule IV    --    Reinsurance

    Schedules other than those referred to above are not required or are inapplicable and therefore have been omitted.

ITEM 17.  UNDERTAKINGS.

    (A)  The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of a managing underwriter;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama on April 13, 1998.

                                PROTECTIVE LIFE INSURANCE COMPANY

                                By:               /s/ JOHN D. JOHNS
                                      -----------------------------------------
                                                    John D. Johns
                                                      President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:

                    SIGNATURE                                           TITLE                             DATE
--------------------------------------------------  ----------------------------------------------  ----------------

(i)        Principal Executive Officer

                              *                     Chairman of the Board                             April 13, 1998
               -------------------------------
                     Drayton Nabers, Jr.

(ii)       Principal Financial Officer

                      /s/ JOHN D. JOHNS             President and                                     April 13, 1998
               -------------------------------        Chief Financial Officer
                        John D. Johns

(iii)      Principal Accounting Officer

                     /s/ JERRY W. DEFOOR            Vice President and Controller,                    April 13, 1998
               -------------------------------        and Chief Accounting Officer
                       Jerry W. DeFoor

(iv)       Board of Directors:

                              *                     Director                                          April 13, 1998
               -------------------------------
                     Drayton Nabers, Jr.

                      /s/ JOHN D. JOHNS             Director                                          April 13, 1998
               -------------------------------
                        John D. Johns
                              *                     Director                                          April 13, 1998
               -------------------------------
                      R. Stephen Briggs

                              *                     Director                                          April 13, 1998
               -------------------------------
                      Jim E. Massengale

                              *                     Director                                          April 13, 1998
               -------------------------------
                      Wayne E. Stuenkel

                              *                     Director                                          April 13, 1998
               -------------------------------
                     A. S. Williams III

                    SIGNATURE                                           TITLE                             DATE
--------------------------------------------------  ----------------------------------------------  ----------------
                              *                     Director                                          April 13, 1998
               -------------------------------
                       Deborah J. Long

                              *                     Director                                          April 13, 1998
               -------------------------------
                        Carolyn King

                              *                     Director                                          April 13, 1998
               -------------------------------
                      Richard J. Bielen

                              *                     Director                                          April 13, 1998
               -------------------------------
                      Danny L. Bentley

*By:                /s/ STEVE M. CALLAWAY                                                             April 13, 1998
               -------------------------------
                      Steve M. Callaway
                      ATTORNEY-IN-FACT

              SCHEDULE III -- SUPPLEMENTARY INSURANCE INFORMATION

               PROTECTIVE LIFE INSURANCE COMPANY AND SUBSIDIARIES

                                 (IN THOUSANDS)

------------------------------------------------------------------------------------------------------------
                   COL. A                        COL. B        COL. C     COL. D       COL. E        COL. F
------------------------------------------------------------------------------------------------------------
                                                                                      GIC AND
                                                                                      ANNUITY
                                                DEFERRED       FUTURE               DEPOSITS AND    PREMIUMS
                                                 POLICY        POLICY                  OTHER          AND
                                               ACQUISITION    BENEFITS   UNEARNED  POLICYHOLDERS'    POLICY
                   SEGMENT                        COSTS      AND COSTS   PREMIUMS      FUNDS          FEES
---------------------------------------------  -----------   ----------  --------  --------------   --------
Year Ended December 31, 1997:
Life Insurance
  Acquisitions...............................   $138,052     $1,025,340  $ 1,437     $  311,150     $102,635
  Individual Life............................    252,321        920,924      356         16,334     127,480
  West Coast.................................    108,126        739,463        0         95,495      14,122
Specialty Insurance Products
  Dental and Consumer Benefits...............     22,459        120,925    2,536         80,654     151,110
  Financial Institutions.....................     52,836        159,422  391,085          6,791      72,263
Retirement Savings and Investment Products
  Guaranteed Investment Contracts............      1,785        180,690        0      2,684,676           0
  Investment Products........................     56,074        177,150        0      1,184,268      12,367
Corporate and Other..........................        952            380    1,282            185         229
Unallocated Realized Investment Gains
  (Losses)...................................          0              0        0              0           0
                                               -----------   ----------  --------  --------------   --------
    TOTAL....................................   $632,605     $3,324,294  $396,696    $4,379,553     $480,206
                                               -----------   ----------  --------  --------------   --------
                                               -----------   ----------  --------  --------------   --------
Year Ended December 31, 1996:
Life Insurance
  Acquisitions...............................   $156,172     $1,117,159  $ 1,087     $  251,450     $106,543
  Individual Life............................    220,232        793,370      685         15,577     116,710
Specialty Insurance Products
  Dental and Consumer Benefits...............     27,944        119,010    2,572         83,632     156,530
  Financial Institutions.....................     32,040        119,242  253,154          1,880      73,422
Retirement Savings and Investment Products
  Guaranteed Investment Contracts............      1,164        149,755        0      2,474,728           0
  Investment Products........................     50,637        149,743        0      1,120,557       8,189
Corporate and Other..........................         12            170       55            192         656
Unallocated Realized Investment Gains
  (Losses)...................................          0              0        0              0           0
                                               -----------   ----------  --------  --------------   --------
    TOTAL....................................   $488,201     $2,448,449  $257,553    $3,948,016     $462,050
                                               -----------   ----------  --------  --------------   --------
                                               -----------   ----------  --------  --------------   --------
Year Ended December 31, 1995:
Life Insurance
  Acquisitions...............................   $123,889     $  851,994  $   590     $  250,550     $98,501
  Individual Life............................    186,496        672,569      336         14,709      99,018
Specialty Insurance Products
  Dental and Consumer Benefits...............     24,974        123,279    2,806         85,925     142,483
  Financial Institutions.....................     36,283         84,162  189,973          1,495      65,669
Retirement Savings and Investment Products
  Guaranteed Investment Contracts............        993         68,704        0      2,451,693           0
  Investment Products........................     37,534        127,104        0      1,061,507       4,566
Corporate and Other..........................         14            342       62            263       1,445
Unallocated Realized Investment Gains
  (Losses)...................................          0              0        0              0           0
                                               -----------   ----------  --------  --------------   --------
    TOTAL....................................   $410,183     $1,928,154  $193,767    $3,866,142     $411,682
                                               -----------   ----------  --------  --------------   --------
                                               -----------   ----------  --------  --------------   --------

---------------------------------------------
                   COL. A                        COL. G                    COL. H       COL. I         COL. J
---------------------------------------------

                                                                                      AMORTIZATION
                                                             REALIZED     BENEFITS    OF DEFERRED
                                                  NET       INVESTMENT      AND         POLICY         OTHER
                                               INVESTMENT     GAINS      SETTLEMENT   ACQUISITION    OPERATING
                   SEGMENT                     INCOME (1)    (LOSSES)     EXPENSES       COSTS      EXPENSES (1)
---------------------------------------------  ----------   ----------   ----------   -----------   ------------
Year Ended December 31, 1997:
Life Insurance
  Acquisitions...............................   $110,155     $     0      $116,506    $ 16,606        $ 23,016
  Individual Life............................     54,593           0       114,678      27,354          18,178
  West Coast.................................     30,194           0        28,304         961           6,849
Specialty Insurance Products
  Dental and Consumer Benefits...............     23,810           0       110,148      15,711          38,572
  Financial Institutions.....................     16,341           0        27,643      30,812          20,165
Retirement Savings and Investment Products
  Guaranteed Investment Contracts............    211,915      (3,180)      179,235         618           3,945
  Investment Products........................    105,196         589        82,019      15,110          12,312
Corporate and Other..........................      5,284           0           339           3           6,833
Unallocated Realized Investment Gains
  (Losses)...................................          0       4,415             0           0               0
                                               ----------   ----------   ----------   -----------   ------------
    TOTAL....................................   $557,488     $ 1,824      $658,872    $107,175        $129,870
                                               ----------   ----------   ----------   -----------   ------------
                                               ----------   ----------   ----------   -----------   ------------
Year Ended December 31, 1996:
Life Insurance
  Acquisitions...............................   $106,015     $     0      $118,181    $ 17,162        $ 24,292
  Individual Life............................     48,442       3,098        96,404      28,393          28,611
Specialty Insurance Products
  Dental and Consumer Benefits...............     16,249           0       125,797       5,326          43,027
  Financial Institutions.....................     13,898           0        42,781      24,900          10,673
Retirement Savings and Investment Products
  Guaranteed Investment Contracts............    214,369      (7,963)      169,927         509           3,840
  Investment Products........................     98,719       3,858        73,093      14,710          13,197
Corporate and Other..........................      1,089           0           710           1           4,508
Unallocated Realized Investment Gains
  (Losses)...................................          0       6,517             0           0               0
                                               ----------   ----------   ----------   -----------   ------------
    TOTAL....................................   $498,781     $ 5,510      $626,893    $ 91,001        $128,148
                                               ----------   ----------   ----------   -----------   ------------
                                               ----------   ----------   ----------   -----------   ------------
Year Ended December 31, 1995:
Life Insurance
  Acquisitions...............................   $ 95,018     $     0      $100,016    $ 20,601        $ 22,551
  Individual Life............................     40,237           0        80,067      20,403          22,748
Specialty Insurance Products
  Dental and Consumer Benefits...............     14,329           0       109,447       3,052          37,657
  Financial Institutions.....................      9,276           0        24,020      26,809          14,229
Retirement Savings and Investment Products
  Guaranteed Investment Contracts............    203,376      (3,908)      165,963         386           4,140
  Investment Products........................     95,661       4,938        72,111      11,446          10,494
Corporate and Other..........................        536           0         1,476           3           8,069
Unallocated Realized Investment Gains
  (Losses)...................................          0         921             0           0               0
                                               ----------   ----------   ----------   -----------   ------------
    TOTAL....................................   $458,433     $ 1,951      $553,100    $ 82,700        $119,888
                                               ----------   ----------   ----------   -----------   ------------
                                               ----------   ----------   ----------   -----------   ------------

------------------------

(1) Allocations of Net Investment Income and Other Operating Expenses are based on a number of assumptions and estimates and results would change if different methods were applied.

                           SCHEDULE IV -- REINSURANCE

               PROTECTIVE LIFE INSURANCE COMPANY AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

----------------------------------------------------------------------------------------------------------------------------
                   COL. A                         COL. B          COL. C          COL. D          COL. E          COL. F
----------------------------------------------------------------------------------------------------------------------------
                                                                                                                PERCENTAGE
                                                                 CEDED TO         ASSUMED                        OF AMOUNT
                                                   GROSS           OTHER        FROM OTHER          NET           ASSUMED
                                                  AMOUNT         COMPANIES       COMPANIES        AMOUNT          TO NET
                                               -------------   -------------   -------------   -------------   -------------
Year Ended December 31, 1997:
  Life insurance in force....................  $  78,240,282   $  34,139,554   $  11,013,202   $  55,113,930           20.0%
                                               -------------   -------------   -------------   -------------            ---
                                               -------------   -------------   -------------   -------------            ---
Premiums and policy fees:
  Life insurance.............................  $     387,108   $     147,184   $      74,738   $     314,662           23.8%
  Accident and health insurance..............        336,575         187,539          10,510         159,546            6.7%
  Property and liability insurance...........          6,139             176              35           5,998            0.6%
                                               -------------   -------------   -------------   -------------
  TOTAL......................................  $     729,822   $     334,899   $      85,283   $     480,206
                                               -------------   -------------   -------------   -------------
                                               -------------   -------------   -------------   -------------
Year Ended December 31, 1996:
  Life insurance in force....................  $  53,052,020   $  18,840,221   $  16,275,386   $  50,487,185           32.2%
                                               -------------   -------------   -------------   -------------            ---
                                               -------------   -------------   -------------   -------------            ---
Premiums and policy fees:
  Life insurance.............................  $     272,331   $     113,487   $     129,717   $     288,561           45.0%
  Accident and health insurance..............        338,709         194,687          29,467         173,489           17.0%
                                               -------------   -------------   -------------   -------------
  TOTAL......................................  $     611,040   $     308,174   $     159,184   $     462,050
                                               -------------   -------------   -------------   -------------
                                               -------------   -------------   -------------   -------------
Year Ended December 31, 1995:
  Life insurance in force....................  $  50,346,719   $  17,524,366   $  11,537,144   $  44,359,497           26.0%
                                               -------------   -------------   -------------   -------------            ---
                                               -------------   -------------   -------------   -------------            ---
Premiums and policy fees:
  Life insurance.............................  $     308,422   $     116,091   $      66,565   $     258,896           25.7%
  Accident and health insurance..............        356,285         217,082          13,583         152,786            8.9%
                                               -------------   -------------   -------------   -------------
  TOTAL......................................  $     664,707   $     333,173   $      80,148   $     411,682
                                               -------------   -------------   -------------   -------------
                                               -------------   -------------   -------------   -------------

                                 EXHIBIT INDEX

                                                                      PAGE IN SEQUENTIAL
                                                                       NUMBERING SYSTEM
NUMBER                            DESCRIPTION                        WHERE EXHIBIT LOCATED
------      -------------------------------------------------------  ---------------------
 1(a)    -- Underwriting Agreement                                              *
 1(b)    -- Form of Distribution Agreement                                  *****
 2       -- Stock Purchase Agreement                                         ****
 3(a)    -- Articles of Incorporation                                           *
 3(b)    -- By-laws                                                             *
 4(a)    -- Group Modified Guaranteed Annuity Contract                         **
 4(b)    -- Individual Certificate                                            ***
 4(h)    -- Tax-Sheltered Annuity Endorsement                                  **
 4(i)    -- Qualified Retirement Plan Endorsement                              **
 4(j)    -- Individual Retirement Annuity Endorsement                          **
 4(l)    -- Section 457 Deferred Compensation Plan Endorsement                 **
 4(m)    -- Qualified Plan Endorsement                                          *
 4(n)    -- Application for Individual Certificate                             **
 4(o)    -- Adoption Agreement for Participation in Group Modified             **
            Guaranteed Annuity
 4(p)    -- Individual Modified Guaranteed Annuity Contract                   ***
 4(q)    -- Application for Individual Modified Guaranteed Annuity             **
            Contract
 4(r)    -- Tax-Sheltered Annuity Endorsement                                  **
 4(s)    -- Individual Retirement Annuity Endorsement                          **
 4(t)    -- Section 457 Deferred Compensation Plan Endorsement                 **
 4(v)    -- Qualified Retirement Plan Endorsement                              **
 4(w)    -- Endorsement -- Group Policy                                      ****
 4(x)    -- Endorsement -- Certificate                                       ****
 4(y)    -- Endorsement -- Individual Contract                               ****
 4(z)    -- Endorsement (Annuity Deposits) -- Group Policy                   ****
 4(aa)   -- Endorsement (Annuity Deposits) -- Certificate                    ****
 4(bb)   -- Endorsement (Annuity Deposits) -- Individual Contract            ****
 4(cc)   -- Endorsement -- Individual                                          **
 4(dd)   -- Endorsement -- Group Contract/Certificate                          **
 4(ee)   -- Endorsement (96) -- Individual                                  *****
 4(ff)   -- Endorsement (96) -- Group Contract                              *****
 4(gg)   -- Endorsement (96) -- Group Certificate                           *****
 4(hh)   -- Individual Modified Guaranteed Annuity Contract (96)            *****
 4(ii)   -- Settlement Endorsement                                         ******
 5       -- Opinion re legality                                                 *
10(a)    -- Bond Purchase Agreement                                             *
10(b)    -- Escrow Agreement                                                    *
24(a)    -- Consent of Coopers & Lybrand L.L.P.
24(b)    -- Consent of Sutherland, Asbill & Brennan, L.L.P.
25       -- Power of Attorney

------------------------

     *Previously filed in Form S-1 Registration Statement, Registration No. 33-31940.

    **Previously filed in Amendment No. 1 to Form S-1 Registration Statement, Registration
     No. 33-31940.

   ***Previously filed in Amendment No. 2 to Form S-1 Registration Statement, Registration
     No. 33-31940.

  ****Previously filed in Amendment No. 2 to Form S-1 Registration Statement, Registration
     No. 33-57052.

 *****Previously filed in Form S-1 Registration Statement, Registration No.
      333-02249.

******Previously filed in Amendment No. 1 to Registration Statement,
      Registration No. 333-02249.